CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Aggregate Offering Price	Amount of Registration Fee(1)
4.292% Fixed Rate/Floating Rate Senior Unsecured Notes due 2026	$2,500,000,000	$311,250
Floating Rate Senior Unsecured Notes due 2021	$2,000,000,000	$249,000
Floating Rate Senior Unsecured Notes due 2026	$750,000,000	$93,375
Total	$5,250,000,000	$653,625

(1)	Calculated in accordance with Rule 457(o) of the Securities Act of 1933

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-223191

PROSPECTUS SUPPLEMENT

(To prospectus dated February 23, 2018)

HSBC Holdings plc

$2,500,000,000 4.292% Fixed Rate/Floating Rate Senior Unsecured Notes due 2026

$2,000,000,000 Floating Rate Senior Unsecured Notes due 2021

$750,000,000 Floating Rate Senior Unsecured Notes due 2026

We are offering $2,500,000,000 principal amount of 4.292% Fixed Rate/Floating Rate Senior Unsecured Notes due 2026 (the “Fixed/Floating Rate Notes”), $2,000,000,000 principal amount of Floating Rate Senior Unsecured Notes due 2021 (the “2021 Floating Rate Notes”) and $750,000,000 principal amount of Floating Rate Senior Unsecured Notes due 2026 (the “2026 Floating Rate Notes”). The Notes (as defined below) will be issued pursuant to the indenture dated as of August 26, 2009 (as amended or supplemented from time to time), as amended and supplemented by a ninth supplemental indenture, which is expected to be entered into on September 12, 2018 (the indenture, together with the ninth supplemental indenture, the “Indenture”). The “Notes” means any of the Fixed/Floating Rate Notes, the 2021 Floating Rate Notes or the 2026 Floating Rate Notes, as applicable.

From (and including) the issue date to (but excluding) September 12, 2025, we will pay interest semi-annually in arrear on the Fixed/Floating Rate Notes on March 12 and September 12 of each year, beginning on March 12, 2019, at a rate of 4.292% per annum. Thereafter, we will pay interest quarterly in arrear on the Fixed/Floating Rate Notes on December 12, 2025, March 12, 2026, June 12, 2026 and September 12, 2026 at a floating rate equal to the three-month U.S. dollar London interbank offered rate (“LIBOR”), plus 1.34771% per annum. The Fixed/Floating Rate Notes will mature on September 12, 2026.

We will pay interest quarterly in arrear on the 2021 Floating Rate Notes on March 12, June 12, September 12 and December 12 of each year, beginning on December 12, 2018, at a floating rate equal to three-month LIBOR, plus 0.650% per annum. The 2021 Floating Rate Notes will mature on September 11, 2021.

We will pay interest quarterly in arrear on the 2026 Floating Rate Notes on March 12, June 12, September 12 and December 12 of each year, beginning on December 12, 2018, at a floating rate equal to three-month LIBOR, plus 1.380% per annum. The 2026 Floating Rate Notes will mature on September 12, 2026.

If LIBOR ceases to be calculated or administered for publication, the Independent Financial Adviser (as defined herein) or, if we are unable to appoint the Independent Financial Adviser or if the Independent Financial Adviser fails to determine an alternative rate prior to the relevant date, we may select an Alternative Base Rate (as defined herein) and the manner in which the floating interest rate is calculated or determined may be varied, as described in this prospectus supplement.

We may redeem the Fixed/Floating Rate Notes, the 2021 Floating Rate Notes and the 2026 Floating Rate Notes on September 12, 2025, September 11, 2020 and September 12, 2025, respectively, in each case, in whole (but not in part) at 100% of their principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption.

We may redeem the Notes in whole (but not in part) at 100% of their principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption upon the occurrence of certain tax events as described in this prospectus supplement and the accompanying prospectus.

Upon the occurrence of a Loss Absorption Disqualification Event (as defined herein), the events of default and defaults under the Notes will be varied as described in this prospectus supplement.

By its acquisition of the Notes, each noteholder (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree, notwithstanding any other term of the Notes, the Indenture or any other agreements, arrangements or understandings between us and any noteholder, to be bound by (a) the effect of the exercise of any UK bail-in power (as defined herein) by the relevant UK resolution authority (as defined herein); and (b) the variation of the terms of the Notes or the Indenture, if necessary, to give effect to the exercise of any UK bail-in power by the relevant UK resolution authority. No repayment or payment of Amounts Due (as defined below) will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. For these purposes, “Amounts Due” are the principal amount of, and any accrued but unpaid interest, including any Additional Amounts (as defined herein), on, the Notes. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of any UK bail-in power by the relevant UK resolution authority. See “Description of the Notes—Agreement with Respect to the Exercise of UK Bail-in Power.” Moreover, each noteholder (which, for these purposes, includes each beneficial owner) will consent to the exercise of the UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the Notes.

By its acquisition of the Notes, each noteholder (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree to be bound by the Independent Financial Adviser’s or our determination of the Alternative Base Rate, the Alternative Screen Page (as defined herein) and any Floating Rate Calculation Changes (as defined herein), including as may occur without any prior notice from us and without the need for us to obtain any further consent from such noteholder.

By its acquisition of the Notes, each noteholder (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree to be bound by the variation of the events of default and defaults on the occurrence of a Loss Absorption Disqualification Event (including as may occur without any prior notice from us), without the need for us to obtain any further consent from such noteholder. See “Description of the Notes—Events of Default and Defaults.”

By its acquisition of the Notes, each noteholder (which, for these purposes, includes each beneficial owner), to the extent permitted by the Trust Indenture Act of 1939, as amended, will waive any and all claims, in law and/or in equity, against The Bank of New York Mellon, London Branch, as trustee, for, agree not to initiate a suit against the trustee in respect of, and agree that the trustee will not be liable for, (i) any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Notes or (ii) in connection with the variation of the events of default and defaults on the occurrence of a Loss Absorption Disqualification Event.

Application will be made to list the Notes on the New York Stock Exchange. Trading on the New York Stock Exchange is expected to begin within 30 days of the initial delivery of the Notes.

The Notes are not deposit liabilities of HSBC Holdings plc and are not covered by the United Kingdom Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United Kingdom, the United States or any other jurisdiction.

Investing in the Notes involves certain risks. See “Risk Factors” beginning on Page S-16.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Unless otherwise defined, terms that are defined in “Description of the Notes” beginning on page S-28 have the same meaning when used on this cover page.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the related prospectus. Any representation to the contrary is a criminal offense.

	Per Fixed/ Floating Rate Note	Total	Per 2021 Floating Rate Note	Total	Per 2026 Floating Rate Note	Total
Public Offering Price(1)	100.000%	$2,500,000,000	100.000%	$2,000,000,000	100.000%	$750,000,000
Underwriting Discount	0.375%	$9,375,000	0.175%	$3,500,000	0.375%	$2,812,500
Proceeds to us (before expenses)	99.625%	$2,490,625,000	99.825%	$1,996,500,000	99.625%	$747,187,500

(1)	Plus accrued interest, if any, from September 12, 2018.

We may use this prospectus supplement and the accompanying prospectus in the initial sale of the Notes. In addition, HSBC Securities (USA) Inc. or another of our affiliates may use this prospectus supplement and the accompanying prospectus in a market-making transaction in any of these Notes after their initial sale. In connection with any use of this prospectus supplement and the accompanying prospectus by HSBC Securities (USA) Inc. or another of our affiliates, unless we or our agent informs the purchaser otherwise in the confirmation of sale, you may assume this prospectus supplement and the accompanying prospectus are being used in a market-making transaction.

The underwriters expect to deliver the Notes to purchasers in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV on or about September 12, 2018.

Sole Book-Running Manager

HSBC

The date of this prospectus supplement is September 5, 2018.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and in any related free-writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus and in any related free-writing prospectus we prepare or authorize, as well as information we have previously filed with the Securities and Exchange Commission (the “SEC”) and incorporated by reference, is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer, or an invitation on our behalf or on behalf of the underwriters or any of them, to subscribe to or purchase any of the Notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

In connection with the issue of the Notes, HSBC Securities (USA) Inc. or any person acting for it may over-allot or effect transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there may be no obligation on HSBC Securities (USA) Inc. or any agent of it to do this. Any stabilization may begin on or after the date on which adequate public disclosure of the terms of the offer of the Notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after we receive the proceeds of the issue and 60 days after the date of the allotment of any Notes. Such stabilization, if commenced, may be effected on any stock exchange, over-the-counter market or otherwise, in accordance with all applicable laws and rules.

You should not invest in the Notes unless you have the knowledge and expertise (either alone or with a financial adviser) to evaluate how the Notes will perform under changing conditions, the resulting effects on the value of the Notes due to the likelihood of an exercise of the UK bail-in power and the impact this investment will have on your overall investment portfolio. Prior to making an investment decision, you should consider carefully, in light of your own financial circumstances and investment objectives, all the information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom (“UK”) or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

This prospectus supplement has been prepared on the basis that any offer of the Notes in any Member State of the European Economic Area (the “EEA”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to produce a prospectus for offers of the Notes. Accordingly, any person making or intending to make an offer in that Member State of the Notes which are the subject of an offering contemplated in this prospectus supplement as completed by final terms in relation to the offer of those Notes may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither we nor any of the underwriters have authorized, nor do we or any of the underwriters authorize, the making of any offer of the Notes in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer. Neither we nor the underwriters have authorized, nor do we authorize, the making of any offer of the Notes through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the Notes contemplated in this prospectus supplement. The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU), and includes any relevant implementing measure in any Member State.

CERTAIN DEFINITIONS AND PRESENTATION OF FINANCIAL AND OTHER DATA

Definitions

As used in this prospectus supplement and the accompanying prospectus, the terms “HSBC Holdings,” “we,” “us” and “our” refer to HSBC Holdings plc. “HSBC Group” and “HSBC” mean HSBC Holdings together with its subsidiary undertakings.

As used in this prospectus supplement: (i) the “Notes” means any of the Fixed/Floating Rate Notes, the 2021 Floating Rate Notes or the 2026 Floating Rate Notes, as applicable; (ii) an “Interest Determination Date” means any of a Floating Rate Period Interest Determination Date, a 2021 FRN Interest Determination Date or a 2026 FRN Interest Determination Date, as applicable; (iii) an “Interest Reset Date” means any of a Floating Rate Period Interest Reset Date, a 2021 FRN Interest Reset Date or a 2026 FRN Interest Reset Date, as applicable; (iv) the “Initial Interest Rate” means any of the Fixed/Floating Initial Interest Rate, the 2021 FRN Initial Interest Rate or the 2026 FRN Initial Interest Rate, as applicable; (v) an “Interest Period” means any of a Floating Rate Interest Period, a 2021 FRN Interest Period or a 2026 FRN Interest Period, as applicable; and (vi) the “Margin” means any of the Floating Rate Period Margin, the 2021 FRN Margin or the 2026 FRN Margin, as applicable.

Presentation of Financial Information

The consolidated financial statements of HSBC Group have been prepared in accordance with International Financial Reporting Standards (“IFRSs”), as issued by the International Accounting Standards Board (the “IASB”) and as endorsed by the European Union (“EU”). EU-endorsed IFRSs could differ from IFRSs as issued by the IASB, if, at any point in time, new or amended IFRSs were to be endorsed by the EU. As of December 31, 2017, there were no unendorsed standards effective for the year ended December 31, 2017 affecting our consolidated financial statements included in our Annual Report on Form 20-F for the year ended December 31, 2017 filed with the SEC on February 20, 2018 (the “2017 Form 20-F”), and as of June 30, 2018, there were no unendorsed standards effective for the period ended June 30, 2018 affecting our interim condensed consolidated financial statements, included in our Interim Report for the six-month period ended June 30, 2018, furnished under cover of Form 6-K to the SEC on August 6, 2018 (the “2018 Interim Report”). As of December 31, 2017 and June 30, 2018 there was no difference between IFRSs endorsed by the EU and IFRSs issued by the IASB in terms of their application to HSBC. Accordingly, HSBC’s financial statements for the year ended December 31, 2017 and the six-month period ended June 30, 2018 were prepared in accordance with IFRSs as issued by the IASB.

We use the U.S. dollar as our presentation currency in our consolidated financial statements because the U.S. dollar and currencies linked to it form the major currency bloc in which we transact and fund our business.

With the exception of the capital ratios presented under “HSBC Holdings plc,” the financial information presented in this document has been prepared in accordance with IFRSs as issued by the IASB and as endorsed by the EU. See “Where You Can Find More Information About Us.”

Currency

In this prospectus supplement, all references to (i) “U.S. dollars,” “US$,” “dollars” or “$” are to the lawful currency of the United States of America and (ii) “pounds sterling” are to the lawful currency of the UK.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS AGAINST US, OUR MANAGEMENT AND OTHERS

We are an English public limited company. Most of our directors and executive officers (and certain experts named in this prospectus supplement and the accompanying prospectus or in documents incorporated herein by reference) are resident outside the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may not be possible for you to effect service of conversion and thereafter. In addition, trading behavior, including prices and volatility, may be affected by the process within the United States upon these persons or to enforce against them or us in U.S. courts judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Cleary Gottlieb Steen & Hamilton LLP, that there is doubt as to enforceability in the English courts, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the federal securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in the UK. The enforceability of any judgment in the UK will depend on the particular facts of the case in effect at the time.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements may be identified by the use of terms such as “believes,” “expects,” “estimate,” “may,” “intends,” “plan,” “will,” “should,” “potential,” “reasonably possible” or “anticipates” or the negative thereof or similar expressions, or by discussions of strategy. These forward-looking statements include statements relating to: implementation and exercise of the UK bail-in powers; our plan to issue additional senior debt securities; and listing of the Notes. We have based the forward-looking statements on current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us, as described under “Cautionary statement regarding forward-looking statements” contained in the 2017 Form 20-F. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of their dates. Additional information, including information on factors which may affect HSBC’s business, is contained in the 2017 Form 20-F, the Form 6-K furnished to the SEC on May 4, 2018 (furnishing our earnings release for the three-month period ended March 31, 2018) (the “2018 Q1 Earnings Release”) and the 2018 Interim Report.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We have filed with the SEC a registration statement on Form F-3 (No. 333-223191) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Notes offered by this prospectus supplement. As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus omit certain information, exhibits and undertakings contained in the Registration Statement. For further information with respect to us or the Notes, please refer to the Registration Statement, including its exhibits and the financial statements, notes and schedules filed as a part thereof. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. In addition, we file with the SEC annual reports and special reports, proxy statements and other information. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. Documents filed with the SEC are also available to the public on the SEC’s internet site at http://www.sec.gov.

We are “incorporating by reference” in this prospectus supplement and the accompanying prospectus the information in the documents that we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents will not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later. We incorporate by reference in this prospectus supplement and the accompanying prospectus the 2017 Form 20-F, the Form 6-K furnished to the SEC on February 27, 2018 (furnishing the IFRS 9 transition report), the Form 6-K furnished to the SEC on April 20, 2018 (furnishing the changes to our articles of association and the corresponding amendments to certain registration statements on Form F-3, including the Registration Statement), the 2018 Q1 Earnings Release and the 2018 Interim Report.

In addition, all documents filed by us with the SEC pursuant to Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, to the extent expressly stated therein, certain reports on Form 6-K furnished by us after the date of this prospectus supplement will also be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of filing of such document.

You may request a copy of these documents at no cost to you by writing or telephoning us at either of the following addresses:

Group Company Secretary HSBC Holdings plc

8 Canada Square

London E14 5HQ

United Kingdom

Tel: +44-20-7991-8888

HSBC Holdings plc

c/o HSBC Bank USA, National Association

452 Fifth Avenue

New York, New York, 10018

Attn: Company Secretary

Tel: +1-212-525-5000

SUMMARY OF THE OFFERING

The following summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus supplement and the accompanying prospectus, including the financial statements and related notes incorporated by reference herein, before making an investment decision. Terms which are defined in “Description of the Notes” included in this prospectus supplement beginning on page S-28 have the same meaning when used in this summary.

Issuer	HSBC Holdings plc.

Securities Offered	4.292% Fixed Rate/Floating Rate Senior Unsecured Notes due 2026 in an aggregate principal amount of $2,500,000,000 (such series of notes, the “Fixed/Floating Rate Notes”).

Floating Rate Senior Unsecured Notes due 2021 in an aggregate principal amount of $2,000,000,000 (such series of notes, the “2021 Floating Rate Notes”).

Floating Rate Senior Unsecured Notes due 2026 in an aggregate principal amount of $750,000,000 (such series of notes, the “2026 Floating Rate Notes”).

Issue Date	September 12, 2018.

Terms Specific to the Fixed/Floating Rate Notes:

Interest	From (and including) the issue date to (but excluding) September 12, 2025 (the “Fixed Rate Period”), interest on the Fixed/Floating Rate Notes will be payable at a rate of 4.292% per annum (the “Fixed/Floating Initial Interest Rate”).

From (and including) September 12, 2025 (the “Floating Rate Period”), the interest rate on the Fixed/Floating Rate Notes will be equal to the three-month U.S. dollar London interbank offered rate (“LIBOR”), as determined on the applicable Floating Rate Period Interest Determination Date (as defined below), plus 1.34771% per annum (the “Floating Rate Period Margin”). The interest rate on the Fixed/Floating Rate Notes will be reset quarterly on each Floating Rate Period Interest Reset Date (as defined below).

Interest Payment Dates	During the Fixed Rate Period, interest on the Fixed/Floating Rate Notes will be payable semi-annually in arrear on March 12 and September 12 of each year, beginning on March 12, 2019.

During the Floating Rate Period, interest on the Fixed/Floating Rate Notes will be payable quarterly in arrear on December 12, 2025, March 12, 2026, June 12, 2026 and September 12, 2026 (each, a “Floating Rate Period Interest Payment Date”).

Floating Rate Interest Reset Dates	September 12, 2025, December 12, 2025, March 12, 2026 and June 12, 2026 (each, a “Floating Rate Period Interest Reset Date”).

Floating Rate Interest Periods	During the Floating Rate Period, the period beginning on (and including) a Floating Rate Period Interest Payment Date and ending on (but excluding) the next succeeding Floating Rate Period Interest Payment Date (each, a “Floating Rate Interest Period”); provided that the first Floating Rate Interest Period will begin on September 12, 2025 and will end on (but exclude) the first Floating Rate Period Interest Payment Date.

Floating Rate Interest Determination Dates	The second London banking day preceding the applicable Floating Rate Period Interest Reset Date (each, a “Floating Rate Period Interest Determination Date”).

Optional Redemption	We may redeem the Fixed/Floating Rate Notes in whole (but not in part) in our sole discretion on September 12, 2025, at a redemption price equal to 100% of their principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption. See “Risk Factors—We may redeem the Notes on an optional redemption date and for certain tax reasons.”

Maturity Date	The Fixed/Floating Rate Notes will mature on September 12, 2026.

Terms Specific to the 2021 Floating Rate Notes:

Interest	The initial interest rate on the 2021 Floating Rate Notes for the first 2021 FRN Interest Period (as defined below) will be equal to three-month LIBOR, as determined on September 10 , 2018 (which will be the second London banking day preceding the issue date), plus 0.650% per annum (such initial interest rate, the “2021 FRN Initial Interest Rate”). Thereafter, the interest rate on the 2021 Floating Rate Notes for any 2021 FRN Interest Period will be LIBOR, as determined on the applicable 2021 FRN Interest Determination Date (as defined below), plus 0.650% per annum (the “2021 FRN Margin”). The interest rate on the 2021 Floating Rate Notes will be reset quarterly on each 2021 FRN Interest Reset Date (as defined below).

Interest Payment Dates	Interest on the 2021 Floating Rate Notes will be payable quarterly in arrear on March 12, June 12, September 12 and December 12 of each year, beginning on December 12, 2018 (each, a “2021 FRN Interest Payment Date”).

Interest Reset Dates	March 12, June 12, September 12 and December 12 of each year, beginning on December 12, 2018 (each, a “2021 FRN Interest Reset Date”); provided that the interest rate in effect from (and including) September 12, 2018 to (but excluding) the first 2021 FRN Interest Reset Date will be the 2021 FRN Initial Interest Rate.

Interest Periods	The period beginning on (and including) a 2021 FRN Interest Payment Date and ending on (but excluding) the next succeeding 2021 FRN Interest Payment Date (each, a “2021 FRN Interest Period”); provided that the first 2021 FRN Interest Period will begin on September 12, 2018 and will end on (but exclude) the first 2021 FRN Interest Payment Date.

Interest Determination Dates	The second London banking day preceding the applicable 2021 FRN Interest Reset Date (each, a “2021 FRN Interest Determination Date”).

Optional Redemption	We may redeem the 2021 Floating Rate Notes in whole (but not in part) in our sole discretion on September 11, 2020 at a redemption price equal to 100% of their principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption. See “Risk Factors—We may redeem the Notes on an optional redemption date and for certain tax reasons.”

Maturity Date	The 2021 Floating Rate Notes will mature on September 11, 2021.

Terms Specific to the 2026 Floating Rate Notes:

Interest	The initial interest rate on the 2026 Floating Rate Notes for the first 2026 FRN Interest Period (as defined below) will be equal to three-month LIBOR, as determined on September 10, 2018 (which will be the second London banking day preceding the issue date), plus 1.380% per annum (such initial interest rate, the “2026 FRN Initial Interest Rate”). Thereafter, the interest rate on the 2026 Floating Rate Notes for any 2026 FRN Interest Period will be LIBOR, as determined on the applicable 2026 FRN Interest Determination Date (as defined below), plus 1.380% per annum (the “2026 FRN Margin”). The interest rate on the 2026 Floating Rate Notes will be reset quarterly on each 2026 FRN Interest Reset Date (as defined below).

Interest Payment Dates	Interest on the 2026 Floating Rate Notes will be payable quarterly in arrear on March 12, June 12, September 12 and December 12 of each year, beginning on December 12, 2018 (each, a “2026 FRN Interest Payment Date”).

Interest Reset Dates	March 12, June 12, September 12 and December 12 of each year, beginning on December 12, 2018 (each, a “2026 FRN Interest Reset Date”); provided that the interest rate in effect from (and including) September 12, 2018 to (but excluding) the first 2026 FRN Interest Reset Date will be the 2026 FRN Initial Interest Rate.

Interest Periods	The period beginning on (and including) a 2026 FRN Interest Payment Date and ending on (but excluding) the next succeeding 2026 FRN Interest Payment Date (each, a “2026 FRN Interest Period”); provided that the first 2026 FRN Interest Period will begin on September 12, 2018 and will end on (but exclude) the first 2026 FRN Interest Payment Date.

Interest Determination Dates	The second London banking day preceding the applicable 2026 FRN Interest Reset Date (each, a “2026 FRN Interest Determination Date”).

Optional Redemption	We may redeem the 2026 Floating Rate Notes in whole (but not in part) in our sole discretion on September 12, 2025 at a redemption price equal to 100% of their principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption. See “Risk Factors—We may redeem the Notes on an optional redemption date and for certain tax reasons.”

Maturity Date	The 2026 Floating Rate Notes will mature on September 12, 2026.

Terms Applicable to each Series of Notes:

Tax Event Redemption	We may redeem the Notes in whole (but not in part) in our sole discretion upon the occurrence of certain tax events. See “Risk Factors—Risks Relating to the Notes—We may redeem the Notes on an optional redemption date and for certain tax reasons.” The redemption price will be equal to 100% of their principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption. See “Description of Debt Securities—Redemption” in the accompanying prospectus.

Redemption by Noteholders	The Notes are not redeemable at the option of the noteholders at any time.

Redemption Conditions	Any redemption of the Notes is subject to the regulatory consent described under “Description of the Notes—Redemption.”

Any redemption of the Notes will be subject to our giving prior notice to the noteholders as described under “Description of Debt Securities—Redemption” in the accompanying prospectus.

Calculation of LIBOR	LIBOR will be determined by the calculation agent in accordance with the following provisions:

(1) With respect to any Interest Determination Date, LIBOR will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars having a maturity of three months commencing on the related Interest Reset Date that appears on Reuters Page “LIBOR01” (or such other page as may replace such page on Reuters or such other information service or source, in each case, as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) (the “relevant screen page”) as of 11:00 a.m., London time, on that Interest Determination Date. If no such rate appears, then LIBOR, in respect of that Interest Determination Date, will be determined in accordance with the provisions described in (2) and (3) below.

(2) With respect to an Interest Determination Date on which no rate appears on the relevant screen page, subject to the provisions described in (3) below, the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market (which may include affiliates of the underwriters), as selected and identified by us (the “London Reference Banks”), to provide its offered quotation (expressed as a percentage per annum) for deposits in U.S. dollars for the period of three months, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date, and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the City of New York, on the Interest Determination Date by three major banks in the City of New York (which may include affiliates of the underwriters), as selected and identified by us (together with the London Reference Banks, the “Reference Banks”), for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the related Interest Reset Date, and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two such rates are so provided, LIBOR on the Interest Determination Date will be the arithmetic mean of such rates. If fewer than two such rates are so provided, LIBOR on the Interest Determination Date will be LIBOR in effect with respect to the immediately preceding Interest Determination Date or, in the case of the Interest Determination Date prior to the first Interest Reset Date, the Initial Interest Rate.

(3) Notwithstanding clause (2) above, with respect to an Interest Determination Date on which no rate appears on the relevant screen page, if we (in consultation with the calculation agent) determine that LIBOR has ceased to be published on the relevant screen page as a result of LIBOR ceasing to be calculated or administered for publication thereon, we will use reasonable efforts to appoint an Independent Financial Adviser to determine the Alternative Base Rate and the Alternative Screen Page by no later than five business days prior to the Interest Determination Date relating to the next succeeding Interest Period (the “Interest Determination Cut-off Date”). If we are unable to appoint an Independent Financial Adviser, or if the Independent Financial Adviser fails to determine the Alternative Base Rate and the Alternative Screen Page prior to the Interest Determination Cut-off Date, we will determine the Alternative Base Rate and the Alternative Screen Page for such Interest Period; provided that if we do not determine the Alternative Base Rate and the Alternative Screen Page prior to the Interest Determination Date for such Interest Period, the interest rate for such Interest Period will be equal to the interest rate in effect for the immediately preceding Interest Period or, in the case of the first Interest Period, the Initial Interest Rate.

If the Independent Financial Adviser or we determine the Alternative Base Rate, the Independent Financial Adviser or we, as applicable, may also, following consultation with the calculation agent, make changes to the day count fraction, the business day convention, the definition of business day, the remaining Interest Determination Dates and any method for obtaining the substitute or successor base rate if the Alternative Base Rate or the Alternative Screen Page is unavailable on the relevant Interest Determination Date or otherwise, in each case in order to follow market practice, as well as any other changes (including to the Margin) that we, following consultation with the Independent Financial Adviser (if appointed), determine in good faith are reasonably necessary to ensure the proper operation of the Alternative Base Rate, as well as the comparability of the interest rate determined by reference to the Alternative Base Rate to the interest rate determined by reference to LIBOR (the “Floating Rate

Calculation Changes”). Any Floating Rate Calculation Changes will apply to the Notes for all future Interest Periods.

We will promptly give notice of the determination of the Alternative Base Rate, the Alternative Screen Page and any Floating Rate Calculation Changes to the trustee, the paying agent, the calculation agent and the noteholders; provided that failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination.

“Alternative Base Rate” means the rate that has replaced LIBOR in customary market usage for determining floating interest rates in respect of bonds denominated in U.S. dollars or, if the Independent Financial Adviser or we (in consultation with the calculation agent and acting in good faith and a commercially reasonable manner), as applicable, determine that there is no such rate, such other rate as the Independent Financial Adviser or we (in consultation with the calculation agent and acting in good faith and a commercially reasonable manner), as applicable, determine in its or our sole discretion is most comparable to LIBOR. If the Alternative Base Rate is determined, such Alternative Base Rate will be the Alternative Base Rate for the remaining Interest Periods.

“Alternative Screen Page” means the alternative screen page, information service or source on which the Alternative Base Rate appears (or such other page, information service or source as may replace the alternative screen page, information service or source, in each case, as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates).

“Independent Financial Adviser” means an independent financial institution of international repute or other independent financial adviser experienced in the international capital markets, in each case appointed by us at our own expense.

Agreement with Respect to the Alternative Base Rate

By its acquisition of the Notes, each noteholder (which, for these purposes, includes each beneficial owner) (i) will acknowledge, accept, consent and agree to be bound by the Independent Financial Adviser’s or our determination of the Alternative Base Rate, the Alternative Screen Page and any Floating Rate Calculation Changes, including as may occur without any prior notice from us and without the need for us to obtain any further consent from such noteholder, (ii) will waive any and all claims, in law and/or in equity, against the trustee, the paying agent and the calculation agent for, agree not to initiate a suit against the trustee, the paying agent and the calculation agent in respect of, and agree that none of the trustee, the paying agent or the calculation agent will be liable for, the determination of or the failure to determine any Alternative Base Rate, any Alternative Screen Page and any Floating Rate Calculation Changes, and any losses suffered in connection therewith and (iii) will agree that none of the trustee, the paying agent or the calculation agent will have any obligation to determine any Alternative Base Rate, any Alternative Screen Page and any Floating Rate Calculation Changes (including any adjustments thereto), including in the event of any failure by us to determine any Alternative Base Rate, any Alternative Screen Page and any Floating Rate Calculation Changes.

Events of Default and Defaults	Upon the occurrence of a Loss Absorption Disqualification Event (as defined under “Description of the Notes—Loss Absorption Disqualification Event”) you will lose the right to request the trustee to declare the principal amount and accrued but unpaid payments with respect to the Notes to be due and payable in the case of non-payment of principal or interest on the Notes after a 30-day grace period. After such event, payment of the principal amount of the Notes will be accelerated only upon certain events of a winding-up, as described under “Description of the Notes—Events of Default and Defaults— After a Loss Absorption Disqualification Event.”

By its acquisition of the Notes, each noteholder (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree to be bound by the variation of the events of default and defaults on the occurrence of a Loss Absorption Disqualification Event, including as may occur without any prior notice from us and without the need for us to obtain any further consent from such noteholder. See “Description of the Notes—Events of Default and Defaults.”

Agreement with Respect to the Exercise of UK Bail-in Power	By its acquisition of the Notes, each noteholder (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree, notwithstanding any other term of the Notes, the Indenture or any other agreements, arrangements or understandings between us and any noteholder, to be bound by (a) the effect of the exercise of any UK bail-in power (as defined under “Description of the Notes—Definitions”) by the relevant UK resolution authority (as defined under “Description of the Notes—Definitions”); and (b) the variation of the terms of the Notes or the Indenture, if necessary, to give effect to the exercise of any UK bail-in power by the relevant UK resolution authority. No repayment or payment of Amounts Due (as defined below) will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. For these purposes, “Amounts Due” are the principal amount of, and any accrued but unpaid interest, including any Additional Amounts (as defined below), on, the Notes. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of any UK bail-in power by the relevant UK resolution authority. See “Description of the Notes— Agreement with Respect to the Exercise of UK Bail-in Power.”

Moreover, each noteholder (which, for these purposes, includes each beneficial owner) will consent to the exercise of the UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the Notes.

Payment of Additional Amounts	We will pay additional amounts in respect of the Notes, in the circumstances described under “Description of the Notes—Additional Amounts.”

Ranking	The Notes will constitute our direct, unsecured obligations and rank pari passu with our other senior indebtedness, and the Notes will rank equally and ratably without any preference among themselves. Senior indebtedness will not include any indebtedness that is expressed to be subordinated to or pari passu with subordinated debt securities. See “Description of Debt Securities—Senior Debt Securities—Defaults and Events of Default” in the accompanying prospectus.

Form of Notes	The Notes will be issued in the form of one or more global securities registered in the name of the nominee for, and deposited with, The Depository Trust Company (“DTC”). See “Description of Debt Securities—Form, Settlement and Clearance” in the accompanying prospectus.

Trading through DTC, Clearstream Luxembourg and Euroclear	Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Banking S.A. in Luxembourg (“Clearstream Luxembourg”) customers and/or Euroclear Bank SA/NV (“Euroclear”) participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Listing	Application will be made to list the Notes on the New York Stock Exchange in accordance with its rules.

Sinking Fund	There will be no sinking fund for the Notes.

Trustee	We will issue the Notes under the indenture dated August 26, 2009 (as amended or supplemented from time to time), as supplemented and amended by a ninth supplemental indenture, which is expected to be entered into on September 12, 2018, with The Bank of New York Mellon, London Branch, as trustee (the indenture, together with the ninth supplemental indenture, the “Indenture”).

Paying Agent	HSBC Bank USA, National Association, or its successor appointed by us pursuant to the Indenture.

Calculation Agent	HSBC Bank USA, National Association, or its successor appointed by us, pursuant to a calculation agent agreement expected to be entered into on September 12, 2018.

Use of Proceeds	We will use the net proceeds from the sale of the Notes for general corporate purposes.

Conflicts of Interest	HSBC Securities (USA) Inc. is an affiliate of HSBC Holdings, and, as such, the offering is being conducted in compliance with FINRA Rule 5121, as administered by the Financial Industry Regulatory Authority (“FINRA”).

Minimum Denominations	The Notes will be issued only in registered form in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

Business Day	A day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England, and in the City of New York, New York.

Governing Law	The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York. Any legal proceedings arising out of, or based upon, the Indenture or the Notes may be instituted in any state or federal court in the Borough of Manhattan in the City of New York, New York.

RISK FACTORS

An investment in the Notes involves significant risk. Accordingly, you should consider carefully all of the information set forth in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, including the section entitled “Risk Factors,” before you decide to invest in the Notes. Terms which are defined in “Description of the Notes” included in this prospectus supplement beginning on page S-28 have the same meaning when used in this section.

Risks Relating to HSBC’s Business

For information on risks relating to HSBC’s business, you should read the risks described in the 2017 Form 20-F, including the section entitled “Risk factors” on pages 98 through 106 and Note 34 (Legal proceedings and regulatory matters) to the consolidated financial statements included therein on pages 280 through 286, and the 2018 Interim Report, including the section entitled “Risk—Areas of Special Interest” on page 48 and Note 12 (Legal proceedings and regulatory matters) to the interim condensed consolidated financial statements included therein on pages 103 through 109, which are incorporated by reference in this prospectus supplement, and/or similar disclosure in subsequent filings incorporated by reference in this prospectus supplement.

Risks Relating to the Notes

Under the terms of the Notes, you will agree to be bound by the exercise of any UK bail-in power by the relevant UK resolution authority.

You will agree to be bound by the exercise of any UK bail-in power (as defined under “Description of the Notes—Definitions”) and you should consider the risk that you may lose all of your investment, including the principal amount plus any accrued interest, if the UK bail-in power is acted upon or that any remaining outstanding Notes or securities into which the Notes are converted, including our ordinary shares, may be of little value at the time of conversion and thereafter (as described under “—Risks Relating to the Notes—The Notes are the subject of the UK bail-in power, which may result in your Notes being written down to zero or converted into other securities, including unlisted equity securities”).

Specifically, by your acquisition of the Notes, you (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree, notwithstanding any other term of the Notes, the Indenture or any other agreements, arrangements or understandings between us and you, to be bound by (a) the effect of the exercise of any UK bail-in power by the relevant UK resolution authority (as defined under “Description of the Notes—Agreement with Respect to the Exercise of UK Bail-in Power”); and (b) the variation of the terms of the Notes or the Indenture, if necessary, to give effect to the exercise of any UK bail-in power by the relevant UK resolution authority. No repayment or payment of Amounts Due (as defined under “Description of the Notes— Agreement with Respect to the Exercise of UK Bail-in Power”) will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. Moreover, you (which, for these purposes, includes each beneficial owner) will consent to the exercise of the UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the Notes. For more information, see “Description of the Notes—Agreement with Respect to the Exercise of UK Bail-in Power.”

The Notes are the subject of the UK bail-in power, which may result in your Notes being written down to zero or converted into other securities, including unlisted equity securities.

On January 1, 2015, the UK Banking Act 2009, as amended (the “Banking Act”), and other primary and secondary legislative instruments were amended to give effect to the BRRD (as defined under “Description of the Notes—Definitions”) in the UK. The stated aim of the BRRD is to provide supervisory authorities, including the relevant UK resolution authority, with common tools and powers to address banking crises pre-emptively in order to safeguard financial stability and minimize taxpayers’ contributions to bank bail-outs and/or exposure to losses.

As the parent company of a UK bank, we are subject to the Banking Act, which gives wide powers in respect of UK banks and their parent and other group companies to Her Majesty’s Treasury (“HM Treasury”), the Bank of England (the “BoE”), the UK Prudential Regulation Authority (the “PRA”) and the Financial Conduct Authority (the “FCA”) in circumstances where a UK bank has encountered or is likely to encounter financial difficulties.

As a result, the Notes are subject to existing UK bail-in powers under the Banking Act and may be subject to future UK bail-in powers under existing or future legislative and regulatory proposals, including measures implementing the BRRD. In particular, the Banking Act was amended to implement a “bail-in” tool, which may be exercised by the BoE (as a relevant UK resolution authority) and forms part of the UK bail-in power.

Where the conditions for resolution exist, the BoE may use the bail-in tool (individually or in combination with other resolution tools) to cancel all or a portion of the principal amount of, or interest on, certain unsecured liabilities of a failing financial institution and/or convert certain debt claims into another security, including ordinary shares of the surviving entity. In addition, the BoE may use the bail-in tool to, among other things, replace or substitute the issuer as obligor in respect of debt instruments, modify the terms of debt instruments (including altering the maturity (if any) and/or the amount of interest payable and/or imposing a temporary suspension on payments) and discontinue the listing and admission to trading of financial instruments. The BoE must apply the bail-in tool in accordance with a specified preference order. In particular, the Banking Act requires resolution authorities to write-down or convert debts in the following order: (i) additional Tier 1 instruments, (ii) Tier 2 instruments, (iii) other subordinated claims that do not qualify as additional Tier 1 or Tier 2 instruments and (iv) eligible senior claims. Although the bail-in tool has a safeguard designed to leave no creditor worse off than in the case of insolvency, due to the discretion afforded to the BoE, the claims of some creditors whose claims would rank equally with yours may be excluded from being subject to the bail-in tool. The greater number of such excluded creditors there are, the greater the potential impact of the bail-in tool on other creditors who have not been excluded (which may include you).

As a result, the Notes, which are subject to the bail-in tool, will be written down or converted to common equity if the reduction of additional Tier 1 instruments, Tier 2 instruments and subordinated claims that do not qualify as an additional Tier 1 or Tier 2 instrument, does not sufficiently reduce the aggregate amount of liabilities that must be written down or converted to prevent the HSBC Group’s failure.

Moreover, to the extent the UK bail-in power is exercised pursuant to the Banking Act or otherwise, any securities issued upon conversion of your Notes may not meet the listing requirements of any securities exchange, and our outstanding listed securities may be delisted from the securities exchanges on which they are listed. Any securities you receive upon conversion of your Notes (whether debt or equity) may not be listed for at least an extended period of time, if at all, or may be on the verge of being delisted by the relevant exchange, including, for example, our American depositary receipts listed on the New York Stock Exchange or our ordinary shares listed on the London Stock Exchange or otherwise. Additionally, there may be limited, if any, disclosure with respect to the business, operations or financial statements of the issuer of any securities issued upon conversion of your Notes, or the disclosure with respect to any existing issuer may not be current to reflect changes in the business, operations or financial statements as a result of the exercise of the UK bail-in power.

Moreover, the exercise of the UK bail-in power and/or other actions implementing the UK bail-in power may require interests in the Notes to be held or taken, as the case may be, through clearing systems, intermediaries or persons other than DTC. Furthermore, the trustee may be unwilling to continue serving in its capacity as trustee for the Notes, subject to the terms of the Indenture. As a result, there may not be an active market for any securities you may hold after the exercise of the UK bail-in power.

You should consider the risk that you may lose all of your investment, including the principal amount plus any accrued interest, if the UK bail-in power is acted upon or that any remaining outstanding Notes or securities into which your Notes are converted, including our ordinary shares, may be of little value at the time of threat of bail-in and, as a result, your Notes are not necessarily expected to follow the trading behavior associated with other types of securities. See also “—Risks Relating to the Notes—Other powers contemplated by the Banking Act may affect your rights under, and the value of your investment in, the Notes.”

Your rights may be limited in respect of the exercise of the UK bail-in power by the relevant UK resolution authority.

There may be limited protections, if any, that will be available to holders of securities subject to the UK bail-in power (including the Notes) and to the broader resolution powers of the relevant UK resolution authority. For example, although under the Banking Act the BoE’s resolution instrument with respect to the exercise of the bail-in tool must set out the provisions allowing for securities to be transferred, cancelled or modified (or any combination of these), the resolution instrument may make any other provision that the BoE considers to be appropriate in exercising its specific powers. Such other provisions are expected to be specific and tailored to the circumstances that have led to the exercise of the bail-in tool under the Banking Act and there is uncertainty as to the extent to which usual processes or procedures under English law will be available to holders of securities (including the Notes). Accordingly, you may have limited or circumscribed rights to challenge any decision of the BoE or other relevant UK resolution authority to exercise its UK bail-in power.

Other powers contemplated by the Banking Act may affect your rights under, and the value of your investment in, the Notes.

In addition to the bail-in tool, the Banking Act includes powers to (a) transfer all or some of the securities issued by a UK bank or its parent, or all or some of the property, rights and liabilities of a UK bank or its parent (which would include the Notes), to a commercial purchaser or, in the case of securities, into temporary public ownership (to HM Treasury or an HM Treasury nominee), or, in the case of property, rights or liabilities, to a bridge bank (an entity owned by the BoE); (b) together with another resolution tool only, transfer impaired or problem assets to one or more publicly owned asset management vehicles to allow them to be managed with a view to maximizing their value through eventual sale or orderly wind-down; (c) override any default provisions, contracts or other agreements, including provisions that would otherwise allow a party to terminate a contract or accelerate the payment of an obligation; (d) commence certain insolvency procedures in relation to a UK bank; and (e) override, vary or impose contractual obligations, for reasonable consideration, between a UK bank or its parent and its group undertakings (including undertakings which have ceased to be members of the group), in order to enable any transferee or successor bank of the UK bank to operate effectively.

The Banking Act also gives power to HM Treasury to make further amendments to the law for the purpose of enabling it to use these powers effectively, potentially with retrospective effect.

The powers set out in the Banking Act could affect how credit institutions (and their parent companies) and investment firms are managed as well as, in certain circumstances, the rights of creditors. Accordingly, the taking of any actions contemplated by the Banking Act may affect your rights under the Notes, and the value of your Notes may be affected by the exercise of any such powers or threat thereof.

The circumstances under which the relevant UK resolution authority would exercise its UK bail-in power or other resolution tools under the Banking Act or future legislative or regulatory proposals are uncertain, which may affect the value of your Notes.

There remains significant uncertainty regarding the ultimate nature and scope of the resolution powers under the Banking Act (and such significant uncertainty may exist with respect to any other resolution powers or tools enacted under future legislative or regulatory proposals, including changes proposed to the BRRD in November

2016), as well as the manner in which such powers would affect us and our securities (including the Notes) if such powers were exercised.

For example, although the exercise of certain resolution tools under the Banking Act are subject to certain pre-conditions thereunder, there remains uncertainty regarding the specific factors (including, but not limited to, factors outside our control or not directly related to us) which the BoE would consider in deciding whether to exercise such powers with respect to us or our securities. In particular, because the Banking Act allows for the BoE to exercise its discretion in choosing which resolution tool or tools to apply, it will be difficult to predict whether the exercise of the BoE’s resolution powers will result in a principal write-off or conversion to equity. You may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such resolution powers and consequently its potential effect on us or the Notes.

Accordingly, it is not yet possible to assess the full impact of the exercise of the UK bail-in power pursuant to the Banking Act or otherwise on us, and there can be no assurance that the taking of any actions contemplated therein would not adversely affect your rights, the price or value of your investment in the Notes and/or our ability to satisfy our obligations under the Notes.

Under the terms of the Notes, you will agree to be bound by the variation of the events of default and defaults on the occurrence of a Loss Absorption Disqualification Event, which will result in a further limitation of your remedies.

You will agree to be bound by the variation of the events of default and defaults on the occurrence of a Loss Absorption Disqualification Event (as defined under “Description of the Notes—Loss Absorption Disqualification Event”), without prior notice from us or the need to obtain your consent, which will result in a further limitation of your remedies under the Notes.

Specifically, upon the occurrence of a Loss Absorption Disqualification Event, you will lose the right to request the trustee to declare the principal amount and accrued but unpaid payments with respect to the Notes to be due and payable in the case of non-payment of principal or interest on the Notes after a 30-day grace period. After such event, payment of the principal amount of the Notes will be accelerated only upon certain events of a winding-up, as described under “Description of the Notes—Events of Default and Defaults—After a Loss Absorption Disqualification Event,” and the sole remedy against us under the Indenture for recovery of amounts owing in respect of any non-payment of any amount that has become due and payable under the Notes will be, subject to certain conditions and to the provisions set forth in “Description of the Notes—Events of Default and Defaults—After a Loss Absorption Disqualification Event” (including your right to institute suit for the enforcement of any payment of the principal of, or interest on, the Notes on or after the due dates thereof), for the trustee, in accordance with the Indenture, to institute proceedings in England (or such other jurisdiction in which we may be organized, but not elsewhere) for our winding-up.

Other changes in law may adversely affect your rights as a noteholder.

Changes in law after the date hereof may affect your rights as noteholder as well as the market value of the Notes. Such changes in law may include changes in statutory, tax and regulatory regimes during the life of the Notes, which may have an adverse effect on an investment in the Notes. In addition, any change in law or regulation that results in our having to pay Additional Amounts to you could constitute a tax event that may entitle us to redeem the Notes, in whole (but not in part), as more particularly described under “—Risks Relating to the Notes—We may redeem the Notes on the optional redemption date and for certain tax reasons” below and “Description of Debt Securities—Redemption” in the accompanying prospectus.

In particular, in light of the UK’s vote to exit the EU following the referendum on June 23, 2016 (“Brexit”) and the results of the UK’s general election held on June 8, 2017, there could be significant changes to EU laws applicable in the UK. The full impact of the Brexit decision remains uncertain and negotiations between the UK and the EU on the future terms of the UK’s relationship with the EU are currently ongoing and may take a number of years to finalize. While Brexit should not in and of itself affect the validity of the Banking Act (through which the BRRD is implemented), it is possible that subsequent changes in law affecting your rights could take place.

Such legislative and regulatory uncertainty could also affect your ability to accurately value the Notes, as well as their liquidity and, therefore, affect the trading price of the Notes given the extent and impact on the Notes that one or more regulatory or legislative changes, including those described under “—Risks Relating to the Notes—The circumstances under which the relevant UK resolution authority would exercise its UK bail-in power or other resolution tools under the Banking Act or future legislative or regulatory proposals are uncertain, which may affect the value of your Notes,” could have on the Notes.

We may redeem the Notes on an optional redemption date and for certain tax reasons.

We may redeem the Fixed/Floating Rate Notes, the 2021 Floating Rate Notes and the 2026 Floating Rate Notes in whole (but not in part) on September 12, 2025, September 11, 2020 and September 12, 2025, respectively (each, an “optional redemption date”), as more particularly described under “Description of the Notes—Redemption.” Moreover, we may redeem the Notes at any time in whole (but not in part) upon the occurrence of certain tax events, as more particularly described under “Description of the Notes—Redemption” and “Description of Debt Securities—Redemption” in the accompanying prospectus. Certain of such tax events may occur at any time after the issue date and it is therefore possible that we would be able to redeem the Notes at any time after the issue date.

Our optional redemption may limit the market value of the Notes to the redemption price during the period shortly before any optional redemption date. Additionally, if we redeem the Notes in any of the circumstances mentioned above, you may not be able to reinvest the redemption proceeds in securities offering a comparable yield.

We may issue securities pari passu with the Notes and/or secured debt.

There is no restriction on the amount of securities that we may issue that rank pari passu with the Notes. In particular, the Financial Stability Board (the “FSB”) final standards for total loss absorbing capacity (“TLAC”) requirements for global systemically important banks (“G-SIBs”) is being implemented in the UK by the BoE using its existing powers under the Banking Act, and the Bank Recovery and Resolution (No 2) Order 2014, to set the minimum requirement for own funds and eligible liabilities (“MREL”). In the EU, negotiations are ongoing on the proposals to revise the EU capital requirements framework that include proposals implementing the FSB TLAC standards. The BoE published an updated version of its statement of policy on its approach to setting MREL in June 2018, and, under this statement, interim MREL requirements will apply to us, as a G-SIB, and may apply to some of our UK subsidiaries starting from January 2019. While the BoE has powers to set the MREL thresholds at individual bank level, the policy intention is that the MREL standards for UK banks and groups to which TLAC applies will be consistent with TLAC requirements. We expect to issue between $60 billion and $80 billion in aggregate principal amount of senior debt securities over a period of time expected to be in excess of three years (starting from 2016). We have issued approximately US$53.2 billion as of September 4, 2018, in order to meet these TLAC requirements. See pages 87 through 93 in the 2017 Form 20-F.

Furthermore, the terms of the Indenture permit us (and our subsidiaries) to incur additional debt, including secured debt. The Notes will be effectively subordinated to any indebtedness or other liabilities of our subsidiaries (see “—Risks Relating to the Notes—Our holding company structure may mean that our rights to participate in assets of any of our subsidiaries upon its liquidation may be subject to prior claims of some of its creditors, including when we have loaned or otherwise advanced the proceeds received from the issuance of the Notes to such subsidiary”) and to any of our indebtedness that is secured by property or assets to the extent of the value of the property or assets securing such indebtedness.

In the event of our winding up, you may recover from the value of our assets to satisfy your claims only after our secured creditors have been paid in full. In addition, the claims of pari passu creditors may reduce the amount recoverable by you. Therefore, you may lose all or some of your investment in the Notes in the event of our winding up.

Our holding company structure may mean that our rights to participate in assets of any of our subsidiaries upon its liquidation may be subject to prior claims of some of its creditors, including when we have loaned or otherwise advanced the proceeds received from the issuance of the Notes to such subsidiary.

The Notes are our obligations exclusively and are not guaranteed by any person, including any of our subsidiaries. We are a non-operating holding company and, as such, our principal source of income is derived from our operating subsidiaries that hold the principal assets of the HSBC Group. As a separate legal entity, we rely on, among other things, remittance of our subsidiaries’ loan interest payments and dividends in order to be able to meet our obligations to you as they fall due. The ability of our subsidiaries and affiliates to pay dividends could be restricted by changes in regulation, contractual restrictions, exchange controls and other requirements, which may restrict our ability to pay any amounts due under the Notes.

In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors and any preference shareholders, except to the extent that we may be a creditor with recognized claims ranking ahead of or pari passu with such prior claims against the subsidiary.

We also have absolute discretion as to how we make our investments in, or advance funds to, our subsidiaries, including the proceeds of issuances of debt securities, such as the Notes, and as to how we may restructure existing investments and funding in the future. The ranking of our claims in respect of such investments and funding in the event of the liquidation of a subsidiary, and their treatment in resolution, will depend in part on their form and structure and the types of claim that they give rise to. The purposes of such investments and funding, and any such restructuring, may include, among other things, the provision of different amounts or types of capital or funding to particular subsidiaries, including for the purposes of meeting regulatory requirements, such as the implementation of MREL in the EU, or the FSB’s minimum TLAC requirements, in respect of such subsidiaries, which may require funding to be made on a subordinated basis. See pages 87 through 93 in the 2017 Form 20-F.

In addition, the terms of some loans or investments in capital instruments issued by our subsidiaries may contain contractual mechanisms that, upon the occurrence of a trigger related to the prudential or financial condition of such subsidiary, would result in a write-down of the claim or a change in the ranking and type of claim that we have against such subsidiary. The regulatory framework applicable to our subsidiaries may also provide statutory powers to regulatory authorities to write-down or convert such loans or investments to equity depending on the prudential or financial condition of the subsidiary. In addition, such loans to and investments in our subsidiaries may also be subject to the exercise of the UK bail-in power. See “—Risks Relating to the Notes—The Notes are the subject of the UK bail-in power, which may result in your Notes being written down to zero or converted into other securities, including unlisted equity securities.” Any changes in the legal or regulatory form or ranking of a loan or investment could also affect its treatment in resolution.

If any of our subsidiaries were wound up, liquidated or dissolved (i) the noteholders would have no right to proceed against the assets of such subsidiary and (ii) the liquidator of such subsidiary would first apply the assets of such subsidiary to settle the claims of such subsidiary’s creditors and/or preference shareholders (including holders of such subsidiary’s senior debt and Tier 2 and additional Tier 1 capital instruments) before we would be entitled to receive any distributions.

The historical levels of three-month LIBOR are not an indication of its future levels.

In the past, the level of three-month LIBOR has experienced significant fluctuations. You should note that historical levels, fluctuations and trends of three-month LIBOR are not necessarily indicative of future levels. Any historical upward or downward trend in three-month LIBOR is not an indication that it is more or less likely to increase or decrease at any time during an interest period, and you should not take the historical levels of three-month LIBOR as an indication of its future performance.

Uncertainty relating to the LIBOR calculation process may adversely affect the value of the Notes.

LIBOR and other interest rates or other types of rates and indices which are deemed to be “benchmarks” are the subject of ongoing national and international regulatory discussions and proposals for reform. Some of these reforms are already effective, while others are still to be implemented. Following the implementation of any such reforms, the manner of administration of benchmarks, including LIBOR, may change, with the result that they may perform differently than in the past, or the benchmark could be eliminated entirely, or there could be other consequences that cannot be predicted.

For example, Regulation (EU) 2016/1011 (the “Benchmark Regulation”) has applied from January 1, 2018 (with the exception of certain provisions specified in Article 59 (mainly relating to critical benchmarks) that have applied since June 30, 2016). The Benchmark Regulation could have a material impact on any securities linked to LIBOR or another benchmark rate or index. In particular, if the methodology or other terms of LIBOR are changed in order to comply with the terms of the Benchmark Regulation, such changes could (among other things) have the effect of reducing or increasing the rate or level, or affecting the volatility of the published rate or level, of LIBOR. In addition, the Benchmark Regulation stipulates that each administrator of a benchmark regulated thereunder must be licensed by the competent authority of the EU member state where such administrator is located. There is a risk that administrators of certain benchmarks will fail to obtain a necessary licence, preventing them from continuing to provide such benchmarks.

Moreover, existing and proposed reforms and the general increased regulatory scrutiny could increase the costs and risks of administering or otherwise participating in the setting of benchmarks, including LIBOR, and complying with any such regulations or requirements. Benchmark administrators may, therefore, cease to administer certain benchmarks due to such costs and risks. Even if benchmarks continue to be administered, there is also a risk that they may in time become obsolete. For example, on July 27, 2017, the FCA announced that it intends to stop persuading or compelling banks to submit rates for the calculation of LIBOR to the administrator of LIBOR after 2021. On June 22, 2017, the Alternative Reference Rates Committee (“ARRC”) convened by the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of New York identified the Secured Overnight Financing Rate (“SOFR”), a broad U.S. treasuries repo financing rate to be published by the Federal Reserve Bank of New York, as the rate that, in the consensus view of the ARRC, represented best practice for use in certain new U.S. dollar derivatives and other financial contracts. SOFR has been published by the Federal Reserve Bank of New York since April 2018. However, the introduction of SOFR does not necessarily mean that the broader market will adopt it.

As a result, it is not possible to predict whether and to what extent banks will continue to provide LIBOR submissions to the administrator of LIBOR to allow for the calculation of LIBOR in its current form, whether LIBOR rates will cease to be published or supported before or after 2021 or whether any additional reforms to LIBOR may be enacted in the UK or elsewhere. At this time, no consensus exists as to what rate or rates may become accepted alternatives to LIBOR and it is impossible to predict the effect of any such alternatives on the value of LIBOR-based securities, such as the Notes. Uncertainty as to the nature of any potential changes or reforms to LIBOR may adversely affect the trading market for the Notes.

To the extent LIBOR is discontinued or is no longer quoted, the floating interest rate will be determined using the alternative methods described under “Description of Notes—Interest—LIBOR.” In particular, if we determine that LIBOR has ceased to be calculated or administered for publication, an independent financial adviser appointed by us, or failing such appointment, we, will have the discretion to select an alternative base rate, as well as to make certain changes to the manner in which the floating interest rate is calculated or determined. The independent financial adviser’s and our economic interests could be adverse to your interests as an investor in the Notes, and neither it nor we will have any obligation to consider your interests as a noteholder in taking any action that might affect the value of the Notes. Moreover, this alternative method may result in interest payments that are lower than, or that do not otherwise correlate over time with, the payments that would have been made on the Notes if LIBOR was available in its current form. Additionally, if LIBOR is no longer calculated or administered and no alternative base rate is determined (including because the same costs and risks that may lead to the discontinuation or unavailability of LIBOR make the alternative base rate impossible or impracticable to determine), the floating interest rate on the Notes will accrue at the same rate as the immediately preceding interest period, effectively converting the Fixed/Floating Rate Notes (during the floating rate period), the 2021 Floating Rate Notes and the 2026 Floating Rate Notes into fixed rate instruments. In addition, due to the uncertainty concerning the availability of alternative base rates and the involvement of the independent financial adviser, the relevant fallback provisions may not operate as intended at the relevant time. Any of the foregoing may have an adverse effect on the value of the Notes.

The Notes are not bank deposits.

An investment in the Notes is not equivalent to an investment in a bank deposit and carries risks that are very different from the risk profile of such a deposit.

The issue price, interest rate and yield to maturity of the Notes are expected to reflect the additional risks borne by investors therein when compared to those of depositors. For example, the Notes do not benefit from any protection provided pursuant to Directive 2014/49/EU of the European Parliament and of the Council on deposit guarantee schemes or any national implementing measures implementing such directive in any jurisdiction (such as the UK Financial Services Compensation Scheme). Therefore, if we become insolvent or default on our obligations, investors could lose their entire investment. Additionally, given that the Notes are not bank deposits, they would be subject to the bail-in tool before it is applied to bank deposits (to the extent that such deposits are subject to the bail-in tool at all). See “—Risks Relating to the Notes—The Notes are the subject of the UK bail-in power, which may result in your Notes being written down to zero or converted into other securities, including unlisted equity securities.”

The securities that we are offering constitute a new issue of securities by us and we cannot guarantee that an active public market for the securities will develop or be sustained.

The Notes will constitute a new issue of securities by us. Prior to our present issuance of Notes, there will have been no public market for the Notes. Even though the Notes are expected to have greater liquidity than a bank deposit given that bank deposits are generally not transferable, there can be no assurance that an active public market for the Notes will develop. See “—Risks Relating to the Notes—The Notes are not bank deposits.” Although we will apply for the Notes to be listed on the New York Stock Exchange, there can be no assurance that an active public market for the Notes will develop and, if such a market were to develop, the underwriters are under no obligation to maintain such a market. The liquidity and the market prices for the Notes can be expected to vary with changes in market and economic conditions and our financial condition and prospects and other factors that generally influence the market prices of securities.

Our credit ratings may not reflect all risks of an investment in the Notes, and changes to any credit rating assigned to us or the Notes may affect the market value of the Notes.

Our credit rating or those assigned to the Notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or market value of, the Notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time in its sole discretion.

Any rating assigned to us or the Notes may be withdrawn entirely by a credit rating agency, may be suspended or may be lowered, if, in that credit rating agency’s judgment, circumstances relating to the basis of the rating so warrant. Ratings may be impacted by a number of factors that can change over time, including the credit rating agency’s assessment of: our strategy and management’s capability; our financial condition, including in respect of capital, funding and liquidity; competitive, economic, legal and regulatory conditions in our key markets, including those markets where we have large exposures or on which our operating results, including revenues, are substantially dependent; the level of political support for the industries in which we operate; and legal and regulatory frameworks affecting our legal structure, business activities and the rights of our creditors. For example, in September 2017, Moody’s downgraded the rating on our long-term senior unsecured debt. This reflected Moody’s assessment of our financial strength based on deteriorating operating conditions in certain markets, including the UK, as well as in Hong Kong, where a significant portion of our business and assets are located and from which we generate a substantial portion of our revenue and profit. Moreover, the rating agencies that currently, or may in the future, publish a rating for us or the Notes may change the methodologies that they use for analyzing securities with features similar to the Notes.

Real or expected downgrades, suspensions or withdrawals of credit ratings assigned to us or the Notes could cause the liquidity or trading prices of the Notes to decline significantly. Additionally, any uncertainty about the extent of any anticipated changes to the credit ratings assigned to us or the Notes may adversely affect the market value of the Notes.

You may not be entitled to receive U.S. dollars in a winding up.

If you are entitled to any recovery with respect to the Notes in any winding up, you might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the UK. In addition, under current English law, our liability to you would have to be converted into pounds sterling or any other lawful currency of the UK at a date close to the commencement of proceedings against us and you would be exposed to currency fluctuations between that date and the date you receive proceeds pursuant to such proceedings, if any.

HSBC HOLDINGS PLC

HSBC is one of the largest banking and financial services organizations in the world. As of June 30, 2018, we had total assets of US$2,607 billion and total shareholders’ equity of US$184 billion. For the six-month period ended June 30, 2018, our operating profit was US$9,331 million on total operating income of US$33,047 million. We are a strongly capitalized banking group with a CRD IV common equity Tier 1 ratio (end-point basis) of 14.2% as of June 30, 2018.

Headquartered in London, HSBC operates through long-established businesses and serves customers worldwide from around 3,800 offices in 66 countries and territories in Europe, Asia, North and Latin America, and the Middle East and North Africa. Within these regions, a comprehensive range of banking and related financial services is offered to personal, commercial, corporate, institutional, investment and private banking clients. Our products and services are delivered to clients through four global businesses, Retail Banking and Wealth Management, Commercial Banking, Global Banking and Markets and Global Private Banking.

USE OF PROCEEDS

We will use the net proceeds from the sale of the Notes for general corporate purposes.

CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS OF HSBC HOLDINGS PLC

The following table shows the share capital position of HSBC Holdings plc and its consolidated capitalization and indebtedness as of June 30, 2018:

As of June 30, 2018 in US$m
Share capital of HSBC Holdings plc
Ordinary shares (of nominal value US$0.50 each)(1)	10,159
Preference shares (of nominal value US$0.01 each)	1,450
HSBC Group Equity
Called up share capital	10,159
Share premium account	9,774
Other equity instruments(2)	20,573
Other reserves	2,193
Retained earnings	140,908
Total shareholders’ equity	183,607
Non-controlling interests	7,687
Total equity	191,294
HSBC Group Indebtedness(3)
Debt securities in issue(5)	81,708
Trading liabilities—Debt securities in issue	1,910
Debt securities in issue designated at fair value	110,567
Subordinated liabilities(4)	37,642
Total indebtedness	231,827
Total Capitalization and Indebtedness	423,121

(1)

As of September 3, 2018, 23,325,084 ordinary shares of US$0.50 each have been issued since June 30, 2018 as a result of shares issued pursuant to exercises of employee share options and share plans and to shareholders who, in connection with the first interim dividend for 2018, elected to receive shares in lieu of cash, and 101,458,298 ordinary shares of US$0.50 each have been repurchased under the share buy-back program since June 30, 2018.

(2)	Comprises nine outstanding series of contingent convertible securities, each issued by HSBC Holdings plc.
(3)	As of June 30, 2018, HSBC had other liabilities of US$134,774 million and contingent liabilities and contractual commitments of US$803,059 million (including guarantees of US$91,104 million).
(4)	Includes US$1,000 million of guaranteed subordinated liabilities.
(5)

The total carrying amount of debt securities in issue would increase by US$5,250 million to reflect the sale of the Fixed/Floating Rate Notes, the 2021 Floating Rate Notes and the 2026 Floating Rate Notes and application of the proceeds therefrom.

Save as disclosed in the above notes, there has been no material change in the issued share capital of HSBC Holdings, or its consolidated capitalization and indebtedness, since June 30, 2018.

DESCRIPTION OF THE NOTES

The following summary description of certain material terms and provisions of the Notes supplements the description of certain terms and provisions of senior unsecured debt securities of any series set forth in the accompanying prospectus under the heading “Description of Debt Securities.” The terms described here, together with the relevant terms of senior unsecured debt securities contained in the accompanying prospectus, constitute a description of the material terms of the Notes. In cases of inconsistency between the terms described here and the relevant terms of the prospectus, the terms presented here will apply and replace those described in the prospectus.

The Notes will constitute senior unsecured notes issued under the indenture dated as of August 26, 2009 (as amended or supplemented from time to time) among us, The Bank of New York Mellon, as trustee, and HSBC Bank USA, National Association, as paying agent, the form of which is filed as an exhibit to our registration statement on Form F-3 (the “Registration Statement”). The indenture will be supplemented and amended by a ninth supplemental indenture, which is expected to be entered into on September 12, 2018 among us, the trustee, the paying agent and the calculation agent (the indenture, together with the ninth supplemental indenture, the “Indenture”), the form of which will be filed as an exhibit to a report on Form 6-K on or about September 12, 2018, and which will be incorporated by reference in the Registration Statement.

If you purchase the Notes, your rights will be determined by the Notes, the Indenture and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You can read the Indenture and the form of Notes at the location listed under “Where You Can Find More Information About Us.”

The Fixed/Floating Rate Notes, the 2021 Floating Rate Notes and the 2026 Floating Rate Notes will be issued in an aggregate principal amount of $2,500,000,000, $2,000,000,000 and $750,000,000, respectively, and unless previously redeemed or otherwise cancelled as described under “—Redemption,” will mature on September 12, 2026 and September 11, 2021, September 12, 2026, respectively. The Notes will be issued only in registered form in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

Interest

Fixed/Floating Rate Notes

From (and including) the issue date to (but excluding) September 12, 2025 (the “Fixed Rate Period”), interest on the Fixed/Floating Rate Notes will be payable at a rate of 4.292% per annum (the “Fixed/Floating Initial Interest Rate”). During the Fixed Rate Period, interest on the Fixed/Floating Rate Notes will be payable semi-annually in arrear on March 12 and September 12 of each year, beginning on March 12, 2019.

From (and including) September 12, 2025 (the “Floating Rate Period”), the interest rate on the Fixed/Floating Rate Notes will be equal to the three-month U.S. dollar London interbank offered rate (“LIBOR”), as determined on the applicable Floating Rate Period Interest Determination Date, plus 1.34771% per annum (the “Floating Rate Period Margin”). During the Floating Rate Period, interest on the Fixed/Floating Rate Notes will be payable quarterly in arrear on each Floating Rate Period Interest Payment Date. The interest rate on the Fixed/Floating Rate Notes will be reset quarterly on each Floating Rate Period Interest Reset Date.

The regular record dates for the Fixed/Floating Rate Notes will be the 15th calendar day preceding each interest payment date, whether or not a business day.

During the Fixed Rate Period:

•	Interest will be calculated on the basis of twelve 30-day months or, in the case of an incomplete month, the actual number of days elapsed, in each case assuming a 360-day year.

•

If any scheduled interest payment date is not a business day, such interest payment date will be postponed to the next day that is a business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date.

During the Floating Rate Period:

•	Interest will be calculated on the basis of the actual number of days in each Floating Rate Interest Period, assuming a 360-day year.

•

If any scheduled Floating Rate Period Interest Reset Date or Floating Rate Period Interest Payment Date (other than the maturity date for the Fixed/Floating Rate Notes) is not a business day, such Floating Rate Period Interest Reset Date and Floating Rate Period Interest Payment Date will be postponed to the next day that is a business day; provided that if that business day falls in the next succeeding calendar month, such Floating Rate Period Interest Reset Date and Floating Rate Period Interest Payment Date will be the immediately preceding business day. If any such Floating Rate Period Interest Payment Date (other than the maturity date for the Fixed/Floating Rate Notes) is postponed or brought forward as described above, the payment of interest due on such postponed or brought forward Floating Rate Period Interest Payment Date will include interest accrued to but excluding such postponed or brought forward Floating Rate Period Interest Payment Date.

•

If the scheduled maturity date or date of redemption or repayment of the Fixed/Floating Rate Notes is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment of the Fixed/Floating Rate Notes.

2021 Floating Rate Notes

Interest on the 2021 Floating Rate Notes will be payable quarterly in arrear on March 12, June 12, September 12 and December 12 of each year, beginning on December 12, 2018 (each, a “2021 FRN Interest Payment Date”).

The initial interest rate on the 2021 Floating Rate Notes for the first 2021 FRN Interest Period will be equal to three-month LIBOR, as determined on September 10, 2018 (which will be the second London banking day preceding the issue date), plus 0.650% per annum (such initial interest rate, the “2021 FRN Initial Interest Rate”). Thereafter, the interest rate on the 2021 Floating Rate Notes for any 2021 FRN Interest Period will be LIBOR, as determined on the applicable 2021 FRN Interest Determination Date, plus 0.650% per annum (the “2021 FRN Margin”). The interest rate on the 2021 Floating Rate Notes will be reset quarterly on each 2021 FRN Interest Reset Date. The regular record dates for the 2021 Floating Rate Notes will be the 15th calendar day preceding each 2021 FRN Interest Payment Date, whether or not a business day. Interest on the 2021 Floating Rate Notes will be calculated on the basis of the actual number of days in each 2021 FRN Interest Period, assuming a 360-day year.

If any scheduled 2021 FRN Interest Reset Date or 2021 FRN Interest Payment Date (other than the maturity date for the 2021 Floating Rate Notes) is not a business day, such 2021 FRN Interest Reset Date and 2021 FRN Interest Payment Date will be postponed to the next day that is a business day; provided that if that business day falls in the next succeeding calendar month, such 2021 FRN Interest Reset Date and 2021 FRN Interest Payment Date will be the immediately preceding business day. If any such 2021 FRN Interest Payment Date (other than the maturity date for the 2021 Floating Rate Notes) is postponed or brought forward as described above, the payment of interest due on such postponed or brought forward 2021 FRN Interest Payment Date will include interest accrued to but excluding such postponed or brought forward 2021 FRN Interest Payment Date. If the scheduled maturity date or date of redemption or repayment of the 2021 Floating Rate Notes is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment of the 2021 Floating Rate Notes.

2026 Floating Rate Notes

Interest on the 2026 Floating Rate Notes will be payable quarterly in arrear on March 12, June 12, September 12 and December 12 of each year, beginning on December 12, 2018 (each, a “2026 FRN Interest Payment Date”).

The initial interest rate on the 2026 Floating Rate Notes for the first 2026 FRN Interest Period will be equal to three-month LIBOR, as determined on September 10, 2018 (which will be the second London banking day preceding the issue date), plus 1.380% per annum (such initial interest rate, the “2026 FRN Initial Interest Rate”). Thereafter, the interest rate on the 2026 Floating Rate Notes for any 2026 FRN Interest Period will be LIBOR, as determined on the applicable 2026 FRN Interest Determination Date, plus 1.380% per annum (the “2026 FRN Margin”). The interest rate on the 2026 Floating Rate Notes will be reset quarterly on each 2026 FRN Interest Reset Date. The regular record dates for the 2026 Floating Rate Notes will be the 15th calendar day preceding each 2026 FRN Interest Payment Date, whether or not a business day. Interest on the 2026 Floating Rate Notes will be calculated on the basis of the actual number of days in each 2026 FRN Interest Period, assuming a 360-day year.

If any scheduled 2026 FRN Interest Reset Date or 2026 FRN Interest Payment Date (other than the maturity date for the 2026 Floating Rate Notes) is not a business day, such 2026 FRN Interest Reset Date and 2026 FRN Interest Payment Date will be postponed to the next day that is a business day; provided that if that business day falls in the next succeeding calendar month, such 2026 FRN Interest Reset Date and 2026 FRN Interest Payment Date will be the immediately preceding business day. If any such 2026 FRN Interest Payment Date (other than the maturity date for the 2026 Floating Rate Notes) is postponed or brought forward as described above, the payment of interest due on such postponed or brought forward 2026 FRN Interest Payment Date will include interest accrued to but excluding such postponed or brought forward 2026 FRN Interest Payment Date. If the scheduled maturity date or date of redemption or repayment of the 2026 Floating Rate Notes is not a business day, we may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment of the 2026 Floating Rate Notes.

LIBOR

LIBOR will be determined by the calculation agent in accordance with the following provisions:

(1)

With respect to any Interest Determination Date, LIBOR will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars having a maturity of three months commencing on the related Interest Reset Date that appears on Reuters Page “LIBOR01” (or such other page as may replace such page on Reuters or such other information service or source, in each case, as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) (the “relevant screen page”) as of 11:00 a.m., London time, on that Interest Determination Date. If no such rate appears, then LIBOR, in respect of that Interest Determination Date, will be determined in accordance with the provisions described in (2) and (3) below.

(2)

With respect to an Interest Determination Date on which no rate appears on the relevant screen page, subject to the provisions described in (3) below, the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market (which may include affiliates of the underwriters), as selected and identified by us (the “London Reference Banks”), to provide its offered quotation (expressed as a percentage per annum) for deposits in U.S. dollars for the period of three months, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date, and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the City of New York, on the Interest Determination Date by three major banks in the City of New York (which may include affiliates of the underwriters), as selected and identified by us (together with the London Reference Banks, the “Reference Banks”), for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the related Interest Reset Date, and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two such rates are so provided, LIBOR on the Interest Determination Date will be the arithmetic mean of such rates. If fewer than two such rates are so provided, LIBOR on the Interest Determination Date will be LIBOR in effect with respect to the immediately preceding Interest Determination Date or, in the case of the Interest Determination Date prior to the first Interest Reset Date, the Initial Interest Rate.

(3)

Notwithstanding clause (2) above, with respect to an Interest Determination Date on which no rate appears on the relevant screen page, if we (in consultation with the calculation agent) determine that LIBOR has ceased to be published on the relevant screen page as a result of LIBOR ceasing to be calculated or administered for publication thereon, we will use reasonable efforts to appoint an Independent Financial Adviser to determine the Alternative Base Rate and the Alternative Screen Page by no later than five business days prior to the Interest Determination Date relating to the next succeeding Interest Period (the “Interest Determination Cut-off Date”). If we are unable to appoint an Independent Financial Adviser, or if the Independent Financial Adviser fails to determine the Alternative Base Rate and the Alternative Screen Page prior to the Interest Determination Cut-off Date, we will determine the Alternative Base Rate and the Alternative Screen Page for such Interest Period; provided that if we do not determine the Alternative Base Rate and the Alternative Screen Page prior to the Interest Determination Date for such Interest Period, the interest rate for such Interest Period will be equal to the interest rate in effect for the immediately preceding Interest Period or, in the case of the first Interest Period, the Initial Interest Rate. If the Independent Financial Adviser or we determine the Alternative Base Rate, the Independent Financial Adviser or we, as applicable, may also, following consultation with the calculation agent, make changes to the day count fraction, the business day convention, the definition of business day, the remaining Interest Determination Dates and any method for obtaining the substitute or successor base rate if the Alternative Base Rate or the Alternative Screen Page is unavailable on the relevant Interest Determination Date or otherwise, in each case in order to follow market practice, as well as any other changes (including to the Margin) that we, following consultation with the Independent Financial Adviser (if appointed), determine in good faith are reasonably necessary to ensure the proper operation of the Alternative Base Rate, as well as the comparability of the interest rate determined by reference to the Alternative Base Rate to the interest rate determined by reference to LIBOR (the “Floating Rate Calculation Changes”). Any Floating Rate Calculation Changes will apply to the Notes for all future Interest Periods.

We will promptly give notice of the determination of the Alternative Base Rate, the Alternative Screen Page and any Floating Rate Calculation Changes to the trustee, the paying agent, the calculation agent and the noteholders; provided that failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination.

All percentages resulting from any calculation of any interest rate on the Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (for example, 9.876545% (or 0.09876545) would be rounded to 9.87655% (or 0.0987655)), and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

All determinations and any calculations made by the calculation agent for the purposes of calculating the applicable interest on the Notes will be conclusive and binding on the noteholders, us, the trustee and the paying agent, absent manifest error. The calculation agent will not be responsible to us, the noteholders or any third party for any failure of the Reference Banks to provide quotations as requested of them or as a result of the calculation agent having acted on any quotation or other information given by any Reference Bank which subsequently may be found to be incorrect or inaccurate in any way.

The interest rate on the Notes during the applicable Interest Period will in no event be higher than the maximum rate permitted by law or lower than 0% per annum.

Agreement with Respect to the Alternative Base Rate

By its acquisition of the Notes, each noteholder (which, for these purposes, includes each beneficial owner) (i) will acknowledge, accept, consent and agree to be bound by the Independent Financial Adviser’s or our determination of the Alternative Base Rate, the Alternative Screen Page and any Floating Rate Calculation Changes, including as may occur without any prior notice from us and without the need for us to obtain any further consent from such noteholder, (ii) will waive any and all claims, in law and/or in equity, against the trustee, the paying agent and the calculation agent for, agree not to initiate a suit against the trustee, the paying agent and the calculation agent in respect of, and agree that none of the trustee, the paying agent or the calculation agent will be liable for, the determination of or the failure to determine any Alternative Base Rate, any Alternative Screen Page and any Floating Rate Calculation Changes, and any losses suffered in connection therewith and (iii) will agree that none of the trustee, the paying agent or the calculation agent will have any obligation to determine any Alternative Base Rate, any Alternative Screen Page and any Floating Rate Calculation Changes (including any adjustments thereto), including in the event of any failure by us to determine any Alternative Base Rate, any Alternative Screen Page and any Floating Rate Calculation Changes.

Redemption

The Notes will not be redeemable at the option of the noteholders at any time.

The Notes will not be subject to any sinking fund or mandatory redemption.

We may redeem the Fixed/Floating Rate Notes in whole (but not in part) in our sole discretion on September 12, 2025. The redemption price will be equal to 100% of their principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption.

We may redeem the 2021 Floating Rate Notes in whole (but not in part) in our sole discretion on September 11, 2020. The redemption price will be equal to 100% of their principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption.

We may redeem the 2026 Floating Rate Notes in whole (but not in part) in our sole discretion on September 12, 2025. The redemption price will be equal to 100% of their principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption.

We may redeem the Notes in whole (but not in part) in our sole discretion upon the occurrence of certain tax events. The redemption price will be equal to 100% of their principal amount plus any accrued and unpaid interest to (but excluding) the date of redemption. See “Description of Debt Securities—Redemption” in the accompanying prospectus.

Any redemption of the Notes will be subject to our giving not less than 30 days’, nor more than 60 days’, prior notice to each noteholder.

Notwithstanding anything to the contrary in the accompanying prospectus, the Indenture or the Notes, we may only redeem or repurchase the Notes prior to the maturity date if we have obtained any Relevant Supervisory Consent.

Purchases

Members of the HSBC Group other than HSBC Holdings may purchase or otherwise acquire any of the outstanding Notes at the same or differing prices in the open market, negotiated transactions, or otherwise without giving prior notice to or obtaining any consent from noteholders, in accordance with the Relevant Rules and, if required, subject to obtaining any Relevant Supervisory Consent.

Events of Default and Defaults

Notwithstanding anything to the contrary in the accompanying prospectus, the Notes and the Indenture specify certain events that will constitute an event of default or a default, which will depend on whether a Loss Absorption Disqualification Event has occurred.

Prior to a Loss Absorption Disqualification Event

On the issue date, and for so long as no Loss Absorption Disqualification Event has occurred, an “Event of Default” with respect to the Notes means any one of the following events:

(i)

an order is made by an English court which is not successfully appealed within 30 days after the date such order was made for our winding up other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency;

(ii)	an effective resolution is validly adopted by our shareholders for our winding up other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency;

(iii)	failure to pay principal or premium, if any, on the Notes at maturity, and such default continues for a period of 30 days; or

(iv)	failure to pay any interest on the Notes when due and payable, which failure continues for 30 days.

After a Loss Absorption Disqualification Event

On and after the date a Loss Absorption Disqualification Event has occurred, an “Event of Default” with respect to the Notes means any one of the following events:

(i)

an order is made by an English court which is not successfully appealed within 30 days after the date such order was made for our winding up other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency; or

(ii)	an effective resolution is validly adopted by our shareholders for our winding up other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency.

After a Loss Absorption Disqualification Event has occurred, in addition to Events of Default, the Indenture also will provide separately for “Defaults.” A Default with respect to the Notes means any one of the following events:

(i)	failure to pay principal or premium, if any, on the Notes at maturity, and such default continues for a period of 30 days; or

(ii)	failure to pay any interest on the Notes when due and payable, which failure continues for 30 days.

If a Default occurs, the trustee may institute proceedings in England (but not elsewhere) for our winding-up; provided that the trustee may not, upon the occurrence of a Default, accelerate the maturity of any outstanding Notes, unless an Event of Default has occurred and is continuing.

Notwithstanding the foregoing, failure to make any payment in respect of the Notes will not be a Default in respect of the Notes if such payment is withheld or refused:

(i)	in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, in each case applicable to such payment; or

(ii)

in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time during the said grace period of 30 days by independent legal advisers acceptable to the trustee;

provided, however, that the trustee may, by notice to us, require us to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the trustee may be advised in an opinion of counsel, upon which opinion the trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case we will forthwith take and expeditiously proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such resolution determines that the relevant payment can be made without violating any applicable law, regulation or order then the preceding sentence will cease to have effect and the payment will become due and payable on the expiration of the relevant grace period of 30 days after the trustee gives written notice to us informing us of such resolution.

Acceleration

If an Event of Default occurs and is continuing, the trustee may or, if requested by the holder or holders of not less than 25% in aggregate principal amount of the outstanding Notes will, declare the principal amount together with accrued but unpaid payments with respect to the Notes to be due and payable immediately (an “acceleration”) by a notice in writing to us (and to the trustee if given by the noteholders), and upon such declaration such principal amount will become immediately due and payable; provided that after such declaration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding Notes, by written notice to us and the trustee, may (under certain circumstances) rescind and annul such declaration.

Under the terms of the Indenture and the Notes, the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Notes will not be stated to be an Event of Default or a Default. As a result, noteholders will not have the right to request that the trustee declare an acceleration or institute proceedings for our winding up solely due to the exercise of the UK bail-in power by the relevant UK resolution authority.

Notwithstanding any other provision of the Indentures or the Notes, the right of any noteholder to receive payment of the principal of, or interest on, the Notes on or after the due dates thereof and to institute suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such noteholder.

Agreement with Respect to the Variation of Events of Default and Defaults

By its acquisition of the Notes, each noteholder (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree to be bound by the variation of the events of default and defaults on the occurrence of a Loss Absorption Disqualification Event (including as may occur without any prior notice from us), without the need for us to obtain any further consent from such noteholder.

Loss Absorption Disqualification Event

A “Loss Absorption Disqualification Event” will be deemed to have occurred if clause (iii) or (iv) of the definition of Event of Default (as such term is defined as of the issue date) has caused or is likely to cause the Notes to be fully or partially ineligible to meet our minimum requirements for (x) eligible liabilities and/or

(y) loss absorbing capacity instruments, in each case pursuant to the relevant Loss Absorption Regulations, as a result of any:

(i)	Loss Absorption Regulation becoming effective on or after the issue date; or

(ii)

amendment to, or change in, any Loss Absorption Regulation, or any change in the application or official interpretation of any Loss Absorption Regulation, in any such case becoming effective on or after the issue date.

As soon as practicable after the occurrence of a Loss Absorption Disqualification Event (but no later than 30 days after the occurrence thereof), we will:

(i)

give notice thereof to the trustee and the paying agent directly and to the noteholders via DTC (or, if the Notes are held in definitive form, to the noteholders at their addresses shown on the register for the Notes) specifying (x) that a Loss Absorption Disqualification Event has occurred, (y) the date of the occurrence of the Loss Absorption Disqualification Event and (z) the events of default specified under “—Events of Default and Defaults—After a Loss Absorption Disqualification Event” are substituted in full for the events of default and defaults specified under “—Events of Default and Defaults—Prior to a Loss Absorption Disqualification Event,” and will be the applicable events of default and defaults under the Indenture and the Notes. The date on which the notice is dispatched by us to DTC (or, if the Notes are held in definitive form, to the trustee) will be the date on which such notice is deemed to have been given; and

(ii)

deliver to the trustee an officer’s certificate stating that a Loss Absorption Disqualification Event has occurred. For these purposes, the trustee and the paying agent will accept and are entitled to conclusively rely upon such officer’s certificate without further enquiry as sufficient evidence of the existence of such circumstances and such officer’s certificate will be conclusive and binding on the noteholders without the need for any further consent on their part.

Agreement with Respect to the Exercise of UK Bail-in Power

By its acquisition of the Notes, each noteholder (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree, notwithstanding any other term of the Notes, the Indenture or any other agreements, arrangements or understandings between us and any noteholder, to be bound by (a) the effect of the exercise of any UK bail-in power by the relevant UK resolution authority that may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the Amounts Due; (ii) the conversion of all, or a portion, of the Amounts Due into our or another person’s ordinary shares, other securities or other obligations (and the issue to, or conferral on, the noteholder of such ordinary shares, other securities or other obligations), including by means of an amendment, modification or variation of the terms of the Notes or the Indenture; (iii) the cancellation of the Notes; and/or (iv) the amendment or alteration of the maturity date of the Notes or amendment of the amount of interest payable on the Notes, or the interest payment dates, including by suspending payment for a temporary period; and (b) the variation of the terms of the Notes or the Indenture, if necessary, to give effect to the exercise of any UK bail-in power by the relevant UK resolution authority. No repayment or payment of Amounts Due will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. Moreover, each noteholder (which, for these purposes, includes each beneficial owner) will consent to the exercise of any UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the Notes.

For	these purposes,

(a)

“Amounts Due” are the principal amount of, and any accrued but unpaid interest, including any Additional Amounts, on, the Notes. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of any UK bail-in power by the relevant UK resolution authority;

(b)

a “UK bail-in power” is any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the UK, relating to the transposition of the BRRD or otherwise, including but not limited to the Banking Act and the instruments, rules and standards created thereunder, pursuant to which (i) any obligation of a regulated entity (or other affiliate of such regulated entity) can be reduced, cancelled, modified, or converted into shares, other securities, or other obligations of such regulated entity or any other person (or suspended for a temporary period); and (ii) any right in a contract governing an obligation of a regulated entity may be deemed to have been exercised. A reference to a “regulated entity” is to any BRRD Undertaking as such term is defined under the PRA Rulebook promulgated by the PRA, as amended from time to time, which includes certain credit institutions, investment firms, and certain of their parent or holding companies or any comparable future definition intended to designate entities within the scope of the UK recovery and resolution regime; and

(c)	the “relevant UK resolution authority” is any authority with the ability to exercise a UK bail-in power.

According to the principles of the Banking Act and the BRRD, we expect that the relevant UK resolution authority would respect creditor hierarchies when exercising its UK bail-in power in respect of the Notes and that the noteholders would be treated pari passu with the claims of holders of all our senior unsecured instruments which in each case by law rank, or by their terms are expressed to rank, pari passu with the Notes at that time being subjected to the exercise of the UK bail-in power.

DTC—UK Bail-in Power

Upon the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Notes, we will provide a written notice to the noteholders through The Depository Trust Company (“DTC”) as soon as practicable regarding such exercise of the UK bail-in power. We will also deliver a copy of such notice to the trustee for information purposes.

By purchasing the Notes, each noteholder (which, for these purposes, includes each beneficial owner) will be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Notes to take any and all necessary action, if required, to implement the exercise of the UK bail-in power with respect to the Notes as it may be imposed, without any further action or direction on the part of such noteholder, the trustee or the paying agent.

Set-off

To the fullest extent permitted by law, noteholders, in respect of any claims of such noteholders to payment of any principal, premium or interest in respect of the Notes, by their acceptance of the Notes, will be deemed to have waived any right of set-off or counterclaim that they might otherwise have.

Modification and Waiver

In addition to our and the trustee’s rights to modify and amend the Indenture described in the accompanying prospectus under “Description of Debt Securities—Modification and Waiver,” modifications of, and amendments to, the terms of the Indenture or the Notes may be made by us and the trustee, without the further consent of the noteholders, to the extent necessary to give effect to the exercise by the relevant UK resolution authority of the UK bail-in power. Moreover, we will agree not to amend the consent of the noteholders to the exercise of the UK bail-in power (see “—Agreement with Respect to the Exercise of UK Bail-in Power”) without the prior consent of the Relevant Regulator.

Trustee and Trustee’s Duties

The Bank of New York Mellon is the trustee under the Indenture.

The trustee will undertake certain procedures and seek certain remedies in the event of an event of default or a default. See “Description of Debt Securities—Trustee’s Duties” in the accompanying prospectus. However, by its acquisition of the Notes, each noteholder (which, for these purposes, includes each beneficial owner) will acknowledge and agree that the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Notes will not give rise to a Default or Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By its acquisition of the Notes, each noteholder (which, for these purposes, includes each beneficial owner), to the extent permitted by the Trust Indenture Act, will waive any and all claims, in law and/or in equity, against the trustee for, agree not to initiate a suit against the trustee in respect of, and agree that the trustee will not be liable for, (i) any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Notes or (ii) in connection with the variation of the events of default and defaults on the occurrence of a Loss Absorption Disqualification Event.

Additionally, by its acquisition of the Notes, each noteholder (which, for these purposes, includes each beneficial owner) will acknowledge and agree that, upon the exercise of any UK bail-in power by the relevant UK resolution authority,

•

the trustee will not be required to take any further directions from noteholders under Section 5.11 (Control by Holders of Debt Securities) of the Indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the Notes to direct certain actions relating to the Notes; and

•	the Indenture will not impose any duties upon the trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK resolution authority.

Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK resolution authority, the Notes remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of the Notes), then the trustee’s duties under the Indenture will remain applicable with respect to the Notes following such completion to the extent that we and the trustee will agree pursuant to another supplemental indenture or an amendment to the Indenture; provided, however, that notwithstanding the exercise of the UK bail-in power by the relevant UK authority, there will at all times be a trustee for the Notes in accordance with the Indenture, and the resignation and/or removal of the trustee and the appointment of a successor trustee will continue to be governed by the Indenture, including to the extent no additional supplemental indenture or amendment to the Indenture is agreed upon in the event the Notes remain outstanding following the completion of the exercise of the UK bail-in power.

Payments Subject to Fiscal Laws

All payments are subject in all cases to any applicable fiscal or other laws, regulations and directives in any jurisdiction, but without prejudice to the “Description of Securities—Additional Amounts—Senior Debt Securities and Undated Subordinated Debt Securities” provisions in the accompanying prospectus. For the purposes of the preceding sentence, the phrase “fiscal or other laws, regulations and directives” will include any obligation on us to withhold or deduct from a payment pursuant to an agreement described in Section 1471(b) of the Code, or otherwise imposed pursuant to FATCA.

Additional Amounts

All payments made under or with respect to the Notes will be paid by us without deduction or withholding for, or on account of, any and all present and future taxes, levies, imposts, duties, charges, fees, deductions, or withholdings whatsoever imposed, levied, collected, withheld or assessed by or on behalf of the UK or any political subdivision or taxing authority thereof or therein having the power to tax (each, a “Taxing

Jurisdiction”), unless required by law. If such deduction or withholding will at any time be required by the law of the Taxing Jurisdiction, we will pay such additional amounts in respect of any payments of principal or interest on the Notes (the “Additional Amounts”) as may be necessary so that the net amounts (including Additional Amounts) paid to the noteholders, after such withholding or deduction, will be equal to the respective amounts of principal or interest which the noteholders would have been entitled to receive in respect of the Notes in the absence of such withholding or deduction; provided that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which:

•

would not be payable or due but for the fact that the noteholder or beneficial owner is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction, or otherwise has some connection or former connection with the Taxing Jurisdiction other than the holding or ownership of a Note, or the collection of principal or interest payments on, or the enforcement of, a Note;

•

would not be payable or due but for the fact that the certificate representing the relevant Notes (i) is presented for payment in the Taxing Jurisdiction or (ii) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the noteholder would have been entitled to such Additional Amount on presenting the same for payment at the close of such 30-day period;

•

would not have been imposed if presentation for payment of the certificate representing the relevant Notes had been made to a paying agent other than the paying agent to which the presentation was made;

•

is imposed in respect of a noteholder that is not the sole beneficial owner of the principal or the interest, or a portion of either, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

•

is imposed because of the failure to comply by the noteholder or the beneficial owner or the beneficial owner of any payment on such Notes with a request from us addressed to the noteholder or the beneficial owner, including a written request from us related to a claim for relief under any applicable double tax treaty:

•	to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the noteholder or the beneficial owner; or

•

to make any declaration or other similar claim to satisfy any information or reporting requirement, if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the Taxing Jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge;

•	is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty assessment or other governmental charge; or

•	is imposed in respect of any combination of the above items.

We will agree in the Indenture that at least one paying agent for the Notes will be located outside the UK.

As provided in “—Payments Subject to Fiscal Laws,” all payments in respect of the Notes will be made subject to any withholding or deduction required pursuant to FATCA, and we will not be required to pay any Additional Amounts on account of any such deduction or withholding required pursuant to FATCA.

Whenever we refer in this prospectus supplement, in any context, to the payment of any principal or interest on, or in respect of, any Notes, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

Paying Agent

Payments of principal of and interest on the Notes will be made in dollars and such payments on Notes represented by a global security will be made through one or more paying agents to DTC or its nominee. Initially, the paying agent will be HSBC Bank USA, National Association. We may change the paying agent without prior notice to the noteholders, and in such an event we may act as paying agent. Payments of principal of, and interest on, the Notes represented by a global security will be made by wire transfer of immediately available funds; provided, however, that in the case of payments of principal, such global security is first surrendered to the paying agent.

Subsequent Holders’ Agreement

The noteholders (which for these purposes, includes beneficial owners of the Notes) that acquire the Notes in the secondary market and any successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of any noteholder will be deemed to acknowledge, accept, agree to be bound by and consent to the same provisions specified herein to the same extent as the noteholders that acquire the Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Notes related to the UK bail-in power, LIBOR and the variation of the events of default and defaults on the occurrence of a Loss Absorption Disqualification Event.

Governing Law

The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Listing

Application will be made for the Notes to be admitted to listing on the New York Stock Exchange.

Definitions

“2021 Floating Rate Notes” means the Floating Rate Senior Unsecured Notes due 2021 in an aggregate principal amount of $2,000,000,000.

“2021 FRN Initial Interest Rate” has the meaning given to that term under “—Interest—2021 Floating Rate Notes.”

“2021 FRN Interest Determination Date” means the second London banking day preceding the applicable 2021 FRN Interest Reset Date.

“2021 FRN Interest Payment Date” has the meaning given to such term under “—Interest—2021 Floating Rate Notes.”

“2021 FRN Interest Period” means the period beginning on (and including) a 2021 FRN Interest Payment Date and ending on (but excluding) the next succeeding 2021 FRN Interest Payment Date; provided that the first 2021 FRN Interest Period will begin on September 12, 2018 and will end on (but exclude) the first 2021 FRN Interest Payment Date.

“2021 FRN Interest Reset Date” means March 12, June 12, September 12 and December 12 of each year, beginning on December 12, 2018; provided that the interest rate in effect from (and including) September 12, 2018 to (but excluding) the first 2021 FRN Interest Reset Date will be the 2021 FRN Initial Interest Rate.

“2021 FRN Margin” has the meaning given to that term under “—Interest—2021 Floating Rate Notes.”

“2026 Floating Rate Notes” means the Floating Rate Senior Unsecured Notes due 2026 in an aggregate principal amount of $750,000,000.

“2026 FRN Initial Interest Rate” has the meaning given to that term under “—Interest—2026 Floating Rate Notes.”

“2026 FRN Interest Determination Date” means the second London banking day preceding the applicable 2026 FRN Interest Reset Date.

“2026 FRN Interest Payment Date” has the meaning given to such term under “—Interest—2026 Floating Rate Notes.”

“2026 FRN Interest Period” means the period beginning on (and including) a 2026 FRN Interest Payment Date and ending on (but excluding) the next succeeding 2026 FRN Interest Payment Date; provided that the first 2026 FRN Interest Period will begin on September 12, 2018 and will end on (but exclude) the first 2026 FRN Interest Payment Date.

“2026 FRN Interest Reset Date” means March 12, June 12, September 12 and December 12 of each year, beginning on December 12, 2018; provided that the interest rate in effect from (and including) September 12, 2018 to (but excluding) the first 2026 FRN Interest Reset Date will be the 2026 FRN Initial Interest Rate.

“2026 FRN Margin” has the meaning given to that term under “—Interest—2026 Floating Rate Notes.”

“Additional Amounts” has the meaning given to such term under “—Additional Amounts.”

“Alternative Base Rate” means the rate that has replaced LIBOR in customary market usage for determining floating interest rates in respect of bonds denominated in U.S. dollars or, if the Independent Financial Adviser or we (in consultation with the calculation agent and acting in good faith and a commercially reasonable manner), as applicable, determine that there is no such rate, such other rate as the Independent Financial Adviser or we (in consultation with the calculation agent and acting in good faith and a commercially reasonable manner), as applicable, determine in its or our sole discretion is most comparable to LIBOR. If the Alternative Base Rate is determined, such Alternative Base Rate will be the Alternative Base Rate for the remaining Interest Periods.

“Alternative Screen Page” means the alternative screen page, information service or source on which the Alternative Base Rate appears (or such other page, information service or source as may replace the alternative screen page, information service or source, in each case, as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates).

“Amounts Due” has the meaning given to such term under “—Agreement with Respect to the Exercise of UK Bail-in Power.”

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended, supplemented or replaced from time to time.

“business day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England, and in the City of New York, New York.

“Capital Instruments Regulations” means any regulatory capital rules, regulations or standards which are applicable to us at any time (on a solo or consolidated basis and including any implementation thereof or supplement thereto by the PRA from time to time) and which lay down the requirements to be fulfilled by financial instruments for inclusion in our regulatory capital (on a solo or consolidated basis) as may be required by (i) the CRR and/or (ii) the CRD, including (for the avoidance of doubt) any delegated acts and implementing acts made by the European Commission (such as regulatory technical standards and implementing technical standards) and European Banking Authority guidelines all as amended from time to time and as implemented in the UK.

“CRD” means Directive 2013/36/EU of the European Parliament and of the Council of June 26, 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC as amended, supplemented or replaced from time to time, and (where relevant) any applicable successor EU or UK legislation.

“CRD IV” means, taken together, (i) the CRR, (ii) the CRD and (iii) the Capital Instruments Regulations.

“CRR” means regulation (EU) No 575/2013 of the European Parliament and of the Council of June 26, 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No 648/2012, as amended, supplemented or replaced from time to time, and (where relevant) any applicable successor EU or UK legislation.

“Defaults” has the meaning given to that term under “—Events of Default and Defaults—After a Loss Absorption Disqualification Event.”

“DTC” has the meaning given to such term under “—DTC—UK Bail-in Power.”

“Events of Default” has the meaning given to that term under “—Events of Default and Defaults—Prior to a Loss Absorption Disqualification Event” or “—Events of Default and Defaults—After a Loss Absorption Disqualification Event,” as applicable.

“FATCA” means (i) sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or any associated regulations or other official guidance; (ii) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of clause (i); or (iii) any agreement pursuant to the implementation of (i) or (ii) above with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxation authority in any other jurisdiction.

“Fixed/Floating Initial Interest Rate” has the meaning given to that term under “—Interest—Fixed/Floating Rate Notes.”

“Fixed/Floating Rate Notes” means the 4.292% Fixed Rate/Floating Rate Senior Unsecured Notes due 2026 in an aggregate principal amount of $2,500,000,000.

“Fixed Rate Period” has the meaning given to that term under “—Interest—Fixed/Floating Rate Notes.”

“Floating Rate Calculation Changes” has the meaning given to that term under “—Interest—LIBOR.”

“Floating Rate Interest Period” means, during the Floating Rate Period, the period beginning on (and including) a Floating Rate Period Interest Payment Date and ending on (but excluding) the next succeeding Floating Rate Period Interest Payment Date; provided that the first Floating Rate Interest Period will begin on September 12, 2025 and will end on (but exclude) the first Floating Rate Period Interest Payment Date.

“Floating Rate Period” has the meaning given to that term under “—Interest—Fixed/Floating Rate Notes.”

“Floating Rate Period Interest Determination Date” means the second London banking day preceding the applicable Floating Rate Period Interest Reset Date.

“Floating Rate Period Interest Payment Date” means December 12, 2025, March 12, 2026, June 12, 2026 and September 12, 2026.

“Floating Rate Period Interest Reset Date” means September 12, 2025, December 12, 2026, March 12, 2026 and June 12, 2026.

“Floating Rate Period Margin” has the meaning given to that term under “—Interest—Fixed/Floating Rate Notes.”

“HSBC Group” means HSBC Holdings plc together with its subsidiary undertakings.

“Indenture” has the meaning given to such term in the second paragraph of this “Description of the Notes.”

“Independent Financial Adviser” means an independent financial institution of international repute or other independent financial adviser experienced in the international capital markets, in each case appointed by us at our own expense.

“Initial Interest Rate” means any of the Fixed/Floating Initial Interest Rate, the 2021 FRN Initial Interest Rate or the 2026 FRN Initial Interest Rate, as applicable.

“Interest Determination Cut-off Date” has the meaning given to that term under “—Interest—LIBOR.”

“Interest Determination Date” means any of a Floating Rate Period Interest Determination Date, a 2021 FRN Interest Determination Date or a 2026 FRN Interest Determination Date, as applicable.

“Interest Period” means any of a Floating Rate Interest Period, a 2021 FRN Interest Period or a 2026 FRN Interest Period, as applicable.

“Interest Reset Date” means any of a Floating Rate Period Interest Reset Date, a 2021 FRN Interest Reset Date or a 2026 FRN Interest Reset Date, as applicable.

“LIBOR” has the meaning given to such term under “—Interest—Fixed/Floating Rate Notes.”

“London banking day” means any day on which dealings in U.S. dollars are transacted in the London interbank market.

“London Reference Banks” has the meaning given to that term under “—Interest—LIBOR.”

“Loss Absorption Disqualification Event” has the meaning given to that term under “—Loss Absorption Disqualification Event.”

“Loss Absorption Regulations” means, at any time, the laws, regulations, requirements, guidelines, rules, standards and policies from time to time relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments in effect in the UK, including, without limitation to the generality of the foregoing, any delegated or implementing acts (such as implementing or regulatory technical standards) adopted by the European Commission and applicable to us from time to time (whether or not such requirements, guidelines or policies are applied generally or specifically to us or to us and any of our holding or subsidiary companies or any subsidiary of any such holding company).

“Margin” means any of the Floating Rate Period Margin, the 2021 FRN Margin or the 2026 FRN Margin, as applicable.

“noteholders” means holders of the Notes.

“Notes” means any of the Fixed/Floating Rate Notes, the 2021 Floating Rate Notes or the 2026 Floating Rate Notes, as applicable.

“PRA” means the UK Prudential Regulation Authority or any successor entity.

“Reference Banks” has the meaning given to that term under “—Interest—LIBOR.”

“regulated entity” has the meaning given to such term under “—Agreement with Respect to the Exercise of UK Bail-in Power.”

“Relevant Regulator” means the PRA or any successor entity primarily responsible for our prudential supervision.

“Relevant Rules” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy (including, without limitation, as to leverage) then in effect in the UK including, without limitation to the generality of the foregoing, as may be required by CRD IV or BRRD or any applicable successor legislation or any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and applicable to us from time to time and any regulations, requirements, guidelines and policies relating to capital adequacy adopted by the Relevant Regulator from time to time (whether or not such requirements, guidelines or policies are applied generally or specifically to us or to us and any of our holding or subsidiary companies or any subsidiary of any such holding company).

“Relevant Supervisory Consent” means as (and to the extent) required, a consent or waiver to the relevant redemption or purchase from the Relevant Regulator. For the avoidance of doubt, Relevant Supervisory Consent will not be required if either (i) none of the Notes qualify as part of our regulatory capital, or own funds and eligible liabilities or loss absorbing capacity instruments, as the case may be, each pursuant to the Loss Absorption Regulations, (ii) the relevant Notes are repurchased for market-making purposes in accordance with any permission given by the Relevant Regulator pursuant to the Relevant Rules (including, without limitation, Article 29(3) of Commission Delegated Regulation (EU) No. 241/2014) within the limits prescribed in such permission or (iii) the relevant Notes are being redeemed or repurchased pursuant to any general prior permission granted by the Relevant Regulator or any authority with the ability to exercise a UK bail-in power pursuant to the Relevant Rules or the Loss Absorption Regulations within the limits prescribed in such permission.

“relevant screen page” has the meaning given to that term under “—Interest—LIBOR.”

“relevant UK resolution authority” has the meaning given to such term under “—Agreement with Respect to the Exercise of UK Bail-in Power.”

“Trust Indenture Act” has the meaning given to such term in the third paragraph of this “Description of the Notes.”

“UK bail-in power” has the meaning given to such term under “—Agreement with Respect to the Exercise of UK Bail-in Power.”

TAXATION

For a discussion of certain U.S. and UK tax consequences of the ownership of the Notes, see the discussion applicable to debt securities in the section titled “Taxation” beginning on page 60 of the accompanying prospectus.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities that are deemed to hold the assets of such plans (“ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts) or an entity deemed to hold the assets of such plans (together with ERISA Plans, “Plans”) and certain persons (referred to as “parties in interest” under ERISA or “disqualified persons” under the Code) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Plan that is engaged in such a non-exempt prohibited transaction may be, among other things, subject to penalties under ERISA and the Code.

The fiduciary of a Plan that proposes to purchase and hold any Notes (or any interest therein) should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, HSBC, the underwriters, the agents or any of their respective affiliates (“Transaction Parties”). Depending on the satisfaction of certain conditions which may include the identity of the Plan fiduciary making the decision to acquire or hold the Notes (or any interest therein) on behalf of a Plan, exemptions from the prohibited transaction provisions of ERISA and Section 4975 of the Code could potentially include, without limitation, Section 408(b)(17) of ERISA and Section 4975 of the Code (relating to transactions with certain service providers) or Prohibited Transaction Class Exemption (“PTCE”) 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (relating to investments by bank collective investment funds), PTCE 95-60 (relating to investments by insurance company general accounts) or PTCE 96-23 (relating to transactions directed by an in-house asset manager) (collectively, the “Class Exemptions”). However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular acquisition or other transaction involving the Notes.

Any Plan fiduciary that proposes to cause a Plan to purchase the Notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that its purchase, holding and disposition of the Notes will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or the Code. None of the Transaction Parties has provided, and none of them will provide, any impartial investment recommendation or investment advice, and are not giving any advice in a fiduciary capacity, in connection with any Plan’s investment in the Notes.

Non-U.S. plans, governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to other federal, state, local or non-U.S. laws or regulations that are substantially similar to the foregoing provisions of ERISA and the Code (“Similar Law”). Fiduciaries of any such plans subject to Similar Law (“Non-ERISA

Plans”) should consult with their counsel before purchasing the Notes to determine the need for, if necessary, and the availability of, any exemptive relief under any Similar Law.

Through its purchase or other acquisition and holding of the Notes, each purchaser or other acquirer of the Notes (and each Plan fiduciary and each fiduciary of a Non-ERISA Plan directing or advising a Plan or Non-ERISA Plan to purchase or otherwise acquire and hold the Notes) will be deemed to have represented and agreed that either: (A) no assets of a Plan or Non-ERISA Plan have been used to acquire or will be used to hold such Notes or an interest therein or (B) the purchaser’s purchase, other acquisition, holding and disposition of the Notes or any interest therein do not and will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or violation of Similar Law.

In addition, if the purchaser is a Plan then, by its acceptance of such Note, it will be deemed to represent and warrant that none of the Transaction Parties has provided, and none of them will provide, any impartial investment recommendation or investment advice, and none of the Transaction Parties is or will be a “fiduciary” to the purchaser within the meaning of ERISA and Section 4975 of the Code with respect to the purchaser’s investment in the Notes in this offering.

Each Plan fiduciary (and each fiduciary for a Non-ERISA Plan) should consult with its legal adviser concerning the potential consequences to the plan under ERISA, Section 4975 of the Code or Similar Law of an investment in the Notes.

UNDERWRITING (CONFLICTS OF INTEREST)

The underwriters named below have severally agreed, subject to the terms and conditions of the underwriting agreement with us, dated the date of this prospectus supplement, to purchase the principal amount of Notes set forth below opposite their respective names. The underwriters are committed to purchase all of such Notes if any are purchased.

Underwriter	Principal Amount of Fixed/Floating Rate Notes
HSBC Securities (USA) Inc.	$1,991,250,000
ANZ Securities, Inc.	46,250,000
BBVA Securities Inc.	46,250,000
CIBC World Markets Corp.	46,250,000
Danske Markets Inc	46,250,000
Erste Group Bank AG	46,250,000
ING Financial Markets LLC	46,250,000
Lloyds Securities Inc.	46,250,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	46,250,000
Morgan Stanley & Co. LLC	46,250,000
Natixis Securities Americas LLC	46,250,000
UniCredit Capital Markets LLC	46,250,000

Total	$2,500,000,000

Underwriter	Principal Amount of 2021 Floating Rate Notes
HSBC Securities (USA) Inc.	$1,593,000,000
ANZ Securities, Inc.	37,000,000
BBVA Securities Inc.	37,000,000
CIBC World Markets Corp.	37,000,000
Danske Markets Inc.	37,000,000
Erste Group Bank AG	37,000,000
ING Financial Markets LLC	37,000,000
Lloyds Securities Inc.	37,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	37,000,000
Morgan Stanley & Co. LLC	37,000,000
Natixis Securities Americas LLC	37,000,000
UniCredit Capital Markets LLC	37,000,000

Total	$2,000,000,000

Underwriter	Principal Amount of 2026 Floating Rate Notes
HSBC Securities (USA) Inc.	$597,375,000
ANZ Securities, Inc.	13,875,000
BBVA Securities Inc.	13,875,000
CIBC World Markets Corp.	13,875,000
Danske Markets Inc.	13,875,000
Erste Group Bank AG	13,875,000
ING Financial Markets LLC	13,875,000
Lloyds Securities Inc.	13,875,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	13,875,000
Morgan Stanley & Co. LLC	13,875,000
Natixis Securities Americas LLC	13,875,000
UniCredit Capital Markets LLC	13,875,000

Total	$750,000,000

The underwriters propose to offer the Notes in part directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and in part to certain securities dealers at such price less a concession not in excess of 0.20% of the principal amount of the Fixed/Floating Rate Notes, 0.10% of the principal amount of the 2021 Floating Rate Notes or 0.20% of the principal amount of the 2026 Floating Rate Notes. The underwriters may allow, and such dealers may reallow, a concession not to exceed 0.15% of the principal amount of the Fixed/Floating Rate Notes, 0.05% of the principal amount of the 2021 Floating Rate Notes or 0.15% of the principal amount of the 2026 Floating Rate Notes to certain brokers and dealers. After the initial public offering, the public offering price, concession and discount may be changed.

Certain of the underwriters may not be U.S. registered broker-dealers and accordingly will not effect any offers or sales of any Notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by applicable securities laws and the regulations of FINRA.

The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters have agreed to purchase all of the Notes sold pursuant to the underwriting agreement if any of the Notes are sold. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect thereof.

It is expected that the delivery of the Notes will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which is the fifth business day following the date hereof (this settlement cycle being referred to as T+5). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any trade to prevent a failed settlement and should consult their own adviser.

The following are the estimated expenses to be incurred in connection with the issuance and distribution of the Notes:

SEC registration fee	$653,625
Printing expenses	$25,000
Legal fees and expenses	$75,000
Accounting fees and expenses	$108,000
Trustee’s, calculation agent’s and paying agent’s fees and expenses	$25,000

Total	$886,625

In connection with the offering made hereby, the underwriters may purchase and sell the Notes in the open market. These transactions may include over-allotment and stabilization transactions and purchases to cover short positions created by the underwriters in connection with the offering. Short positions created by the underwriters involve the sale by the underwriters of a greater number of Notes than they are required to purchase from us. Stabilization transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Notes. The underwriters may also impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Notes sold in the offering may be reclaimed by the underwriters if such Notes are repurchased by the underwriters in stabilization or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Notes, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time.

These transactions may be effected on the New York Stock Exchange or otherwise. These activities, if commenced, will be conducted in accordance will all applicable laws and rules.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued.

Selling Restrictions

The Notes are offered for sale only in jurisdictions where it is legal to make such offers. The offer and sale of the Notes are subject to the following limitations. Neither the underwriters nor we have taken any action in any jurisdiction that would constitute a public offering of the Notes, other than in the United States.

United Kingdom

Each underwriter has represented and warranted that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the UK.

European Economic Area

In relation to each Member State of the EEA, each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Member State except:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) as permitted under the Prospectus Directive subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes will require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this section, the expression an “offer to the public” in relation to any Notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Notes to be offered so as to enable an investor to decide to purchase any Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.

Italy

The offering of the Notes has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, no Notes may be offered, sold or delivered, directly or indirectly, nor copies of this prospectus supplement or any other documents relating to the Notes may be distributed in Italy, either on the primary or the secondary market, except:

(a) to “qualified investors” (investitori qualificati) as defined in Article 26, paragraph 1, letter d) of CONSOB Regulation No. 16190 of 29 October 2007, as amended (“Regulation No. 16190”) pursuant to Article 100 of Legislative Decree No. 58 of 24 February 1998, as amended (the “Decree No. 58”) and Article 34-ter, paragraph 1, letter b) of CONSOB Regulation No. 11971 of 14 May 1999, as amended (“Regulation No. 11971”); or

(b) in any other circumstances which are exempted from the rules on public offerings pursuant to Article 100 of the Decree No. 58 and its implementing CONSOB regulations, including Regulation No. 11971.

Any offer, sale or delivery of the Notes or distribution of copies of this prospectus supplement or any other documents relating to the Notes in Italy must be, in any event, conducted:

(a) either by a bank, investment firm or a financial intermediary permitted to conduct such activities in Italy in accordance with the Financial Services Act, CONSOB Regulation No. 16190 of 29 October 2007 (as amended from time to time), Legislative Decree No. 385 of 1 September 1993, as amended (the “Banking Law”), Decree No. 58, Regulation No. 16190, and any other applicable laws and regulations;

(b) in compliance with Article 129 of the Banking Law, and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may request information on the issue or the offer of securities in Italy; and

(c) in compliance with any Italian securities, tax, exchange control and any other applicable laws, including any requirements or limitations which may be imposed, from time to time, by CONSOB, the Bank of Italy or any other Italian competent authority.

Any investor purchasing the Notes is solely responsible for ensuring that any offer or resale of the Notes by such investor occurs in compliance with applicable laws and regulations.

Switzerland

The Notes may not be publicly offered, advertised, distributed or redistributed in or from Switzerland, and neither this prospectus supplement and the accompanying prospectus nor any marketing material for investments in the Notes may be publicly distributed or otherwise made publicly available in Switzerland, communicated or distributed in Switzerland in any way that could constitute a public offering within the meaning of Articles 652a or 1156 of the Swiss Code of Obligations. This prospectus supplement and the accompanying prospectus is not a prospectus within the meaning of Articles 652a and 1156 of the Swiss Code of Obligations or a listing prospectus according to Article 32 et seq. of the Listing Rules of the SWX Swiss Exchange and may not comply with the information standards required thereunder. We will not apply for a listing of the Notes on any Swiss stock exchange.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended; the “Financial Instruments and Exchange Act”). Accordingly, none of the Notes, nor any interest therein, may be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Control Act (Law No. 228 of 1949, as amended), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other relevant laws and regulations of Japan.

Hong Kong

The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement has not been and will not be registered as a prospectus by the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined under Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined under Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor,

securities (as defined under Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust will not be transferable for six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person as defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275 (1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Dubai International Financial Centre

This document relates to an exempt offer in accordance with the Rules of the Dubai Financial Services Authority. This document and any related financial products or services are intended for distribution only to persons who qualify as Professional Clients under the Dubai Financial Services Authority Rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The Notes which are the subject of the offering contemplated by this prospectus supplement may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this document you should consult an authorized financial adviser.

Canada

The Notes may be sold only to purchasers in the provinces of Canada purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the bonds must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal adviser. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Listing

Application will be made to list the Notes offered hereby on the New York Stock Exchange. The Notes are a new issue of securities with no established trading market. The underwriters have advised us that the underwriters currently intend to make a market in the Notes, as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the Notes and may discontinue any such market-making at any time at their sole discretion. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Notes or that an active public market for the Notes will develop. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.

Conflicts of Interest

HSBC Securities (USA) Inc. is an affiliate of HSBC Holdings, and, as such, is deemed to have a “conflict of interest” under Rule 5121 of the FINRA. Accordingly, the offering of the Notes is being conducted in compliance with the requirements of the FINRA Rule 5121 addressing conflicts of interest when distributing the securities of an affiliate. HSBC Securities (USA) Inc. will not sell any Notes into any of its discretionary accounts without the prior specific written approval of the accountholder.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, commercial and investment banking and other commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for these transactions.

Market-Making Resales by Affiliates

This prospectus supplement together with the accompanying prospectus and your confirmation of sale may also be used by HSBC Securities (USA) Inc. in connection with offers and sales of the Notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. In a market-making transaction, HSBC Securities (USA) Inc. may resell a security it acquires from other noteholders after the original offering and sale of the Notes. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, HSBC Securities (USA) Inc. may act as principal or agent, including as agent for the counterparty in a transaction in which HSBC Securities (USA) Inc. acts as principal, or as agent for both counterparties in a transaction in which HSBC Securities (USA) Inc. does not act as principal. HSBC Securities (USA) Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other of our affiliates may also engage in transactions of this kind and may use this prospectus supplement and the accompanying prospectus for this purpose. Neither HSBC Securities (USA) Inc., nor any other of our affiliates have an obligation to make a market in the Notes and, if commenced, may discontinue any market- making activities at any time without notice, in their sole discretion.

Furthermore, HSBC Securities (USA) Inc. may be required to discontinue its market-making activities during periods when we are seeking to sell certain of our securities or when HSBC Securities (USA) Inc., such as by means of its affiliation with us, learns of material non-public information relating to us. HSBC Securities (USA) Inc. would not be able to recommence its market-making activities until such sale has been completed or such information has become publicly available. It is not possible to forecast the impact, if any, that any such discontinuance may have on the market for the Notes. Although other broker-dealers may make a market in the Notes from time to time, there can be no assurance that any other broker-dealer will do so at any time when HSBC Securities (USA) Inc. discontinues its market-making activities. In addition, any such broker-dealer that is engaged in market-making activities may thereafter discontinue such activities at any time at its sole discretion.

We do not expect to receive any proceeds from market-making transactions.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

In connection with any use of this prospectus supplement and the accompanying prospectus by HSBC Securities (USA) Inc. or another of our affiliates, you may assume this prospectus supplement and the accompanying prospectus is being used in a market-making transaction unless otherwise specified.

LEGAL OPINIONS

Certain legal matters in connection with the securities to be offered hereby will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, London, England, our U.S. counsel and English solicitors. The underwriters are being represented by Skadden, Arps, Slate, Meagher & Flom (UK) LLP, London, England.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Prospectus

HSBC Holdings plc

Subordinated Debt Securities

Senior Debt Securities

Contingent Convertible Securities

Ordinary Shares

Non-cumulative Dollar-denominated Preference Shares

American Depositary Shares

HSBC Holdings plc may offer the following securities for sale through this prospectus:

•	dated subordinated debt securities;

•	undated subordinated debt securities (together with the dated subordinated debt securities, the “subordinated debt securities”);

•	senior debt securities (together with the subordinated debt securities, the “debt securities”);

•	contingent convertible securities;

•

ordinary shares of $0.50 nominal value each, which will be offered solely in connection with the offer of any contingent convertible securities (which may be converted into ordinary shares pursuant to the terms of such contingent convertible securities); and

•

non-cumulative dollar-denominated preference shares of $0.01 nominal value each, which will be represented by American depositary shares and offered and sold solely in connection with market-making transactions.

We will provide the specific terms of the securities that we are offering in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

This prospectus may not be used to consummate sales of debt securities, contingent convertible securities, preference shares or ordinary shares unless accompanied by a prospectus supplement.

Our ordinary shares are listed or admitted to trading on the London Stock Exchange, the Hong Kong Stock Exchange, Euronext Paris, the New York Stock Exchange (“NYSE”) and the Bermuda Stock Exchange. Our ordinary shares listed on NYSE (under the trading symbol “HSBC”) are listed in the form of American depositary shares (“ADS”), each representing five of our ordinary shares. On February 22, 2018, the closing price of our ADSs was $51.04 per ADS on the NYSE.

The debt securities and contingent convertible securities will be subject to the exercise of the UK bail-in power by the relevant UK resolution authority as described herein and in the applicable prospectus supplement for such debt securities or contingent convertible securities.

The debt securities and contingent convertible securities are not deposit liabilities of HSBC Holdings and are not covered by the United Kingdom Financial Services Compensation Scheme or insured by the US Federal Deposit Insurance Corporation or any other governmental agency of the United Kingdom, the United States or any other jurisdiction.

Investing in the securities involves certain risks. See “Risk Factors” beginning on page 6 to read about certain risk factors you should consider before investing in the securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may use this prospectus in the initial sale of these securities. In addition, HSBC Securities (USA) Inc. or another of our affiliates may use this prospectus in a market-making transaction in any of these securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

The date of this prospectus is February 23, 2018.

Prohibition of Sales to EEA Retail Investors

If the applicable prospectus supplement includes a section entitled “Prohibition of sales to EEA retail investors,” the securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “IMD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Directive. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU), and includes any relevant implementing measure in any Member State.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom (“UK”) or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

This prospectus has been prepared on the basis that any offer of securities in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to produce a prospectus for offers of securities. Accordingly any person making or intending to make an offer in that Member State of securities which are the subject of an offering contemplated in this prospectus as completed by final terms in relation to the offer of those securities may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither we nor any of the underwriters have authorized, nor do we or any of the underwriters authorize, the making of any offer of the securities in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer. Neither we nor the underwriters have authorized, nor do we authorize, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the securities contemplated in this prospectus.

In connection with any issue of securities through this prospectus, the person(s) (if any) named as the stabilization manager(s) in the applicable prospectus supplement (the “stabilization manager”) (or any person acting for it) may over-allot securities or effect transactions with a view to supporting the market price of such securities and any associated securities at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there is no obligation on the stabilization manager (or persons acting on behalf of a stabilization manager) to undertake such stabilization action. Any stabilization may begin on or after the date on which adequate public disclosure of the terms of any offer of the relevant securities is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after we receive the proceeds of the issue and 60 days after the date of the allotment of any relevant securities. Any stabilization action or over-allotment must be conducted by the relevant stabilization manager (or persons acting on behalf of a stabilization manager) in accordance with all applicable laws and rules.

Where the applicable prospectus supplement includes a section entitled “MiFID II product governance,” it will outline the target market assessment in respect of the securities and the appropriate channels for distribution. Any person subsequently offering, selling or recommending the securities (a “distributor”) should take into consideration the target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the securities (by either adopting or refining the target market assessment made in respect of such securities by any manufacturer) and determining appropriate distribution channels. For the purpose of the Markets in Financial Instruments Directive product governance rules under EU Delegated Directive 2017/593 (the “MiFID Product Governance Rules”), a determination will be made in relation to each issue about whether any underwriter or dealer subscribing for any securities is a manufacturer in respect of such securities, but otherwise neither the underwriters nor the dealers nor any of their respective affiliates will be a manufacturer for the purpose of the MiFID Product Governance Rules.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under the shelf registration process, we may sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us.”

As used in this prospectus and in any prospectus supplement, the terms “HSBC Holdings,” “we,” “us” and “our” refer to HSBC Holdings plc, and the terms “HSBC Group” and “HSBC” mean HSBC Holdings plc and its subsidiary undertakings. In addition, the term “IFRSs” means International Financial Reporting Standards.

In this prospectus and any prospectus supplement, all references to (i) “US dollars,” “US$,” “dollars” or “$” are to the lawful currency of the United States of America and (ii) “sterling” “pounds sterling” or “£” are to the lawful currency of the UK.

PRESENTATION OF FINANCIAL INFORMATION

The consolidated financial statements of the HSBC Group have been prepared in accordance with IFRSs, as issued by the International Accounting Standards Board (“IASB”) and as endorsed by the EU. EU-endorsed IFRSs could differ from IFRSs as issued by the IASB, if, at any point in time, new or amended IFRSs were to be endorsed by the EU. As of December 31, 2017, there were no unendorsed standards effective for the year ended December 31, 2017 affecting these consolidated financial statements, and there was no difference between IFRSs endorsed by the EU and IFRSs issued by the IASB in terms of their application to HSBC. Accordingly, HSBC’s financial statements for the year ended December 31, 2017 were prepared in accordance with IFRSs as issued by the IASB. We use the US dollar as our presentation currency in our consolidated financial statements because the US dollar and currencies linked to it form the major currency bloc in which we transact and fund our business.

LIMITATION ON ENFORCEMENT OF US LAWS AGAINST US, OUR

MANAGEMENT AND OTHERS

We are an English public limited company. Most of our directors and executive officers (and certain experts named in this prospectus or in documents incorporated herein by reference) are resident outside the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon these persons or to enforce against them or us in US courts judgments obtained in US courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Cleary Gottlieb Steen & Hamilton LLP, that there is doubt as to enforceability in the English courts, in original actions or in actions for enforcement of judgments of US courts, of liabilities predicated solely upon the federal securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in the UK. The enforceability of any judgment in the UK will depend on the particular facts of the case in effect at the time.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements may be identified by the use of terms such as “believes,” “expects,” “estimate,” “may,” “intends,” “plan,” “will,” “should,” “potential,” “reasonably possible” or “anticipates” or the negative thereof or similar expressions, or by discussions of strategy. These forward-looking statements include statements relating to the implementation and exercise of the UK bail-in powers. We have based the forward-looking statements on current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us, as described under “Cautionary statement regarding forward-looking statements” contained in HSBC Holdings’ Annual Report on Form 20-F for the year ended December 31, 2017 filed with the SEC on February 20, 2018 (the “2017 Form 20-F”) . We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of their dates. Additional information, including information on factors which may affect HSBC’s business, is contained in the 2017 Form 20-F and under “Risk Factors” in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file reports and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. Documents filed with the SEC are also available to the public on the SEC’s internet site at http://www.sec.gov.

The SEC allows us to “incorporate by reference” in this prospectus the information in the documents that we file with it, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference in this prospectus the documents listed below.

•	the 2017 Form 20-F;

•	any future Reports on Form 6-K that indicate they are incorporated into this registration statement; and

•	any future Annual Reports on Form 20-F that we may file with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

You may request a copy of these documents at no cost to you by writing or telephoning us at either of the following addresses:

Group Company Secretary

HSBC Holdings plc

8 Canada Square

London E14 5HQ

United Kingdom

Tel: +44 20-7991-8888

HSBC Holdings plc

c/o HSBC North America Holdings Inc.

452 Fifth Avenue

New York, NY, 10018

Attn: Company Secretary

Tel: +1 212-525-5000

We will provide to the trustee referred to under “Description of Debt Securities” and “Description of Contingent Convertible Securities” and the depositary referred to under “Description of Preference Share ADSs” our annual reports, which will include a description of operations and annual audited consolidated financial statements prepared under IFRSs as issued by the IASB. We will also furnish the trustee and the depositary with interim reports, which will include unaudited interim consolidated financial information prepared in accordance with IAS 34 Interim Financial Reporting as issued by the IASB. The trustee and the depositary, as appropriate, will make such reports available for inspection by holders at their respective corporate trust offices.

HSBC

HSBC is one of the largest banking and financial services organizations in the world. As of December 31, 2017, we had total assets of US$2,522 billion and total shareholders’ equity of US$190 billion. For the year ended December 31, 2017, our operating profit was US$14,792 million on total operating income of US$63,776 million. We are a strongly capitalized banking group with a CRD IV common equity Tier 1 ratio (end-point basis) of 14.5% as of December 31, 2017.

Headquartered in London, HSBC operates through long-established businesses and serves customers worldwide from around 3,900 offices in 67 countries and territories in Europe, Asia, North and Latin America, and the Middle East and North Africa. Within these regions, a comprehensive range of banking and related financial services is offered to personal, commercial, corporate, institutional, investment and private banking clients. Our products and services are delivered to clients through four global businesses, Retail Banking and Wealth Management, Commercial Banking, Global Banking and Markets and Global Private Banking.

RISK FACTORS

You should consider carefully all of the information included, or incorporated by reference, in this document and any risk factors included in the applicable prospectus supplement before you decide to buy securities.

Risks Relating to HSBC’s Business

For information on risks relating to HSBC’s business, you should read the risks described in the 2017 Form 20-F, including the section entitled “Risk factors” on pages 98 through 106 and Note 34 (Legal proceedings and regulatory matters) to the consolidated financial statements included therein on pages 280 through 288, which is incorporated by reference in this prospectus supplement, and/or similar disclosure in subsequent filings incorporated by reference in this prospectus.

Risks Relating to the Securities

Under the terms of the debt securities and contingent convertible securities you will agree to be bound by the exercise of any UK bail-in power by the relevant UK resolution authority.

You will agree to be bound by the exercise of any UK bail-in power. You should consider the risk that you may lose all of your investment, including the principal amount plus any accrued interest, if the UK bail-in power is acted upon or that any remaining outstanding debt securities and contingent convertible securities or the securities into which the debt securities and contingent convertible securities are converted, including our ordinary shares, may be of little value at the time of conversion and thereafter (as described under “—Risks Relating to the Securities—The debt securities and contingent convertible securities are the subject of the UK bail-in power, which may result in such debt securities and contingent convertible securities being written down to zero or converted into other securities, including unlisted equity securities”).

Specifically, by your acquisition of the debt securities and/or the contingent convertible securities, you (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree, notwithstanding any other term of the debt securities and/or the contingent convertible securities or the relevant indenture or any other agreements, arrangements or understandings between us and you, to be bound by (a) the effect of the exercise of any UK bail-in power by the relevant UK resolution authority (as such terms are defined herein) and (b) the variation of the terms of the debt securities and/or the contingent convertible securities or the relevant indenture, if necessary, to give effect to the exercise of any UK bail-in power by the relevant UK resolution authority. No repayment or payment of amounts due will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. Moreover, you (which, for these purposes, includes each beneficial owner) will consent to the exercise of the UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the debt securities and/or the contingent convertible securities. See “Description of Debt Securities—Agreement with Respect to the Exercise of the UK Bail-in Power” and “Description of Contingent Convertible Securities—Agreement with Respect to the Exercise of the UK Bail-in Power.”

As used in this prospectus, a “UK bail-in power” is any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the UK, relating to the transposition of Directive 2014/59/EU, as amended from time to time (the “BRRD”), including but not limited to the Banking Act and the instruments, rules and standards created thereunder, pursuant to which (i) any obligation of a regulated entity (or other affiliate of such regulated entity) can be reduced, cancelled, modified or converted into shares, other securities or other obligations of such regulated entity or any other person (or suspended for a temporary period); and (ii) any right in a contract governing an obligation of a regulated entity may be deemed to have been exercised. A reference to a “regulated entity” is to any BRRD Undertaking as such term is defined under the PRA Rulebook promulgated by the Prudential Regulation Authority (the “PRA”), as amended from time to time, which includes certain credit institutions, investment firms, and certain of their parent or holding companies or any comparable future definition intended to designate entities within the scope of the UK recovery and resolution regime; and (iii) the “relevant UK resolution authority” is any authority with the ability to exercise a UK bail-in power.

The debt securities and contingent convertible securities are the subject of the UK bail-in power, which may result in such debt securities and contingent convertible securities being written down to zero or converted into other securities, including unlisted equity securities.

On January 1, 2015, the UK Banking Act 2009, as amended (the “Banking Act”), and other primary and secondary legislative instruments were amended to give effect to the BRRD in the UK. The stated aim of the BRRD is to provide supervisory authorities, including the relevant UK resolution authority, with common tools and powers to address banking crises pre-emptively in order to safeguard financial stability and minimize taxpayers’ contributions to bank bail-outs and/or exposure to losses.

As the parent company of a UK bank, we are subject to the Banking Act, which gives wide powers in respect of UK banks and their parent and other group companies to Her Majesty’s Treasury (“HM Treasury”), the Bank of England (the “BoE”), the PRA and the UK Financial Conduct Authority (the “FCA”) in circumstances where a UK bank has encountered or is likely to encounter financial difficulties.

As a result, the debt securities and contingent convertible securities are subject to existing UK bail-in powers under the Banking Act, and may be subject to future UK bail-in powers under existing or future legislative and regulatory proposals, including measures implementing the BRRD. In particular, the Banking Act was amended to implement the power to write-down and convert capital instruments (the “capital instruments write-down and conversion power”) and a “bail-in” tool, both of which may be exercised by the BoE (as a relevant UK resolution authority) as part of the UK bail-in power and may result in your securities being partially or fully written down or converted to common equity Tier 1 instruments.

The capital instruments write-down and conversion power may be exercised independently of, or in combination with, the exercise of a resolution tool (other than the bail-in tool, which would be used instead of the capital instruments write-down and conversion power), and such power allows resolution authorities to cancel all or a portion of the principal amount of capital instruments and/or convert such capital instruments into common equity Tier 1 instruments when an institution is no longer viable. The BoE or PRA determines the point of non- viability for such purposes as the point at which the relevant institution meets the conditions for resolution or will no longer be viable unless the relevant capital instruments are written down or extraordinary public support is provided and without such support the appropriate authority determines that the institution would no longer be viable. The BoE will exercise the capital instruments write-down and conversion power in accordance with the priority of claims under normal insolvency proceedings such that common equity Tier 1 items will be written down before additional Tier 1 and Tier 2 instruments, successively, are written down or converted into common equity Tier 1 instruments. In contrast to the bail-in tool, the capital instruments write-down and conversion power does not include a safeguard designed to leave no creditor worse off than in the case of insolvency.

Where the conditions for resolution exist, the BoE may use the bail-in tool (individually or in combination with other resolution tools) to cancel all or a portion of the principal amount of, or interest on, certain unsecured liabilities of a failing financial institution and/or convert certain debt claims into another security, including ordinary shares of the surviving entity. In addition, the BoE may use the bail-in tool to, among other things, replace or substitute the issuer as obligor in respect of debt instruments, modify the terms of debt instruments (including altering the maturity (if any) and/or the amount of interest payable and/or imposing a temporary suspension on payments) and discontinue the listing and admission to trading of financial instruments. The BoE must apply the bail-in tool in accordance with a specified preference order. In particular, the Banking Act requires resolution authorities to write-down or convert debts in the following order: (i) additional Tier 1 instruments, (ii) Tier 2 instruments, (iii) other subordinated claims that do not qualify as additional Tier 1 or Tier 2 instruments and (iv) eligible senior claims. Unlike the capital instruments write-down and conversion power, the bail-in tool has a safeguard designed to leave no creditor worse off than in the case of insolvency. However, due to the discretion afforded to the BoE, the claims of some creditors whose claims would rank equally with yours may be excluded from being subject to the bail-in tool. The greater number of such excluded creditors there are, the greater the potential impact of the bail-in tool on other creditors who have not been excluded (which may include you).

Moreover, to the extent the UK bail-in power is exercised pursuant to the Banking Act or otherwise, we do not expect any securities issued upon conversion of the debt securities or contingent convertible securities to meet the listing requirements of any securities exchange, and we expect our outstanding listed securities to be delisted from the securities exchanges on which they are listed. Any securities you receive upon conversion of the debt securities or contingent convertible securities (whether debt or equity) likely will not be listed for at least an extended period of time, if at all, or may be on the verge of being delisted by the relevant exchange, including, for example, our American depositary receipts listed on the New York Stock Exchange, our ordinary shares listed on the London Stock Exchange or otherwise or any securities listed on the Global Exchange Market of the Irish Stock Exchange. Additionally, there may be limited, if any, disclosure with respect to the business, operations or financial statements of the issuer of any securities issued upon conversion of the debt securities or contingent convertible securities, or the disclosure with respect to any existing issuer may not be current to reflect changes in the business, operations or financial statements as a result of the exercise of the UK bail-in power. Moreover, the exercise of the UK bail-in power and/or other actions implementing the UK bail-in power may require interests in the debt securities or contingent convertible securities to be held or taken, as the case may be, through clearing systems, intermediaries or persons other than DTC. Furthermore, the trustee may be unwilling to continue serving in its capacity as trustee for the debt securities and/or contingent convertible securities, subject to the terms of the relevant indenture. As a result, there may not be an active market for any securities you may hold after the exercise of the UK bail-in power.

You should consider the risk that you may lose all of your investment, including the principal amount plus any accrued interest, if the UK bail-in power is acted upon or that any remaining outstanding securities or securities into which the debt securities or contingent convertible securities are converted, including our ordinary shares, may be of little value at the time of conversion and thereafter. In addition, trading behavior, including prices and volatility, may be affected by the threat of bail-in and, as a result, the debt securities and contingent convertible securities are not necessarily expected to follow the trading behavior associated with other types of securities. See also, “—Risks Relating to the Securities—Other powers contemplated by the Banking Act may affect your rights under, and the value of your investment in, the debt securities or contingent convertible securities.”

Your rights may be limited in respect of the exercise of the UK bail-in power by the relevant UK resolution authority.

There may be limited protections, if any, that will be available to holders of securities subject to the UK bail-in power (including debt securities and contingent convertible securities) and to the broader resolution powers of the relevant UK resolution authority. For example, although under the Banking Act the BoE’s resolution instrument with respect to the exercise of the bail-in tool must set out the provisions allowing for securities to be transferred, cancelled or modified (or any combination of these), the resolution instrument may make any other provision that the BoE considers to be appropriate in exercising its specific powers. Such other provisions are expected to be specific and tailored to the circumstances that have led to the exercise of the bail-in tool under the Banking Act and there is uncertainty as to the extent to which usual processes or procedures under English law will be available to holders of securities (including debt securities and contingent convertible securities). Accordingly, you may have limited or circumscribed rights to challenge any decision of the BoE or other relevant UK resolution authority to exercise its UK bail-in power.

Other powers contemplated by the Banking Act may affect your rights under, and the value of your investment in, the securities.

In addition to the capital instruments write-down and conversion power and the bail-in tool, the Banking Act also includes powers to (a) transfer all or some of the securities issued by a UK bank or its parent, or all or some of the property, rights and liabilities of a UK bank or its parent (which would include the securities offered hereby), to a commercial purchaser or, in the case of securities, into temporary public ownership (to HM Treasury or an HM Treasury nominee), or, in the case of property, rights or liabilities, to a bridge bank (an entity owned by the BoE); (b) together with another resolution tool only, transfer impaired or problem assets to one or more publicly owned asset management vehicles to allow them to be managed with a view to maximizing their value through eventual sale or orderly wind-down; (c) override any default provisions, contracts or other agreements, including provisions that would otherwise allow a party to terminate a contract or accelerate the payment of an obligation; (d) commence certain insolvency procedures in relation to a UK bank; and (e) override, vary or impose contractual obligations, for reasonable consideration, between a UK bank or its parent and its group undertakings (including undertakings which have ceased to be members of the group), in order to enable any transferee or successor bank of the UK bank to operate effectively.

The Banking Act also gives power to HM Treasury to make further amendments to the law for the purpose of enabling it to use these powers effectively, potentially with retrospective effect.

The powers set out in the Banking Act could affect how credit institutions (and their parent companies) and investment firms are managed as well as, in certain circumstances, the rights of creditors. Accordingly, the taking of any actions contemplated by the Banking Act may affect your rights under the securities, and the value of your securities may be affected by the exercise of any such powers or threat thereof.

The circumstances under which the relevant UK resolution authority would exercise its UK bail-in power or other resolution tools under the Banking Act or future legislative or regulatory proposals are uncertain, which may affect the value of your securities.

There remains significant uncertainty regarding the ultimate nature and scope of the resolution powers under the Banking Act (and such significant uncertainty may exist with respect to any other resolution powers or tools enacted under future legislative or regulatory proposals, including changes proposed to the BRRD in November 2016), as well as the manner in which such powers would affect us and our securities if such powers were exercised.

For example, although the exercise of the capital instruments write-down and conversion power and other resolution tools under the Banking Act are subject to certain pre-conditions thereunder, there remains uncertainty regarding the specific factors (including, but not limited to, factors outside our control or not directly related to us) which the BoE would consider in deciding whether to exercise such powers with respect to us or our securities. In particular, because the Banking Act allows for the BoE to exercise its discretion in choosing which resolution tool or tools to apply, it will be difficult to predict whether the exercise of the BoE’s resolution powers will result in a principal write-off or conversion to equity. You may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such resolution powers and consequently its potential effect on us or the securities.

Accordingly, it is not yet possible to assess the full impact of the exercise of the UK bail-in power pursuant to the Banking Act or otherwise on us, and there can be no assurance that the taking of any actions contemplated therein would not adversely affect your rights, the price or value of your investment in our securities and/or our ability to satisfy our obligations under our securities.

The securities are not bank deposits, and we cannot guarantee that an active public market for the securities will develop or be sustained.

An investment in the debt securities and contingent convertible securities is not equivalent to an investment in a bank deposit and carries risks that are very different from the risk profile of such a deposit.

The issue price, interest rate and yield to maturity of these securities are expected to reflect the additional risks borne by investors therein when compared to those of bank depositors. For example, debt securities and contingent convertible securities do not benefit from any protection provided pursuant to Directive 2014/49/EU of the European Parliament and of the Council on deposit guarantee schemes or any national implementing measures implementing such directive in any jurisdiction (such as the UK Financial Services Compensation Scheme). Therefore, if we become insolvent or default on our obligations, investors could lose their entire investment. Additionally, given that the debt securities and contingent convertible securities are not bank deposits, they may be subject to the capital instruments write-down and conversion power and would be subject to the bail-in tool before it is applied to bank deposits (to the extent that such deposits are subject to the bail-in tool at all). See “—Risks Relating to the Securities—The debt securities and contingent convertible securities are the subject of the UK bail-in power, which may result in such debt securities and contingent convertible securities being written down to zero or converted into other securities, including unlisted equity securities.”

Moreover, each series of debt securities and contingent convertible securities will constitute a new issue of securities by us, and there will have been no public market for such securities prior to their issuance. Even though debt securities and contingent convertible securities are expected to have greater liquidity than a bank deposit given that bank deposits are generally not transferable, there can be no assurance that an active public market for the debt securities and contingent convertible securities will develop.

USE OF PROCEEDS

Unless we otherwise disclose in the accompanying prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes and to further strengthen the capital base of HSBC Holdings.

CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS OF HSBC HOLDINGS PLC

The following table shows the share capital position of HSBC Holdings plc and its consolidated capitalization and indebtedness as of December 31, 2017:

As at December 31, 2017 in
US$m
Share capital of HSBC Holdings plc
Ordinary shares (of nominal value US$0.50 each)(1)	10,160
Preference shares (of nominal value US$0.01 each)	1,450
HSBC Group Equity
Called up share capital	10,160
Share premium account	10,177
Other equity instruments(2)	22,250
Other reserves	7,664
Retained earnings	139,999
Total shareholders’ equity	190,250
Non-controlling interests	7,621
Total equity	197,871
HSBC Group Indebtedness(3)
Debt securities in issue	64,546
Trading liabilities—Debt securities in issues	40,734
Debt securities in issue designated at fair value	64,359
Subordinated liabilities(4)	44,116
Total indebtedness	213,755
Total Capitalization and Indebtedness	411,626

(1)	As of February 22, 2018, 668,746 ordinary shares of US$0.50 each have been issued since December 31, 2017 as a result of shares issued pursuant to exercises of employee share options and share plans.
(2)	Comprises two series of exchangeable bonds and seven outstanding series of contingent convertible securities, each issued by HSBC Holdings.
(3)	As at December 31, 2017, HSBC had other liabilities of US$45,907 million and contingent liabilities and contractual commitments of US$775,967 million (including guarantees of US$89,762 million).
(4)	Includes US$1,000 million of guaranteed subordinated liabilities.

Save as disclosed in the above notes, there has been no material change in the issued share capital of HSBC Holdings, or its consolidated capitalization and indebtedness, since December 31, 2017.

DESCRIPTION OF DEBT SECURITIES

Debt securities offered through this prospectus will be issued under one of three indentures between HSBC Holdings, as issuer, and The Bank of New York Mellon, as trustee. The dated subordinated debt securities will be issued under the indenture for dated subordinated debt securities, the undated subordinated debt securities will be issued under the indenture for undated subordinated debt securities and the senior debt securities will be issued under the indenture for senior debt securities. The following summary of certain provisions of the debt securities and the indentures and any such summary in any prospectus supplement do not purport to be complete and are subject and are qualified by reference to all the provisions of the debt securities and the relevant indenture. Defined terms used in this section but not otherwise defined in this prospectus have the meanings assigned to them in the relevant indenture.

General

The indentures do not limit the amount of debt securities that we may issue under them and provide that we may issue debt securities from time to time in one or more series.

Please refer to the prospectus supplement relating to the particular series of debt securities offered through this prospectus for the following terms, where applicable, of the debt securities:

•

whether such debt securities, in the case of subordinated debt securities, will be dated subordinated debt securities with a specified maturity date or undated subordinated debt securities with no specified maturity date;

•	the title and series of such debt securities;

•	the aggregate principal amount of such debt securities, and the limit, if any, on the aggregate principal amount of the debt securities of that series that may be issued under the relevant indenture;

•	the issue date or dates and the maturity date or dates, if any;

•	the rate or rates, at which such debt securities will bear interest or the method by which interest will be determined, and the dates and mechanics of payment of interest, including record dates;

•	specific redemption terms;

•	whether such debt securities, if dated subordinated debt securities or senior debt securities, are to be issued as discount securities and the terms and conditions of any such discount securities;

•	the place or places where any principal, premium or interest in respect of debt securities of the series will be payable;

•

whether payments are subject to a condition that we are able to make such payment and remain able to pay our debts as they fall due and our assets continue to exceed our liabilities (other than subordinated liabilities) (a “solvency condition”);

•	whether there are any other conditions to which payments with respect to such debt securities are subject;

•	provisions, if any, for the discharge and defeasance of such debt securities;

•	the form in which such debt securities are to be issued;

•	the denominations in which such debt securities will be issuable;

•

if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that will be payable upon declaration of acceleration of the payment of such principal pursuant to the relevant indenture;

•	the currency in which such debt securities are to be denominated;

•	the currency in which payments on such debt securities will be made;

•

if payments on debt securities may be made in a currency other than US dollars, or a foreign currency or a foreign currency other than the foreign currency in which such debt securities are denominated or stated to be payable, the periods within which and the terms and conditions upon which such election may be made and the time and manner of determining the relevant exchange rate;

•

whether any debt securities of the series are to be issued as indexed securities and, if so, the manner in which the principal of (and premium, if any, on) or interest thereon will be determined and the amount payable upon acceleration under the relevant indenture and any other terms in respect thereof;

•	any restrictive covenants provided for with respect to such debt securities;

•	any other or different events of default;

•	provisions, if any, for the exchange, modification or conversion of such debt securities;

•	provisions relating to the exercise of the UK bail-in power by the relevant UK resolution authority; and

•	any other terms of the series.

Debt securities of any series may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates, may be redeemable at a premium, or may be otherwise designated by us as issued with original issue discount. We will discuss certain tax considerations that may be relevant to holders of such discount securities, undated or perpetual debt securities and debt securities providing for indexed, contingent or variable payments or payments in a currency other than the currency in which such debt securities are denominated in the prospectus supplement relating to such securities.

Debt securities and any coupons relating to such debt securities will become void unless presented for payment within 10 years with respect to a payment of principal and premium, if any, and five years with respect to a payment of interest. All monies paid by us to a paying agent or the trustee for the payment of principal of (and premium, if any, on) or any interest on any debt security that remain unclaimed at the end of two years after such principal, premium, or interest will have become due and payable will be repaid to us, and the holder of such debt security must look to us for payment thereof.

Form, Settlement and Clearance

General. Unless the relevant prospectus supplement states otherwise, the debt securities will initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositaries, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking S.A. (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of the debt securities. Unless and until the debt securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

The debt securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg. Unless the relevant prospectus supplement states otherwise, the initial distribution of the debt securities will be cleared through DTC only. In such event, beneficial interests in the global debt securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

So long as the depositary, or its nominee, is the holder of a global debt security, the depositary or its nominee will be considered the sole holder of such global debt security for all purposes under the relevant indenture. Except as described below under the heading “—Definitive Debt Securities,” no participant, indirect participant or other person will be entitled to have debt securities registered in its name, receive or be entitled to receive physical delivery of debt securities in definitive form or be considered the owner or holder of the debt securities under the relevant indenture. Each person having an ownership or other interest in debt securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the relevant indenture or the debt securities.

DTC has advised us that: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book- entry changes in participants’ accounts thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Payments on the Global Debt Security. Payments of any amounts in respect of any global securities will be made by the paying agent to the depositary. Payments will be made to beneficial owners of debt securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

All such payments will be distributed without deduction or withholding for any UK taxes or other governmental charges, or if any such deduction or withholding is required to be made under the provisions of any applicable UK law or regulation, then, except as described under “Additional Amounts,” such additional amounts will be paid as may be necessary in order that the net amounts received by any holder of the global security and by the owners of interests in the debt securities, after such deduction or withholding, will equal the net amounts that such holder and owners would have otherwise received in respect of the global security or interests in the debt securities, as the case may be, if such deduction or withholding had not been made.

Settlement. Initial settlement for the debt securities and settlement of any secondary market trades in the debt securities will be made in same-day funds. The debt securities will settle in DTC’s Same-Day Funds Settlement System.

Definitive Debt Securities. Owners of interests in the debt securities will be entitled to receive definitive debt securities in registered form in respect of such interest if: (1) (i) DTC notifies us in writing that it is unwilling to or unable to continue as a depositary for the debt securities of such series or the debt securities, as the case may be, or (ii) if at any time DTC ceases to be eligible as a “clearing agency” registered under the Exchange Act or we become aware of such ineligibility and, in either case, a successor is not appointed by us within 90 days or (2) an event of default has occurred and is continuing and the registrar has received a request from DTC or (3) the applicable prospective supplement provides otherwise with respect to a particular series.

Unless otherwise indicated in the applicable prospectus supplement, definitive debt securities will be issued in denominations of $1,000 or integral multiples of $1,000 and will be issued in registered form. Such definitive debt securities will be registered in the name or names of such person or persons as the registrar will notify the trustee based on the instructions of DTC.

Payments

Any payments of interest and, in the case of subordinated dated debt securities and senior debt securities, principal and premium (if any), on any particular series of debt securities will be made on such dates and, in the case of payments of interest, at such rate or rates, as are set forth in, or as are determined by the method of calculation described in, the prospectus supplement relating to the debt securities of such series.

Undated Subordinated Debt Securities. We are not required to make payments with respect to any series of undated subordinated debt securities on any payment date specified for such payment in the prospectus supplement relating to the debt securities of such series. Failure to make any such payment on any such payment date will not constitute a default by us for any purpose. Any payment not made by us in respect of any series of undated subordinated debt securities on any applicable payment date, together with any other unpaid payments, will, so long as they remain unpaid, constitute “missed payments” and will accumulate until paid. Missed payments will not bear interest.

Missed payments, if any, may be paid at our option in whole or in part at any time on not less than 14 days’ notice to the trustee, but all missed payments in respect of all undated subordinated debt securities of a particular series at the time outstanding will (subject to any solvency condition) become due and payable in full on whichever is the earliest of:

•	the date fixed for any redemption of such undated subordinated debt securities; and

•	the commencement of our winding up in England.

If we give notice of our intention to pay the whole or part of the missed payments on the undated subordinated debt securities of any series, we will be obliged, subject to any solvency condition, to do so upon the expiration of such notice. Where missed payments in respect of undated subordinated debt securities of any series are paid in part, each part payment will be deemed to be in respect of the full amount of missed payments accrued relating to the earliest payment date or consecutive payment dates in respect of such undated subordinated debt securities.

If we are unable to make any payment on or with respect to the undated subordinated debt securities of any series because we are not able to satisfy a solvency condition, the amount of any such payment which would otherwise be payable will be available to meet our losses. In the event of our winding up, the right to claim for interest, including missed payments, and any other amount payable on such undated subordinated debt securities may be limited by applicable insolvency law.

Computation of Interest. Except as otherwise specified in the prospectus supplement with respect to the debt securities of any series, any interest on the debt securities of each series, which is not denominated in Euro, will be computed on the basis of a 360-day year of twelve 30-day months. Interest on debt securities of each series denominated in Euro will be computed on the basis of the actual number of days in the calculation period divided by 365 (or, if any portion of that calculation period falls in a leap year, the sum of (a) the actual number of days in that portion of the calculation period falling in a leap year, divided by 366 and (b) the actual number of days in that portion of the calculation period falling in a non-leap year, divided by 365).

Additional Amounts

Senior Debt Securities

Unless the relevant prospectus supplement provides otherwise, all amounts of principal of and interest on any senior debt securities will be paid by us without deduction or withholding for, or on account of, any and all present and future taxes, levies, imposts, duties, charges, fees, deductions, or withholdings whatsoever imposed, levied, collected, withheld or assessed by or on behalf of the UK or any political subdivision or taxing authority thereof or therein having the power to tax (each, a “Taxing Jurisdiction”), unless required by law. If such deduction or withholding will at any time be required by the law of the Taxing Jurisdiction, we will pay such additional amounts of, or in respect of, the principal amount of and interest on such senior debt securities as may be necessary in order that the net amounts received by the noteholders after such deduction or withholding, will equal the respective amounts that would have been received in respect of the senior debt securities by the noteholders in the absence of such deduction or withholding; provided that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which:

•

would not be payable or due but for the fact that the noteholder or beneficial owner is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction, or otherwise has some connection or former connection with the Taxing Jurisdiction other than the holding or ownership of a senior debt security, or the collection of any payment of (or in respect of) principal of and interest or the enforcement of a senior debt security;

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would not be payable or due but for the fact that the certificate representing the relevant senior debt securities (i) is presented for payment in the Taxing Jurisdiction or (ii) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the noteholder would have been entitled to such additional amount on presenting the same for payment at the close of such 30-day period;

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is imposed in respect of a noteholder that is not the sole beneficial owner of the principal or the interest, or a portion of either, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of such additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

•

would not have been imposed if presentation for payment of the certificate representing the relevant senior debt securities had been made to a paying agent other than the paying agent to which the presentation was made;

•

is imposed because of the failure to comply by the noteholder or the beneficial owner or the beneficial owner of any payment on such senior debt securities with our request addressed to the noteholder or the beneficial owner, including our written request related to a claim for relief under any applicable double tax treaty:

(a)	to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the noteholder or the beneficial owner; or

(b)	to make any declaration or other similar claim to satisfy any information or reporting requirement,

if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the Taxing Jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge;

•	is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty assessment or other governmental charge; or

•	is imposed in respect of any combination of the above items.

Dated Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, all amounts of principal of and interest on any dated subordinated debt securities will be made without deduction or withholding for, or on account of, any and all present and future taxes, levies, imposts, duties, charges, fees, deductions, or withholdings whatsoever imposed, levied, collected, withheld or assessed by or on behalf of the Taxing Jurisdiction, unless required by law. If such deduction or withholding will at any time be required by the law of the Taxing Jurisdiction, we will pay additional amounts of, or in respect of, the principal amount of (and premium, if any, on) and interest on such dated subordinated debt securities as may be necessary so that the net amount (including additional amounts) paid to the noteholders, after such deduction or withholding, will be equal to the amount to which the noteholders would have been entitled in the absence of such deduction or withholding, provided that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which:

•

would not be payable or due but for the fact that the noteholder or beneficial owner is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction, or otherwise has some connection or former connection with the Taxing Jurisdiction, other than the holding or ownership of a dated subordinated debt security, or the collection of any payment of (or in respect of) principal of and interest, or the enforcement of, a dated subordinated debt security;

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would not be payable or due but for the fact that the certificate representing the relevant dated subordinated debt securities (i) is presented for payment in the Taxing Jurisdiction or (ii) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amount on presenting the same for payment at the close of such 30-day period;

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would not have been imposed if presentation for payment of the certificate representing the relevant dated subordinated debt securities had been made to a paying agent other than the paying agent to which the presentation was made;

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is imposed because of the failure to comply by the noteholder or the beneficial owner of such dated subordinated debt securities or the beneficial owner of any payment on such dated subordinated debt securities with our request addressed to the noteholder or the beneficial owner, including our written request related to a claim for relief under any applicable double tax treaty:

(a)	to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the noteholder or the beneficial owner; or

(b)

to make any declaration or other similar claim to satisfy any information or reporting requirement, if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the Taxing Jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge;

•	is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty assessment or other governmental charge; or

•	is imposed in respect of any combination of the above items.

Undated Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, all amounts of principal, interest and related deferred payments and missed payments, if any, on any undated subordinated debt securities will be paid by us without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings whatsoever imposed, levied, collected, withheld or assessed by or on behalf of the Taxing Jurisdiction, unless such deduction or withholding is required by law. If deduction or withholding of any such taxes, levies, imposts, duties, charges, fees, deductions or withholdings will at any time be required by the Taxing Jurisdiction, we will pay such additional amounts of, or in respect of, payments of principal, interest and related deferred payments and missed payments, if any, on such undated subordinated debt securities as may be necessary in order that the net amounts paid to the noteholders, after such deduction or withholding, will equal the respective amounts of payments of principal, interest and related deferred payments and missed payments, if any, which would have been payable in respect of such undated subordinated debt securities had no such deduction or withholding been required, provided that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which would not have been payable or due but for the fact that:

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the noteholder or beneficial owner is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, the Taxing Jurisdiction or otherwise has some connection or former connection with the Taxing Jurisdiction other than the holding or ownership of an undated subordinated debt security, or the collection of any payment of (or in respect of) principal, interest and related deferred payments and missed payments, if any, or the enforcement of, any undated subordinated debt security;

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the relevant undated subordinated debt security or coupon or other means of payments of (or in respect of) principal, interest and related deferred payments and missed payments, if any in respect of undated subordinated debt securities is presented for payment in the UK;

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the relevant undated subordinated debt security or other means of payments of (or in respect of) principal, interest and related deferred payments and missed payments, if any, in respect of undated subordinated debt securities is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the noteholder would have been entitled to such additional amount on presenting the same for payment at the close of such 30-day period; or

•

presentation for payment of the relevant undated subordinated debt securities was made to a paying agent who was required to make (or pass through) such deduction or withholding and presentation for payment could have been made to a paying agent who was not required to make (or pass through) such deduction or withholding;

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there was a failure to comply by the noteholder or the beneficial owner or the beneficial owner of any payment on such undated subordinated debt securities with our request addressed to the noteholder or the beneficial owner, including our request related to a claim for relief under any applicable double tax treaty:

(a)	to provide information concerning the nationality, residence, identity or connection with a Taxing Jurisdiction of the noteholder or the beneficial owner; or

(b)	to make any declaration or other similar claim to satisfy any information or reporting requirement,

if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the Taxing Jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge;

•

such tax, levy, impost, duty, charge, fee, deduction or withholding is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty, assessment or other governmental charge; or

•	such tax, levy, impost, duty, charge, fee, deduction or withholding is imposed in respect of any combination of the above items.

General

We have agreed in each indenture that at least one paying agent for each series of debt securities will be located outside the UK.

Unless the relevant prospectus supplement provides otherwise, all payments in respect of the debt securities will be made subject to any withholding or deduction required pursuant to the US Foreign Account Tax Compliance Act (“FATCA”), and we will not be required to pay any additional amounts on account of any such deduction or withholding required pursuant to FATCA.

Whenever we refer in this prospectus, in any context, to the payment of the principal of , or any interest payments on, or in respect of any debt securities, we mean to include the payment of additional amounts to the extent that, in the context, additional amounts are, were or would be payable.

Redemption

In addition to the redemption provisions set forth in the prospectus supplement relating to the debt securities of a series, the debt securities of any series may be redeemed, in whole but not in part, at our option, on not less than 30 nor more than 60 days’ notice, at any time at a redemption price equal to the principal amount (or in the case of principal indexed debt securities, face amount) thereof (or premium, if any), together with accrued interest, if any, to the date fixed for redemption (or, in the case of discounted securities, the accreted face amount thereof, together with accrued interest, if any, or, in the case of an index-linked debt security, the amount specified in the related prospectus supplement) and any debt securities convertible into preference shares or other securities may, at our option, be converted as a whole, if, at any time, we determine that:

(a)

in making payment under such debt securities in respect of principal (or premium, if any), interest or missed payment we have or will or would become obligated to pay additional amounts as provided in the relevant indenture and as described under “Additional Amounts” above provided such obligation results from a change in or amendment to the laws of the UK or any political subdivision or taxing authority thereof or therein having the power to tax (the “taxing jurisdictions”), or any change in the official application or interpretation of such laws (including a decision of any court or tribunal), or any change in, or in the official application or interpretation of, or execution of, or amendment to, any treaty or treaties affecting taxation to which the UK is a party, which change, amendment or execution becomes effective on or after the date of original issuance of the debt securities of such series; or

(b)

the payment of interest in respect of such debt securities has become or will or would be treated as a “distribution” within the meaning of Section 1000 of the Corporation Tax Act 2010 of the UK (or any statutory modification or reenactment thereof for the time being) as a result of a change in or amendment to the laws of the taxing jurisdiction, or any change in the official application or interpretation of such laws, including a decision of any court, which change or amendment becomes effective on or after the date of original issuance of the debt securities of such series;

provided, however, that, in the case of (a) above, no notice of redemption will be given earlier than 90 days prior to the earliest date on which we would be obliged to pay such additional amounts were a payment in respect of such debt securities then due.

Any redemption of the undated subordinated debt securities may be subject to one or more solvency conditions, as specified in the relevant prospectus supplement.

We and any of our subsidiary undertakings may, in accordance with applicable law, repurchase debt securities for our or their account. Under the practices of the PRA at the date of this prospectus, any optional tax redemption and any other optional redemption or repurchase requires the prior consent of the PRA.

Modification and Waiver

Modifications of and amendments to the relevant indenture with respect to the debt securities may be made by us and the trustee, without the consent of the holders of the debt securities of such series for certain purposes and otherwise with the consent of the holders of a majority in principal amount (or in the case of index-linked debt securities, face amount) of the debt securities of such series then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•

change the stated maturity of the principal of, or any installment of interest or additional amounts payable on, any senior debt security or any dated subordinated debt security or change the terms of any undated subordinated debt security to include a stated maturity of the principal or change the payment dates for payment of additional amounts on any undated subordinated debt security;

•

reduce the principal amount (or in the case of index-linked debt securities, face amount), including the amount payable on a discount security upon the acceleration of the maturity thereof, of any interest or any related deferred payment, missed payment or the rate of interest on any of the foregoing, on or any premium payable upon redemption of, or additional amounts payable on, any debt security;

•	change the manner in which the amount of any principal, premium or interest in respect of index-linked debt securities is determined;

•	except as permitted by the relevant indenture, change our obligation to pay additional amounts;

•	reduce the amount of the principal of a discount security that would be due and payable upon an acceleration of the maturity of it;

•

change the place of payment or currency in which any payment of the principal (premium, if any), any interest or any missed payment is payable on any debt security, or the rate of interest on any of the foregoing;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•

reduce the percentage of the aggregate principal amount (or in the case of index-linked debt securities, face amount) of the outstanding debt securities of such series, the consent of whose holders is required for any such modification or amendment, or the consent of the holders of which is required for waiver of compliance with certain provisions of the applicable indenture or waiver of certain defaults, as provided in that indenture;

•

change any of the provisions relating to modifications of and amendments to the relevant indenture, waivers of past defaults, or waivers of certain covenants except to increase the relevant percentages or to provide that certain other provisions of the relevant indenture cannot be modified or waived without the consent of all holders of affected debt securities;

•	change the terms and conditions of the preference shares or conversion securities into which undated subordinated debt securities may be convertible;

•	change any of our obligations to maintain an office or agency in the places and for the purposes required by the relevant indenture;

•	change in any manner adverse to the interests of the holders of the debt securities of such series the subordination provisions of any series of debt securities; or

•

modify or affect in any manner adverse to the interests of the holders of the debt securities of such series the terms and conditions of our obligations regarding the due and punctual payment of the principal, premium, if any, interest, any missed payment or the rate of interest on any of the foregoing.

The holders of not less than a majority in principal amount (or, in the case of any principal indexed debt securities, face amount) of the outstanding debt securities of a series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the indenture before the time for such compliance.

In addition, material variations in the terms and conditions of debt securities of any series, including modifications relating to subordination, redemption and events of default may require the consent of the PRA.

Subordinated Debt Securities—Subordination, Defaults and Events of Default

The subordinated debt securities will be our direct, unsecured obligations, and the subordinated debt securities of a series will rank equally and ratably without any preference among themselves. Our obligations pursuant to the subordinated debt securities will be subordinate in right of payment to depositors and all our other creditors other than claims which are by their terms, or are expressed to be, subordinated to, or pari passu with, the subordinated debt securities as described below under “—Subordination; Dated Subordinated Debt Securities” and “—Subordination; Undated Subordinated Debt Securities.”

The maturity of the subordinated debt securities will be subject to acceleration only in the event of our winding up or if an effective resolution is validly adopted by our shareholders for our winding up. See “—Defaults and Events of Default” below.

Subordination; Dated Subordinated Debt Securities. The rights of holders of dated subordinated debt securities will, in the event of our winding up, be subordinated in right of payment to claims of our depositors and all our other creditors other than claims which are by their terms, or are expressed to be, subordinated to the dated subordinated debt securities (including the undated subordinated debt securities) or pari passu therewith. The subordination provisions of the dated subordinated indenture, and to which the dated subordinated debt securities will be subject, will be governed by, and construed in accordance with, the laws of England and Wales.

Subordination; Undated Subordinated Debt Securities. The rights of holders of undated subordinated debt securities will, in the event of our winding up, be subordinated in right of payment to claims of our depositors and all our other creditors other than claims which are by their terms, or are expressed to be, subordinated to, or pari passu with, the undated subordinated debt securities. The subordination provisions of the undated subordinated indenture, and to which the undated subordinated debt securities will be subject, will be governed by, and construed in accordance with, the laws of England and Wales. In the event of our winding up, holders of undated subordinated debt securities will be treated in the same way as they would be treated if they were holders of a class of preference shares in our capital having a preferential right to a return of assets in such winding up over the holders of all other classes of shares in our capital for the time being issued and outstanding; they will receive an amount equal to the principal amount of the undated subordinated debt securities of such series then outstanding together with accrued interest, if any, to the extent that a holder of such class of preference shares would receive an equivalent amount.

Defaults and Events of Default. Unless otherwise provided in a prospectus supplement with respect to subordinated debt securities of a series, subject to certain exceptions, it will be an event of default only if an order is made by an English court which is not successfully appealed within 30 days after the date such order was made for our winding up or an effective resolution is validly adopted by our shareholders for our winding up. If an event of default occurs and is continuing with respect to a series of subordinated debt securities, the trustee may, and if so requested by the holders of at least 25% in principal amount of the outstanding debt securities of such series will, declare the principal amount (or such other amount as is specified in the prospectus supplement) together with accrued but unpaid interest (or, in the case of discount securities, the accreted face amount, together with accrued interest, if any, or, in the case of an index-linked debt security, the amount specified in the related prospectus supplement) with respect to the debt securities of such series due and payable immediately; provided that after such declaration, but before a judgment or decree based on such declaration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of such series may (under certain circumstances) rescind and annul such declaration.

Unless otherwise provided in a prospectus supplement with respect to any series of subordinated debt securities and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it will be a default with respect to dated subordinated debt securities of a series if:

•	any installment of interest upon any dated subordinated debt security of such series or any related coupon is not paid when due and such failure continues for 14 days; or

•

all or any part of the principal of (or premium, if any, on) any dated subordinated debt security of such series as and when the same will become due and payable, whether at maturity, upon redemption or otherwise, is not paid and such failure continues for seven days.

Unless otherwise provided in a prospectus supplement with respect to any series of subordinated debt securities and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it will be a default with respect to undated subordinated debt securities of a series if:

•	any missed payment is not paid on or prior to any date on which a dividend is paid on any class of our share capital and such failure continues for 30 business days; or

•

all or any part of the principal of (or premium, if any, on), or any accrued but unpaid interest and any missed payments on the date fixed for redemption of, such undated subordinated debt securities is not paid when due and such failure continues for seven business days.

If a default occurs, the trustee may institute proceedings in England (but not elsewhere) for our winding up provided that the trustee may not, upon the occurrence of a default on the subordinated debt securities, accelerate the maturity of any of the dated subordinated debt securities of the relevant series or declare the principal of (or premium, if any, on) and any accrued but unpaid interest of the undated subordinated debt securities of the relevant series immediately due and payable unless an event of default has occurred and is continuing. For the purposes of determining whether or not an event of default has occurred on the undated subordinated debt securities, a payment will not be deemed to be due on any date on which any solvency condition is not satisfied. However, if we fail to make the payments set out in the two bullet points above, and at such time such solvency condition is satisfied, the trustee may institute proceedings in England (but not elsewhere) for our winding up.

Notwithstanding the foregoing, failure to make any payment in respect of a series of subordinated debt securities will not be a default in respect of such debt securities if such payment is withheld or refused:

•	in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, in each case applicable to such payment; or

•

in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time during the said grace period of 14 or seven days, as the case may be, with respect to the dated subordinated debt securities, or 30 or seven business days, as the case may be, with respect to the undated subordinated debt securities, by independent legal advisers acceptable to the trustee;

provided, however, that the trustee may, by notice to us, require us to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the trustee may be advised in an opinion of counsel, upon which opinion the trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case, we will forthwith take and expeditiously proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such resolution determines that the relevant payment can be made without violating any applicable law, regulation or order then the preceding sentence will cease to have effect and the payment will become due and payable on the expiration of the relevant grace period of 14 or seven business days, as the case may be, with respect to the dated subordinated debt securities, or 30 or seven business days, as the case may be, with respect to the undated subordinated debt securities, after the trustee gives written notice to us informing us of such resolution.

After the end of each fiscal year, we will furnish to the trustee a certificate of certain officers as to the absence of an event of default or a default under the relevant indenture, as the case may be, specifying any such event of default or default.

Senior Debt Securities—Defaults and Events of Default

The senior debt securities will be our direct, unsecured obligations and rank on a parity with our other senior indebtedness, and the senior debt securities of a series will rank equally and ratably without any preference among themselves. Senior indebtedness will not include any indebtedness that is expressed to be subordinated to or on par with the subordinated debt securities.

The maturity of the senior debt securities will be subject to acceleration only as specified under “—Defaults and Events of Default” below.

Defaults and Events of Default. Unless otherwise provided in a prospectus supplement with respect to any series of senior debt security, it will be a default with respect to senior debt securities of a series if:

•

an order is made by an English court which is not successfully appealed within 30 days after the date such order was made for our winding up other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency;

•	an effective resolution is validly adopted by our shareholders for our winding up other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency;

•	failure to pay principal or premium, if any, on any senior debt security of such series at maturity, and such default continues for a period of 30 days; or

•	failure to pay any interest on any senior debt security of such series when due and payable, which failure continues for 30 days.

If an event of default occurs and is continuing with respect to a series of senior debt securities, the trustee may, and if so requested by the holders of at least 25% in principal amount of the outstanding senior debt securities of such series will, declare the principal amount (or such other amount as is specified in the prospectus supplement) together with accrued but unpaid interest (or, in the case of discount securities, the accreted face amount, together with accrued interest, if any, or, in the case of an index-linked debt security, the amount specified in the related prospectus supplement) with respect to the senior debt securities of such series due and payable immediately; provided that after such declaration, but before a judgment or decree based on such declaration has been obtained, the holders of a majority in principal amount of the outstanding senior debt securities of such series may (under certain circumstances) rescind and annul such declaration.

No Right of Set-Off by Holders

To the fullest extent permitted by law, holders of subordinated debt securities, in respect of any claims of such holders to payment of any principal, premium or interest in respect of any subordinated debt securities, by their acceptance thereof, will be deemed to have waived any right of set-off or counterclaim that they might otherwise have. Holders of subordinated debt securities, by their acceptance thereof, will covenant and agree that if, on our winding up, they receive any sums by way of set-off, they will hold such sums on trust for our creditors that are senior to the subordinated debt securities and will, without undue delay, pay such sums to the liquidator to apply in payment of claims of such creditors.

Waiver of Events of Default and Defaults

The holders of not less than a majority in aggregate principal amount (or, in the case of any principal indexed debt securities, face amount) of the outstanding debt securities of a series may, on behalf of all holders of debt securities of that series, waive any past event of default or default under the applicable indenture with respect to debt securities of that series, except a default in the payment of any principal of (or premium, if any, on) or any installment of interest or missed payment on any debt securities of that series and except a default in respect of a covenant or provision, the modification or amendment of which would require the consent of the holder of each outstanding debt security affected by it. Upon any such waiver, such event of default or default will cease to exist, and any event of default or default with respect to any series arising therefrom will be deemed to have been cured and not to have occurred; provided that no such waiver will extend to any subsequent or other event of default or default or impair any right consequent thereon.

Limitation on Remedies and Suits

No remedy against us other than as specifically provided by the relevant indenture will be available to the trustee or the holders of debt securities whether for the recovery of amounts owing in respect of such debt securities or under the relevant indenture or in respect of any breach by us of any obligation, condition or provision under the relevant indenture or such debt securities or otherwise.

No holder of debt securities will be entitled to proceed directly against us, except as described below.

Before a holder of any debt securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt securities, the following must occur:

•	The holder must give the trustee written notice that a default or an event of default has occurred and remains uncured.

•

The holders of not less than a majority in outstanding principal amount (or, in the case of an index-linked debt security, the face amount) of the debt securities of the relevant series must make a written request that the trustee take action because of the event of default, and the holder must offer indemnity satisfactory to the trustee against the cost and other liabilities of taking that action.

•

The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount (or, in the case of an index-linked debt security, the face amount) of all outstanding debt securities of the relevant series during that period.

Notwithstanding any other provision of the indentures or debt securities, the right of any holder of debt securities to receive payment of the principal of (and premium, if any, on), or interest on, such debt securities on or after the due dates thereof and to institute suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such holder.

Consolidation, Merger and Sale of Assets

We may, without the consent of the holders of any of the debt securities, consolidate or amalgamate with, or merge into, any corporation, or convey, sell, transfer or lease our properties and assets substantially as an entirety to any person, provided that:

•

any successor corporation expressly assumes our obligations under the debt securities and the relevant indenture and, if applicable, the provision for payment of additional amounts for withholding taxes are amended to include the jurisdiction of incorporation of the successor corporation;

•

immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation, as a result of such transaction as having been incurred by us at the time of the transaction, no event of default or default, and no event that, after notice or lapse of time, or both, would become an event of default or a default, will have occurred and be continuing; and

•	certain other conditions are satisfied.

Assumption of Obligations

With respect to a series of debt securities, a holding company of us or any of our subsidiary undertakings may assume our obligations (or those of any corporation which will have previously assumed our obligations); provided, that:

•

the successor entity expressly assumes such obligations by an amendment to the relevant indenture, in a form satisfactory to the trustee, and we will, by an amendment to the relevant indenture, unconditionally guarantee all of such successor entity’s obligations under the debt securities of such series and the relevant indenture, as so modified by such amendment (provided, however, that, for the purposes of our obligation to pay additional amounts as provided, and subject to the limitations as set forth, in the relevant indenture and as described under the section headed “Additional Amounts” above, references to such successor entity’s country of organization will be added to the references to the UK);

•

the successor entity confirms in such amendment to the relevant indenture that the successor entity will pay to the holders such additional amounts as provided by, and subject to the limitations set forth in, the relevant indenture and as described under the section headed “Additional Amounts” above (provided, however, that for these purposes such successor entity’s country of organization will be substituted for the references to the UK); and

•

immediately after giving effect to such assumption of obligations, no event of default or default and no event which, after notice or lapse of time or both, would become an event of default or default with respect to debt securities of such series will have occurred and be continuing.

Upon any such assumption, the successor entity will succeed to, and be substituted for, and may exercise all of our rights and powers under the relevant indenture with respect to the debt securities of such series with the same effect as if the successor entity had been named under the relevant indenture.

Defeasance and Discharge

If so specified in the applicable prospectus supplement with respect to debt securities of a series that are payable only in US dollars, we will be discharged from any and all obligations in respect of the debt securities of such series (with certain exceptions) if, at any time, inter alia, either

•	all debt securities of such series theretofore authenticated and delivered have been delivered to the trustee for cancellation; or

•

all debt securities of such series not theretofore delivered to the trustee for cancellation either (i) have become due and payable, (ii) will become due and payable in accordance with their terms within one year or (iii) are to be called for redemption, exchange or conversion within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and in each case, we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust for the purpose (x) US dollars in an amount, (y) US government obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than the due date of any payment in an amount or (z) any combination of (x) and (y) in an amount sufficient to pay and discharge the entire principal (and premium, if any) and interest on the debt securities of such series in accordance with the terms of such debt securities of such series.

Any discharge will be subject to the consent of the PRA, if required.

If so specified in the applicable prospectus supplement with respect to dated subordinated securities or senior debt securities of a series that are payable only in US dollars at our option, (i) we will be discharged from any obligations with respect to the dated subordinated securities or the senior debt securities of any series, as applicable, or (ii) we will cease to comply with the obligation to furnish to the trustee upon its request compliance certificates or opinions of counsel (“covenant defeasance”) (and any other restrictive covenant added in the prospectus supplement for the benefit of such series) if:

•

we irrevocably deposit, in trust with the trustee, (a) cash in US dollars in an amount, (b) US government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide cash in US dollars not later than the due date of any payment, in an amount, or (c) any combination of (a) and (b), sufficient in the opinion (with respect to (b) and (c)) of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee to pay all the principal of (and premium, if any) and interest on, the dated subordinated debt securities or senior debt securities of such series, as applicable, in accordance with the terms of such dated subordinated debt securities or senior debt securities of such series, as applicable;

•

no event of default or default or no event (including such deposit) which, after notice or lapse of time or both, would become an event of default or a default with respect to the dated subordinated debt securities or senior debt securities of such series, as applicable, will have occurred and be continuing on the date of such deposit;

•	we deliver to the trustee an officer’s certificate stating that all conditions precedent relating to such covenant defeasance have been complied with; and

•	certain other conditions are complied with.

Any covenant defeasance will be subject to the consent of the PRA, if required.

Conversion

The prospectus supplement relating to a particular series of debt securities may provide for the exchange or conversion of such debt securities.

Except as otherwise specified in the prospectus supplement relating to a particular series of undated subordinated debt securities, we will have the option to convert, in whole but not in part, the undated subordinated debt securities of any series into preference shares on any payment date. The related prospectus supplement will describe the other terms and conditions of the conversion provisions.

Trustee’s Duties

Except during the continuance of an event of default or a default, the trustee will only be liable for performing those duties specifically set forth in the relevant indenture. In the event an event of default or default has occurred and is continuing, the trustee will exercise such of the rights and powers vested in it by the relevant indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

If an event of default or default occurs and is continuing with respect to the debt securities of a series, the trustee will be under no obligation to exercise any of the rights or powers vested in it by the relevant indenture at the request or direction of any of the holders of debt securities of such series, unless such holders have offered to the trustee reasonable security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount (or, in the case of an index-linked debt security, the face amount) of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series. However, (i) this direction must not be in conflict with any rule of law or the relevant indenture and (ii) the trustee will have the right to decline to follow any such direction if the trustee in good faith, by a responsible officer of the trustee, determines that the proceeding so directed would be unjustly prejudicial to the holders of debt securities of such series not joining in any such direction. The trustee also may take any other action it deems proper, which is not inconsistent with such direction.

The trustee will, within 90 days after the occurrence of an event of default or default with respect to the debt securities of a series, give to the holders of the affected debt securities of such series notice of such event of default or default, unless such event of default or default has been cured or waived. However, the trustee will be protected in withholding such notice so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee reasonably determines that the withholding of such notice is in the interest of the holders of debt securities of such series.

Agreement with Respect to the Exercise of UK Bail-in Power

The debt securities will be subject to the exercise of the UK bail-in power by the relevant UK resolution authority as set forth in the applicable prospectus supplement. In particular, by its acquisition of the debt securities, each holder (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree, notwithstanding any other term of the debt securities or the relevant indenture or any other agreements, arrangements, or understandings between us and any holder, to be bound by (a) the effect of the exercise of any UK bail-in power by the relevant UK resolution authority and (b) the variation of the terms of the debt securities or the relevant indenture, if necessary, to give effect to the exercise of any UK bail-in power by the relevant UK resolution authority.

No repayment or payment of amounts due will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. Moreover, each securityholder (which, for these purposes, includes each beneficial owner) will consent to the exercise of any UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the debt securities.

Governing Law

Except as stated above, each indenture and the debt securities of each series will be governed by, and construed in accordance with, the laws of the State of New York. See “Subordinated Debt Securities—Subordination, Defaults and Events of Default.”

Jurisdiction; Consent to Service

We have consented to the jurisdiction of any state or federal court in the City of New York with respect to any suit or proceeding arising out of, or relating to, the indentures or the debt securities of any series and have appointed HSBC Bank USA, National Association, as agent for service of process.

DESCRIPTION OF CONTINGENT CONVERTIBLE SECURITIES

Contingent convertible securities offered through this prospectus will be issued under a contingent convertible securities indenture between HSBC Holdings, as issuer, and The Bank of New York Mellon, as trustee. The following summary of certain provisions of the contingent convertible securities and the contingent convertible securities indenture and any such summary in any prospectus supplement do not purport to be complete and are subject to, and are qualified by reference to, all the provisions of the contingent convertible securities and the contingent convertible securities indenture.

General

The contingent convertible securities indenture does not limit the amount of contingent convertible securities that we may issue under it and provides that we may issue contingent convertible securities from time to time in one or more series.

The contingent convertible securities will be our direct and unsecured obligations. The contingent convertible securities of each series will rank pari passu among themselves, without any preference one over the other by reason of the date they were issued or otherwise. The relevant prospectus supplement will set forth the nature of the subordinated ranking of each series of contingent convertible securities relative to the debt and equity issued by us, including to what extent the contingent convertible securities may rank junior in right of payment to our other obligations or in any manner.

Please refer to the prospectus supplement relating to the particular series of contingent convertible securities offered through this prospectus for the following terms, where applicable, of such contingent convertible securities:

•	the issue date;

•	the maturity date, if any;

•	the specific designation and aggregate principal amount of the contingent convertible securities;

•	any limit on the aggregate principal amount of the contingent convertible securities that may be authenticated or delivered;

•

if the amounts of payments of principal of (and premium, if any) or interest, if any, on the contingent convertible securities may be determined with reference to an index or are otherwise not fixed on the issue date thereof, the manner in which such amounts will be determined and the calculation agent, if any, who will be appointed and authorized to calculate such amounts;

•	under what conditions, if any, another issuer may be substituted for HSBC Holdings as the issuer of the contingent convertible securities;

•	whether the contingent convertible securities are intended to qualify as capital for capital adequacy purposes;

•

the ranking of the contingent convertible securities relative to our issued debt and equity, including to what extent they may rank junior in right of payment to other of our obligations or in any other manner;

•	the prices at which we will issue the contingent convertible securities;

•	if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates, and under what circumstances interest is payable;

•	provisions, if any, for the cancellation of any interest payment at our discretion or under other circumstances;

•	limitations, if any, on our ability to pay principal or interest in respect of the contingent convertible securities, including situations whereby we may be prohibited from making such payments;

•	whether any premium, upon redemption or otherwise, will be payable by us;

•	whether the contingent convertible securities are to be issued as discount securities and the terms and conditions of any such discount securities;

•	provisions, if any, for the discharge and defeasance of the contingent convertible securities;

•

the obligation, if any, to redeem or purchase contingent convertible securities pursuant to any sinking fund or analogous provisions or at the option of the holders of such contingent convertible securities, and the period or periods within which, the price or prices at which, and the terms and conditions upon which such contingent convertible securities will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	any condition applicable to payment of any principal, premium or interest on contingent convertible securities;

•	the dates and places at which any payments are payable;

•	the places where notices and demands to or upon us in respect of the contingent convertible securities may be served and notice to holders may be published;

•	the terms of any mandatory or optional redemption and related notices;

•

any terms on which the contingent convertible securities may or will be converted at our option or otherwise into ordinary shares or other securities of HSBC Holdings (“Conversion Securities”), and, if so, the nature and terms of the Conversion Securities into which such contingent convertible securities are convertible and any additional or other provisions relating to such conversion, including any triggering event that may give rise to such conversion (which may include, but will not be limited to, certain regulatory capital events) and the terms upon which such conversion should occur;

•

whether we may conduct an offer of Conversion Securities after any conversion of the contingent convertible securities in order to deliver cash proceeds to holders of contingent convertible securities in lieu of the Conversion Securities and the terms upon which any such offer should occur;

•	any terms relating to the adjustment of the Conversion Securities into which the contingent convertible securities may be converted;

•	the terms of any repurchase of the contingent convertible securities;

•	the denominations in which the contingent convertible securities will be issued, which may be an integral multiple of either $1,000 or any other specified amount;

•

the amount, or how to calculate the amount, that we will pay to the holder of contingent convertible securities, if the contingent convertible securities are redeemed before their stated maturity, if any, or accelerated, or for which the trustee will be entitled to file and prove a claim to the extent so permitted;

•	whether and how the contingent convertible securities may or must be converted into any other type of securities, or their cash value, or a combination of these;

•	the currency or currencies in which the contingent convertible securities are denominated, and in which we make any payments;

•	whether we will issue the contingent convertible securities wholly or partially as one or more global contingent convertible securities;

•	what conditions must be satisfied before we will issue the contingent convertible securities in definitive form (“definitive contingent convertible securities”);

•	any reference asset we will use to determine the amount of any payments on the contingent convertible securities;

•

any other or different contingent convertible events of default (as defined under “Contingent Convertible Events of Default”), other categories of default or covenants applicable to any of the contingent convertible securities, and the relevant terms if they are different from the terms in the applicable contingent convertible securities indenture;

•	any restrictions applicable to the offer, sale and delivery of the contingent convertible securities;

•	whether we will pay contingent convertible additional amounts (as defined under “Additional Amounts”) on the contingent convertible securities;

•	the record date for any payment of principal, interest or premium;

•	any listing of the contingent convertible securities on a securities exchange;

•

whether holders of the contingent convertible securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to them by us arising under, or in connection with, the contingent convertible securities;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars of any series;

•	what we believe are any additional material US federal and UK tax considerations;

•	provisions relating to the exercise of the UK bail-in power by the relevant UK resolution authority; and

•	any other or different terms of the contingent convertible securities.

Form, Settlement and Clearance

General. Unless the relevant prospectus supplement states otherwise, the contingent convertible securities initially will be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositaries, including, without limitation, DTC, Euroclear and/or Clearstream Luxembourg, and will be registered in the name of such depositary or its nominee. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of the contingent convertible securities. Unless and until the contingent convertible securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive contingent convertible securities (see “—Definitive Contingent Convertible Securities”), the global contingent convertible securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

The contingent convertible securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg. Unless the relevant prospectus supplement states otherwise, the initial distribution of the contingent convertible securities will be cleared through DTC only. In such event, beneficial interests in the global contingent convertible securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

So long as the depositary, or its nominee, is the holder of a global contingent convertible security, the depositary or its nominee will be considered the sole holder of such global contingent convertible security for all purposes under the contingent convertible securities indenture. Except as described below under the heading

“—Definitive Contingent Convertible Securities,” no participant, indirect participant or other person will be entitled to have contingent convertible securities registered in its name, receive or be entitled to receive physical delivery of contingent convertible securities in definitive form or be considered the owner or holder of the contingent convertible securities under the contingent convertible securities indenture. Each person having an ownership or other interest in contingent convertible securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the contingent convertible securities indenture or the contingent convertible securities.

DTC has advised us that: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Payments on the Global Contingent Convertible Security. Payments of any amounts in respect of any global contingent convertible securities will be made by the paying agent to the depositary. Payments will be made to beneficial owners of contingent convertible securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global contingent convertible security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

All such payments will be distributed without deduction or withholding for any UK taxes or other governmental charges, or if any such deduction or withholding is required to be made under the provisions of any applicable UK law or regulation, then, except as described under “Additional Amounts,” such additional amounts will be paid as may be necessary in order that the net amounts received by any holder of the global contingent convertible security and by the owners of interests in the contingent convertible securities, after such deduction or withholding, will equal the net amounts that such holder and owners would have otherwise received in respect of the global contingent convertible security or interests in the contingent convertible securities, as the case may be, if such deduction or withholding had not been made.

Settlement. Initial settlement for the contingent convertible securities and settlement of any secondary market trades in the contingent convertible securities will be made in same-day funds. The contingent convertible securities will settle in DTC’s Same-Day Funds Settlement System.

Definitive Contingent Convertible Securities. Owners of interests in the contingent convertible securities will not be entitled to receive definitive contingent convertible securities in registered form in respect of such interest unless: (1) (i) DTC notifies us in writing that it is unwilling to or unable to continue as a depositary for the contingent convertible securities of such series or the contingent convertible securities, as the case may be, or (ii) if at any time DTC ceases to be eligible as a “clearing agency” registered under the Exchange Act or we become aware of such ineligibility and, in either case, a successor is not appointed by us within 90 days, (2) a contingent convertible event of default has occurred and is continuing and the registrar has received a request from DTC, (3) we, at our option and sole discretion, determine that a global contingent convertible security should be exchanged for definitive contingent convertible securities or (4) the applicable prospective supplement provides otherwise with respect to a particular series.

Unless otherwise indicated in the applicable prospectus supplement, definitive contingent convertible securities will be issued in denominations of $1,000 or integral multiples of $1,000 and will be issued in registered form. Such definitive contingent convertible securities will be registered in the name or names of such person or persons as the registrar will notify the trustee based on the instructions of DTC.

Payments

Payments of interest, principal and premium (if any), on any particular series of contingent convertible securities will be made on such dates and, in the case of payments of interest, at such rate or rates, as are set forth in, or as are determined by the method of calculation described in, the prospectus supplement relating to the contingent convertible securities of such series.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, all payments made under or with respect to the contingent convertible securities will be made without withholding or deduction for, or on account of, any and all present and future taxes, levies, imposts, duties, charges, fees, deductions or withholdings whatsoever imposed, levied, collected, withheld or assessed by or on behalf of the UK or any political subdivision or taxing authority thereof or therein having the power to tax (each, a “Taxing Jurisdiction”) unless required by law.

If such deduction or withholding will at any time be required by the law of the Taxing Jurisdiction, we will pay such additional amounts in respect of any payments of interest in respect of the contingent convertible securities (but not, for the avoidance of doubt, in respect of the payment of principal in respect of the contingent convertible securities) as may be necessary in order that the net amounts received by the securityholders after such withholding or deduction will equal the respective amounts of interest, if any, that would have been received in respect of the contingent convertible securities in the absence of such withholding or deduction; provided that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which:

(a)

would not be payable or due but for the fact that the securityholder or beneficial owner is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction, or otherwise has some connection or former connection with the Taxing Jurisdiction other than the holding or ownership of a contingent convertible security, or the collection of principal or interest payments on, or the enforcement of, a contingent convertible security;

(b)

would not be payable or due but for the fact that the certificate representing the relevant contingent convertible securities (i) is presented for payment in the Taxing Jurisdiction or (ii) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the securityholder would have been entitled to such additional amount on presenting the same for payment at the close of such 30-day period;

(c)

would not have been imposed if presentation for payment of the certificate representing the relevant contingent convertible securities had been made to a paying agent other than the paying agent to which the presentation was made;

(d)

is imposed in respect of a securityholder that is not the sole beneficial owner of the principal or the interest, or a portion of either, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(e)	is imposed because of the failure to comply by the securityholder or the beneficial owner of any payment on such contingent convertible securities with a request from us addressed to the securityholder or the beneficial owner, including a written request from us related to a claim for relief under any applicable double tax treaty:

(i)	to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the securityholder or the beneficial owner; or

(ii)	to make any declaration or other similar claim to satisfy any information or reporting requirement,

if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the Taxing Jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge;

(f)	is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty assessment or other governmental charge; or

(g)	is imposed in respect of any combination of the above items.

We have agreed in the contingent convertible securities indenture that at least one paying agent for the contingent convertible securities will be located outside the UK.

Unless the relevant prospectus supplement provides otherwise, all payments in respect of the contingent convertible securities will be made subject to any withholding or deduction required pursuant to FATCA, and we will not be required to pay any contingent convertible additional amounts on account of any such deduction or withholding required pursuant to FATCA.

Whenever we refer in this prospectus, in any context, to the payment of the principal of , or any interest payments on, or in respect of any contingent convertible securities, we mean to include the payment of additional amounts to the extent that, in the context, additional amounts are, were or would be payable.

Redemption

Any terms of the redemption of any series of contingent convertible securities, whether at our option or upon the occurrence of certain circumstances (including, but not limited to, the occurrence of certain tax or regulatory events), will be set forth in the relevant prospectus supplement.

Modification and Waiver

Modifications of, and amendments to, the contingent convertible securities indenture with respect to the contingent convertible securities of a series may be made by us and the trustee, without the consent of the holders of the contingent convertible securities of such series for certain purposes and otherwise with the consent of the holders of a majority in principal amount of the contingent convertible securities of such series then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding contingent convertible security affected thereby:

•	change the principal amount of, or any premium or rate of interest with respect to, any contingent convertible security;

•	change our obligation, or any successor’s, to pay contingent convertible additional amounts, if any;

•	change the places at which payments are payable or the currency of payment;

•	impair the right to sue for the enforcement of any payment due and payable;

•

reduce the percentage in aggregate principal amount of outstanding contingent convertible securities of the series necessary to modify or amend the contingent convertible securities indenture or to waive compliance with certain provisions of the contingent convertible securities indenture and any past contingent convertible event of default;

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the contingent convertible securities indenture;

•

modify the subordination provisions, if any, or the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the contingent convertible securities, in either case in a manner adverse to the holders; or

•

modify the foregoing requirements or the provisions of the contingent convertible securities indenture relating to the waiver of any past contingent convertible event of default or covenants, except as otherwise specified.

The holders of not less than a majority in principal amount of the outstanding contingent convertible securities of a series may, on behalf of all holders of contingent convertible securities of that series, waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the contingent convertible securities indenture before the time for such compliance.

In addition, material variations in the terms and conditions of contingent convertible securities of any series, including modifications relating to subordination, redemption and events of default may require the consent of the PRA.

Subordination

Payment of the principal of (and premium, if any) and interest, if any, on a series of contingent convertible securities will be subordinated to the claims of the holders of certain of our other present and future obligations to the extent and in the manner described in the relevant prospectus supplement. The subordination provisions will be governed by, and construed in accordance with, the laws of England and Wales.

Contingent Convertible Events of Default

Unless the relevant prospectus supplement provides otherwise, a “contingent convertible event of default” with respect to the contingent convertible securities will result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within 30 days of the making of such order, or (ii) our ordinary shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency). Subject to certain provisions relating to the subordination of the contingent convertible securities, if a contingent convertible event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities may declare the principal amount of the securities (and any accrued but unpaid interest) to be due and payable immediately. However, if the contingent convertible event of default has been cured after this declaration, but before the trustee obtains a judgment or decree for payment of money due, then the declaration of acceleration and its consequences will be rescinded.

Other than the limited remedies specified above, on the occurrence of a contingent convertible event of default which is continuing, no remedy against us will be available to the trustee or the holders of the contingent convertible securities whether for the recovery of amounts owing in respect of such contingent convertible securities or under the contingent convertible securities indenture in relation thereto or in respect of any breach by us of any of our other obligations under or in respect of such contingent convertible securities or under the contingent convertible securities indenture in relation thereto; provided that (1) our obligations to pay the fees and expenses of, and to indemnify, the trustee and the trustee’s rights to apply money collected to first pay its fees and expenses will survive any such contingent convertible event of default and will not be subject to any subordination provisions applicable to the contingent convertible securities of such series and (2) the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the contingent convertible securities in response to such contingent convertible event of default under the provisions of the contingent convertible securities indenture and provided that any payments on the contingent convertible securities of such series are subject to the subordination provisions set forth in the contingent convertible securities indenture.

Waiver of Contingent Convertible Events of Default and Defaults

The holders of not less than a majority in aggregate principal amount of the outstanding contingent convertible securities of a series may, on behalf of all holders of contingent convertible securities of that series, waive any past contingent convertible event of default or default under the contingent convertible securities indenture with respect to contingent convertible securities of that series, except a default in the payment of any principal of (or, premium, if any, on) or any installment of interest on any contingent convertible securities of that series and except a default in respect of a covenant or provision, the modification or amendment of which would require the consent of the holder of each outstanding contingent convertible security affected by it. Upon any such waiver, such contingent convertible event of default or default will cease to exist, and any contingent convertible event of default or default with respect to any series arising therefrom will be deemed to have been cured and not to have occurred; provided that no such waiver will extend to any subsequent or other contingent convertible event of default or default or impair any right consequent thereon.

No Right of Set-Off by Holders

Subject to applicable law and unless the applicable prospectus supplement provides otherwise, holders of contingent convertible securities, by their acceptance thereof, and the trustee in respect of any claims of such holders to payment of any principal, premium or interest in respect of the contingent convertible securities, will be deemed to have waived any right of set-off or counterclaim that they might otherwise have. Notwithstanding the preceding sentence, if any of the rights and claims of any holder of contingent convertible securities are discharged by set-off, such holder will immediately pay an amount equal to the amount of such discharge to us or, if applicable, the liquidator or trustee or receiver in our bankruptcy and, until such time as payment is made, will hold a sum equal to such amount in trust for us or, if applicable, the liquidator or trustee or receiver in our bankruptcy. Accordingly, such discharge will be deemed not to have taken place.

Limitation on Suits

No holder of contingent convertible securities will be entitled to proceed directly against us, except as described below.

Subject to any further limitations provided in the relevant prospectus supplement, before a holder of the contingent convertible securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the contingent convertible securities, the following must occur:

•	The holder must give the trustee written notice that a contingent convertible event of default has occurred and remains uncured.

•

The holders of not less than 25% in outstanding principal amount of the contingent convertible securities of the relevant series must make a written request that the trustee take action because of the contingent convertible event of default, and the holder must offer indemnity satisfactory to the trustee in its sole discretion against the cost and other liabilities of taking that action.

•

The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding contingent convertible securities of the relevant series during that period.

Notwithstanding any other provision of the contingent convertible indenture or the contingent convertible securities, the right of any holder of contingent convertible securities to receive payment of the principal of (and premium, if any, on), and interest on, the contingent convertible securities, on or after the due dates thereof or to institute suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such holder.

Consolidation, Merger and Sale of Assets

We may, without the consent of the holders of any of the contingent convertible securities, consolidate or amalgamate with, or merge into, any corporation, or convey, sell, transfer or lease our properties and assets substantially as an entirety to any person, provided that:

•

any successor corporation expressly assumes our obligations under the contingent convertible securities and the contingent convertible securities indenture and, if applicable, the provisions for payment of additional amounts for withholding taxes are amended to include the jurisdiction of incorporation of the successor corporation;

•

immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation as a result of such transaction as having been incurred by us at the time of the transaction, no contingent convertible event of default or default, and no event that, after notice or lapse of time, or both, would become a contingent convertible event of default or default, will have occurred and be continuing; and

•	certain other conditions are satisfied.

Assumption of Obligations

With respect to a series of contingent convertible securities, a holding company of us or any of our subsidiary undertakings may assume our obligations (or those of any corporation which will have previously assumed our obligations); provided that:

•

the successor entity expressly assumes such obligations by an amendment to the contingent convertible securities indenture, in a form satisfactory to the trustee, and we will, by an amendment to the contingent convertible securities indenture, unconditionally guarantee (such guarantee to be given on a basis consistent with the ranking of the contingent convertible securities of such series) all of such successor entity’s obligations under the contingent convertible securities of such series and the contingent convertible securities indenture, as so modified by such amendment (provided, however, that, for the purposes of our obligation to pay additional amounts as provided, and subject to the limitations as set forth, in the contingent convertible securities indenture and as described under the section headed “Additional Amounts,” references to such successor entity’s country of organization will be added to the references to the UK);

•

the successor entity confirms in such amendment to the contingent convertible securities indenture that the successor entity will pay to the holders such additional amounts as provided by, and subject to the limitations set forth in, the contingent convertible securities indenture and as described under the section headed “Additional Amounts” (provided, however, that for these purposes such successor entity’s country of organization will be substituted for the references to the UK

•

immediately after giving effect to such assumption of obligations, no contingent convertible event of default or default and no event which, after notice or lapse of time or both, would become a contingent convertible event of default or default with respect to contingent convertible securities of such series will have occurred and be continuing; and

•

such assumption occurs in accordance with applicable law and regulations (including, if and to the extent required at such time by the applicable regulatory capital rules, regulations or standards, the prior consent of the PRA).

Upon any such assumption, the successor entity will succeed to, and be substituted for, and may exercise all of our rights and powers under the contingent convertible securities indenture with respect to the contingent convertible securities of such series with the same effect as if the successor entity had been named under the contingent convertible securities indenture.

Trustee’s Duties

Except during the continuance of a contingent convertible event of default, the trustee will only be liable for performing those duties specifically set forth in the contingent convertible securities indenture. In the event a contingent convertible event of default has occurred and is continuing, the trustee will exercise such of the rights and powers vested in it by the contingent convertible indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

If a contingent convertible event of default occurs and is continuing with respect to the contingent convertible securities, the trustee will have no obligation to take any action at the direction of any holders of the contingent convertible securities, unless they have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding contingent convertible securities will have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the contingent convertible securities. However, this direction (a) must not be in conflict with any rule of law or the contingent convertible securities indenture and (b) must not be unjustly prejudicial to the holder(s) of the contingent convertible securities not taking part in the direction, in the case of either (a) or (b) as determined by the trustee in its sole discretion. The trustee may also take any other action, consistent with the direction, that it deems proper.

The trustee will, within 90 days of a contingent convertible event of default with respect to the contingent convertible securities of any series, give to each affected holder of the contingent convertible securities of the affected series notice of any contingent convertible event of default it knows about, unless the contingent convertible event of default has been cured or waived. However, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determines in good faith that withholding of notice is in the interest of the holders.

Agreement with Respect to the Exercise of UK Bail-in Power

The contingent convertible securities will be subject to the exercise of any UK bail-in power by the relevant UK resolution authority as set forth in the applicable prospectus supplement. In particular, by its acquisition of the contingent convertible securities, each holder (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree, notwithstanding any other term of the contingent convertible securities or the contingent convertible securities indenture or any other agreements, arrangements or understandings between us and any holder, to be bound by (a) the effect of the exercise of any UK bail-in power by the relevant UK resolution authority and (b) the variation of the terms of the contingent convertible securities or the contingent convertible securities indenture, if necessary, to give effect to the exercise of any UK bail-in power by the relevant UK resolution authority.

No repayment or payment of amounts due will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. Moreover, each securityholder (which, for these purposes, includes each beneficial owner) will consent to the exercise of any UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the contingent convertible securities.

Governing Law

Except as stated above, the contingent convertible securities indenture and the contingent convertible securities of each series will be governed by, and construed in accordance with, the laws of the State of New York. See “Subordination”.

Jurisdiction; Consent to Service

We have consented to the jurisdiction of any state or federal court in the City of New York with respect to any suit or proceeding arising out of, or relating to, the contingent convertible securities indenture or the contingent convertible securities of any series and have appointed HSBC North America Holdings Inc. as agent for service of process.

DESCRIPTION OF DOLLAR PREFERENCE SHARES

The dollar preference shares will be offered and sold solely in connection with market-making transactions.

The following is a summary of the material terms of the dollar preference shares of any series. The material terms of a particular series of the dollar preference shares offered in the form of American depositary shares (“preference share ADSs”) of a corresponding series will be summarized in the prospectus supplement relating to the dollar preference shares of that series. The material terms of a particular series of dollar preference shares may differ from the terms stated below, which will be indicated in the relevant prospectus supplement. Holders of the dollar preference shares are encouraged to read our Memorandum and Articles of Association (the “Articles of Association”), shareholders resolutions passed at our annual general meeting (“AGM”) relating to the directors’ authority to allot dollar preference shares and any resolutions adopted by our board of directors or one of its authorized committees that set forth the material terms of a particular series of the dollar preference shares. Copies of the Articles of Association and the relevant resolutions have been filed as exhibits to the registration statement.

General

At the 2017 AGM, the shareholders passed an ordinary resolution granting the board the general and unconditional authority pursuant to, and for the purposes of, section 551 of the UK Companies Act 2006, as amended (the “Companies Act 2006”), to exercise all the powers of HSBC Holdings to allot shares and to grant rights to subscribe for, or to convert any security into, shares up to a specified aggregate nominal amount. In relation to dollar preference shares, the aggregate nominal amount is US$150,000 (in the form of 15,000,000 non-cumulative preference shares of $0.01 each). This authority will expire at the conclusion of the 2018 AGM or at the close of business on June 30, 2018, whichever is earlier. We then will need to seek a new general authority to allot shares.

Pursuant to this general authority to allot, and in accordance with the powers granted to them by our Articles of Association, our board of directors or a committee authorized by it can authorize the issuance of one or more series of dollar preference shares with such dividend rights, liquidation value per share, redemption provisions, voting rights and other rights, preferences, privileges, limitations and restrictions as it sees fit subject to the limitations set out in the Articles of Association. The dollar preference shares will rank equal with any pounds sterling-denominated preference shares of £0.01 nominal value each and any euro-denominated preference shares of €0.01 nominal value each in our capital and with all other shares that rank equal to the sterling, euro or dollar preference shares.

The dollar preference shares of each series will have a nominal value per share, dividend rights, redemption price and liquidation value per share stated in dollar-denominated terms and will be issued only in fully paid form. For each dollar preference share of a particular series that is issued, an amount equal to the share’s nominal value will be credited to our issued share capital account, and an amount equal to the difference, if any, between the share’s issue price and its nominal value will be credited to our share premium account. Unless otherwise specified in the prospectus supplement relating to the dollar preference shares of a particular series, the dollar preference shares will have a nominal value of $0.01 per share.

The dollar preference shares of any series are issued in registered form and deposited with The Bank of New York Mellon, the depositary, against the issuance of American depositary shares, evidenced by American depositary receipts (“ADRs”), upon receipt of payment for the dollar preference shares. The dollar preference shares of a particular series deposited under the deposit agreement will be represented by preference share ADSs of a corresponding series. Dollar preference shares of any series withdrawn from deposit under the deposit agreement will be represented by share certificates in registered form without dividend coupons. These share certificates will be delivered at the time of withdrawal. Dollar preference shares of more than one series that are deposited under the deposit agreement as units will be represented by a unit of each corresponding series of preference share ADSs. These preference share ADSs will be represented by a unit of each corresponding series of ADRs. When withdrawn from deposit, the units of dollar preference shares will be represented by one share certificate in registered form, without dividend coupons. The certificate will be delivered at the time of withdrawal and may be exchanged by the holder for separate share certificates in registered form, without dividend coupons, representing the dollar preference shares of that series. Dollar preference shares of each series that are withdrawn from deposit will be transferable separately. See “Description of Preference Share ADSs.”

The holder can transfer title to dollar preference shares of any series by transfer and registration on the register for the dollar preference shares of the relevant series kept by the registrar at its office in the UK. See “Registrar and Paying Agent” below. The registrar will not charge the person requesting the registration a fee. However, the person requesting registration will be liable for any taxes, stamp duties or other governmental charges that must be paid in connection with the registration. See “Taxation—UK Taxation—Stamp Taxes.” Neither the Articles of Association nor English law currently limit the right of non-resident or foreign owners to acquire freely dollar preference shares of any series or, when entitled to vote dollar preference shares of a particular series, to vote freely the dollar preference shares. There are currently no English laws or regulations that would restrict the remittance of dividends or other payments to non-resident holders of dollar preference shares of any series.

The dollar preference shares of any series will have the dividend rights, rights upon liquidation, redemption provisions and voting rights summarized below, unless the prospectus supplement relating to the dollar preference shares of a particular series states otherwise. The holder of the dollar preference shares should pay particular attention to the following specific terms relating to its particular series of shares, including:

•	the designation of the dollar preference shares of such series and number of shares offered in the form of preference share ADSs;

•	the liquidation value per share of the dollar preference shares of such series;

•	the price at which the dollar preference shares of such series will be issued;

•	the dividend rate (or method of calculation of the dividend) and the dates on which dividends will be payable;

•	any redemption provisions; and

•	any other rights, preferences, privileges, limitations and restrictions related to the dollar preference shares of such series.

Dividends

The holders of the dollar preference shares of a particular series will be entitled to receive any cash dividends declared by us out of the profits available for distribution on the dates and at the rates or amounts stated, or as determined by the method of calculation described in the prospectus supplement relating to that series.

The declaration and payment of dividends on each series of dollar preference shares will be subject to the sole and absolute discretion of our board of directors. Our board of directors will not, however, declare and pay dividends on each series of dollar preference shares on each dividend payment date where, in our opinion:

•	payment of the dividend would cause us not to meet applicable capital adequacy requirements of the PRA; or

•

the profits available to us to distribute as dividends are not sufficient to enable us to pay in full both dividends on the series of dollar preference shares and the dividends on any other of our shares that are scheduled to be paid on the same date as the dividends on the series of dollar preference shares and that have an equal right to dividends as the dollar preference shares of that series.

Unless the prospectus supplement relating to the dollar preference shares of a particular series states otherwise, if the profits available to us to distribute as dividends are, in our board of directors’ opinion, not sufficient to enable us to pay in full on the same date both dividends on the dollar preference shares of the series and the dividends on any other shares that have an equal right to dividends as the dollar preference shares of that series, we are required, first, to pay in full, or to set aside an amount equal to, all dividends scheduled to be paid on or before that dividend payment date on any shares with a right to dividends ranking in priority to that of the dollar preference shares, and second, to pay dividends on the dollar preference shares of the series and any other shares ranking equally with the dollar preference shares of that series as to participation in profits pro rata to the amount of the cash dividend scheduled to be paid to them. The amount scheduled to be paid will include the amount of any dividend payable on that date and any arrears on past cumulative dividends on any shares ranking equal in the right to dividends with the dollar preference shares of that series. In accordance with the Companies Act 2006, the profits available to us for distribution are, in general and with some adjustments, equal to our accumulated, realized profits less our accumulated, realized losses.

The dividends to be paid on the dollar preference shares of any series for each dividend period will be computed based upon the amount paid up or credited as paid up on each of the dollar preference shares of that series. The dividend will be calculated by annualizing the applicable dividend amount or rate and dividing by the number of dividend periods in a year. The dividends to be paid will be computed on the basis of a 360-day year of twelve 30-day months for any dividend period that is shorter or longer than a full dividend period and on the basis of the actual number of days elapsed for any partial month.

Dividends on the dollar preference shares of any series will be non-cumulative. If the dividend, or a portion of it, on the dollar preference shares of a particular series is not required to be paid and is not paid on the relevant date scheduled for payment, then the holders of dollar preference shares of such series will lose the right they had to the dividend and will not earn any interest on the unpaid amount, regardless of whether dividends on the dollar preference shares of such series are paid for any future dividend period.

We will fix a date to pay dividends on the dollar preference shares of any series to the record holders who are listed on the register as the holders of the dollar preference shares on the relevant record date, including The Bank of New York Mellon as holder of the dollar preference shares underlying the preference share ADSs. The relevant record date will be between 15 and 60 days prior to the relevant dates for dividend payment fixed by us. Unless the law requires otherwise, we will pay the dividend in the form of a dollar check drawn on a bank in London or in New York City and mailed to the holder at the address that appears on the register for the dollar preference shares. If the date we have scheduled to pay dividends on the dollar preference shares of any series is not a day on which banks in London and in New York City are open for business and on which foreign exchange dealings can be conducted in London and in New York City, then the dividend will be paid on the following business day, and we will not be required to pay any interest or other payment because of the delay. Dividends declared but not yet paid do not bear interest. For a description of how dividends will be distributed to holders of preference share ADSs, see “Description of Preference Share ADSs—Share Dividends and Other Distributions.”

If we have not paid the dividend on the dollar preference shares of any series in full on the most recent date scheduled for dividend payment in respect of a dividend period, we will not be permitted thereafter to declare or pay dividends or distributions on any class of our shares ranking lower in the right to dividends than the dollar preference shares of any series, unless we pay in full, or set aside an amount to provide for payment in full of, the dividends on the dollar preference shares of such series for the then-current dividend period or for such other period as may be specified in the prospectus supplement relating to the dollar preference shares of such series.

Unless the prospectus supplement relating to the dollar preference shares of a particular series states otherwise, if we have not paid in full a dividend payable on the dollar preference shares of any series on the most recent dividend payment date, we will not be permitted thereafter to redeem or purchase in any manner any of our other shares ranking equal with or lower than the relevant dollar preference shares, and we will not be permitted to contribute money to a sinking fund to redeem or purchase the other shares in any manner, until the dividends on the relevant dollar preference shares have been paid in full or an amount equal to payment in full has been set aside for the then-current dividend period or for such other period as may be specified in the prospectus supplement relating to the dollar preference shares of such series. Except as provided in this prospectus and in the prospectus supplement relating to the dollar preference shares of a particular series, the holders of the dollar preference shares of any series do not have the right to share in our profits.

Liquidation Rights

If we are wound up and capital is returned to the shareholders or otherwise (but not, unless otherwise specified in the prospectus supplement relating to the dollar preference shares of a particular series, on a redemption, purchase by us or reduction of any of our share capital), the holders of the dollar preference shares of a particular series that are outstanding at the time and the holders of any other of our shares ranking in payment of capital equal or in priority to the series will be entitled to receive payment in dollars out of our assets available for distribution to shareholders. This distribution will be made in priority to any distribution of assets to holders of any class of our shares ranking lower in the right to repayment of capital than the dollar preference shares of the series. The payment will be equal to the amount paid up (or credited as paid up) on each dollar preference share together with any premium on such share as may be determined in, or by a mechanism contained in, the prospectus supplement relating to such dollar preference share plus any dividends declared but not paid for the dividend period ending prior to the commencement of the winding up and any dividends accrued and not paid for the dividend period commencing prior to the commencement of the winding up but ending after such date, to the extent such dividend would otherwise (but for the winding up) have been payable, provided that sufficient assets exist to make such distribution having satisfied any amounts payable to the holders of shares ranking in priority to the dollar preference shares as regards the repayment of capital. If at the time we are wound up, the amounts payable with respect to the dollar preference shares of any series and any of our other preference shares ranking equal as regards repayment of capital with the dollar preference shares of such series are not paid in full, the holders of the dollar preference shares of such series and of the other preference shares will share ratably in any distribution of our assets in proportion to the full respective amounts to which they are entitled. After payment of the full amount to which they are entitled, the holders of the dollar preference shares of such series will have no right or claim to any of our remaining assets and will not be entitled to receive any of our profits or a return of capital in a winding up.

Redemption and Purchase

Subject to the Companies Act 2006, we have the right to redeem the whole (but not part only) of any series of dollar preference shares at certain times specified in the Articles of Association after the fifth anniversary of the date of original issue of the dollar preference shares of such series, unless otherwise specified in the prospectus supplement relating to the dollar preference shares of such series. In respect of each dollar preference share redeemed, we will pay in dollars the aggregate of the nominal value of such dollar preference share and any premium credited as paid up on such share together with any dividend payable on the date of redemption.

If we wish to redeem dollar preference shares of any series, we must provide notice to the depositary and each record holder of the dollar preference shares to be redeemed, between 30 and 60 days prior to the date fixed for redemption. The notice of redemption must state:

•	the redemption date;

•	the particular dollar preference shares to be redeemed;

•	the redemption price; and

•	the place or places where documents of title relating to the dollar preference shares are to be presented for redemption and payment for them will be made.

The redemption process will not be considered invalid due to a defect in the notice of redemption or in the mailing. The dividend on the dollar preference shares due for redemption will stop accruing starting on the relevant redemption date, except in the case where the payment to be made on any dollar preference share is improperly withheld or refused upon redemption. In that case, the dividend will continue to accrue from the relevant redemption date to the date of payment. In this case, a dollar preference share will not be treated as having been redeemed until the relevant redemption payment and any accrued dividend on those amounts has been paid. Subject to any applicable fiscal or other laws and regulations, we will make the redemption payment by a dollar check drawn on, or, if the holder requests, by transfer to a dollar account maintained by the person to be paid with, a bank in London or in New York City. The holder of the dollar preference shares to be redeemed must deliver to us the relevant share certificates at the place specified in the notice of redemption. In the event that any date on which any payment relating to the redemption of dollar preference shares of any series is to be made is not a business day, then payment of the redemption price payable on that date will be made on the following business day, with no interest or other additional payment due because of the delay.

We may at any time purchase outstanding dollar preference shares of any series in the open market, by tender to all holders of dollar preference shares of that series alike or by private agreement. These purchases will be made in accordance with the Articles of Association, applicable law (including the Companies Act 2006 and US federal securities laws) and applicable regulations of the FCA in its capacity as the UK Listing Authority. Any dollar preference shares of any series purchased or redeemed by us for our own account (other than in the ordinary course of the business of dealing in securities) will be cancelled by us and will no longer be issued and outstanding. Under existing PRA requirements, we can redeem or purchase preference shares of any series only with the prior consent of the PRA.

Voting Rights

The holders of the dollar preference shares having a registered address within the UK are entitled to receive notice of our general meetings but will not be entitled to attend or vote at those meetings, except as set forth below or as provided for in the prospectus supplement relating to any particular series of dollar preference shares.

If our board determines for a particular series of preference shares, the holders of dollar preference shares of such series will be entitled to receive notice of, attend and vote at our general meetings if we have failed to pay in full the dividend payable on the dollar preference shares for the dividend period or periods determined by our board for such series. If so determined by our board for a particular series of preference shares, the holders of dollar preference shares of such series will be entitled to vote on all matters put before all our general meetings until such time as we have paid in full the dividends on the dollar preference shares.

Whenever entitled to vote at our general meetings, on a show of hands, each holder of dollar preference shares present in person will have one vote and on a poll each holder of dollar preference shares present in person or by proxy will have one vote per share.

In addition, holders of the dollar preference shares may have the right to vote separately as a class in certain circumstances as described below under the heading “Variation of Rights.”

Variation of Rights

The rights, preferences or restrictions attached to the dollar preference shares may be varied by the consent in writing of the holders of not less than three-quarters of the dollar preference shares of all series in issue or by the sanction of an extraordinary resolution passed at a separate general meeting of the holders of dollar preference shares as a single class regardless of series.

The rights, preferences or restrictions of any particular series of dollar preference shares may be varied adversely on a different basis to other series of dollar preference shares by the consent in writing of the holders of not less than three-quarters of the dollar preference shares of that particular series or by the sanction of an extraordinary resolution passed at a separate general meeting of the holders of dollar preference shares of that series.

An extraordinary resolution requires the approval of not less than three-quarters of the holders voting in person or by proxy at the meeting. Two persons holding or representing by proxy at least one-third of the outstanding dollar preference shares of any series must be present for the meeting to be valid. An adjourned meeting will be valid when any one holder is present in person or by proxy.

We may create or issue any shares of any class, or any securities convertible into shares of any class, that rank equally with the dollar preference shares of any series in the right to share in our profits or assets, whether the rights attaching to such shares are identical to or differ in any respect from the dollar preference shares, without the rights of the dollar preference shares of any series being deemed to be varied or abrogated.

The rights attached to the dollar preference shares will not be deemed to be varied or abrogated by a reduction of any share capital or purchase by us or redemption of any of our share capital in each case ranking as regards participation in the profits and assets of the company in priority to or equally with or after such dollar preference share.

Registrar and Paying Agent

HSBC Holdings plc, located at 8 Canada Square, London E14 5HQ, England, will act as the registrar for the dollar preference shares of each series. The Secretary’s Office of HSBC Holdings plc, also located at 8 Canada Square, London E14 5HQ, England, will act as paying agent for the dollar preference shares of each series.

DESCRIPTION OF PREFERENCE SHARE ADSs

General

The following is a summary of the material provisions of the deposit agreement relating to preference share ADSs, as evidenced by ADRs (the “preference share ADRs deposit agreement”), among us, The Bank of New York Mellon, as the depositary (“BNYM” or the “depositary”), and all holders and beneficial owners from time to time of ADRs issued under that agreement. References in this section to “ADSs” refer to preference share ADSs.

This summary is subject to and qualified in its entirety by reference to the preference share ADRs deposit agreement, including the form of ADRs attached thereto. Terms used in this section and not otherwise defined will have the meanings set forth in the preference share ADRs deposit agreement. Copies of the preference share ADRs deposit agreement is available for inspection at the Corporate Trust Office of the depositary, located at 101 Barclay Street, New York, New York 10286. The Depositary’s principal executive office is located at 225 Liberty Street, New York, NY 10286.

American Depositary Receipts

The depositary will deliver ADSs evidenced by ADRs. Each ADS will represent ownership interests in one (or a fraction or a multiple of one) dollar preference share and the rights attributable to one (or a fraction or a multiple of one) dollar preference share that we will deposit with the custodian, which is currently BNYM. Each ADS will also represent securities, cash or other property deposited with BNYM but not distributed to holders of ADSs.

As BNYM will actually be the holder of the underlying dollar preference shares, you will generally exercise the rights attributable to dollar preference shares through BNYM, subject to the provisions of the preference share ADRs deposit agreement. The preference share ADRs deposit agreement sets out the obligations of BNYM.

You may hold ADSs either directly or indirectly through your broker or financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Share Dividends and Other Distributions

How Will You Receive Dividends and Other Distributions on the Dollar Preference Shares?

The depositary will pay to you the cash dividends or other distributions it or the custodian receives on the dollar preference shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of dollar preference shares your ADSs represent.

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Cash. The depositary will as promptly as practicable convert any cash dividend or distribution we pay on the dollar preference shares, other than any dividend or distribution paid in dollars, into dollars if it can, in its reasonable judgment, do so on a reasonable basis and can transfer dollars into the United States. If that is not possible, or if any approval from any government is needed and cannot, in the opinion of the depositary, be obtained or is not obtained, the preference share ADRs deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so or to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, the depositary will deduct any withholding taxes that must be paid under applicable laws. It will distribute only whole dollars and cents and will round any fractional amounts to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

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Shares. The depositary will distribute new ADSs representing any shares we distribute as a dividend or free distribution, if we request that the depositary make this distribution and if we furnish it promptly with satisfactory evidence, including certificates or opinions, that it is legal to do so. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fractional ADS and distribute the net proceeds to the holders entitled to those shares. If the depositary does not distribute additional cash or ADSs, each ADS will also represent the new shares.

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Rights to Purchase Additional Shares. If we offer holders of securities any rights, including rights to subscribe for additional shares, the depositary may take actions necessary to make these rights available to you. We must first instruct the depositary to do so and furnish it with satisfactory evidence, including certificates or opinions, that it is legal to do so. If we do not furnish this evidence and/or give these instructions and the depositary determines that it is practical to sell the rights, it may sell the rights and allocate the net proceeds to ADS holders’ accounts. The depositary may allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, upon instruction from you it will exercise the rights and purchase the dollar preference shares on your behalf. The depositary will then deposit such dollar preference shares and deliver ADSs to you. It will only exercise rights if you pay it the exercise price and any charges the rights require you to pay.

US securities laws may restrict the sale, deposit, cancellation and transfer of the ADSs delivered after exercise of rights. We have no obligation to file a registration statement under the Securities Act in order to make any rights available to you.

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Other Distributions. The depositary will send to you anything else we distribute on deposited securities by any means it thinks is equitable and practical. If, in the depositary’s opinion, it cannot make the distribution in that way, the depositary may adopt another method of distribution that it considers to be equitable and practical—for example by public or private sale—and distribute the net proceeds, in the same way as it does with cash, or it may decide to hold what we distributed, in which case the ADSs will also represent the newly distributed property.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holder. We will have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distribution we make on our dollar preference shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How does the Depositary deliver ADSs?

The depositary will deliver the ADSs that you are entitled to receive in the offer against deposit of the underlying dollar preference shares. The depositary will deliver additional ADSs if you or your broker deposit dollar preference shares with the custodian. You must also deliver evidence satisfactory to the depositary of any necessary approvals of the governmental agency in the UK, if any, which is responsible for regulating currency exchange at that time. If required by the depositary, you must in addition deliver an agreement transferring your rights as a shareholder to receive dividends or other property. Upon payment of its fees and of any taxes or charges, such as stamp taxes or stock transfer taxes, the depositary will register the appropriate number of ADSs in the names you request in writing and will deliver the ADSs at its Corporate Trust Office to the persons you request in writing. The Bank of New York Mellon is not obliged to accept for deposit underlying dollar preference shares of a particular series, if, in its reasonable judgment, after consultation with us, such acceptance and maintenance or discharge of its obligations under the preference share ADRs deposit agreement would be unusually onerous because of the terms of such preference shares. However, if the depositary has accepted any underlying preference shares of a particular series, it must accept for deposit further underlying preference shares of such series.

How Do ADS Holders Cancel an ADS and Obtain Dollar Preference Shares?

You may submit a written request to withdraw dollar preference shares and turn in your ADRs evidencing your ADSs at the Corporate Trust Office of the depositary. Upon payment of its fees and of any taxes or charges, such as stamp taxes or stock transfer taxes, the depositary will, subject to any applicable restrictions, deliver the deposited securities underlying the ADSs to an account designated by you at the office of the custodian. At your request, risk and expense, the depositary may deliver at its Corporate Trust Office any proceeds from the sale of any dividends, distributions or rights, which may be held by the depositary.

Provided that all preconditions to withdrawal and cancellation of the deposited securities have been fulfilled, the depositary may only restrict the withdrawal of deposited securities in connection with:

•	temporary delays caused by closing our transfer books or those of the depositary or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•	the payment of fees, taxes and similar charges;

•	compliance with any US or foreign laws or governmental regulations relating to the ADSs or to the withdrawal of deposited securities; or

•	any other circumstances permitted under the general instructions to the SEC Form on which ADSs are registered.

This right of withdrawal may not be limited by any other provision of the preference share ADRs deposit agreement.

Redemption of ADSs

If we exercise our right to redeem the dollar preference shares of a particular series, the depositary will deliver for redemption dollar preference shares that have been deposited with it and that we have called for redemption, to the extent holders have surrendered ADRs evidencing ADSs representing such dollar preference shares. To the extent the depositary receives them, it will distribute entitlements with respect to the dollar preference shares being redeemed in accordance with the terms of the preference share ADRs deposit agreement and will deliver new ADRs evidencing ADSs representing the dollar preference shares not so redeemed. If we redeem less than all of the deposited dollar preference shares of a particular series, The Bank of New York Mellon may determine which ADRs to call for surrender in any manner that it reasonably determines to be fair and practical.

Record Dates

Whenever any distribution of cash or rights, change in the number of dollar preference shares represented by ADSs or notice of a meeting of holders of shares or ADSs is made, the depositary will fix a record date for the determination of the holders entitled to receive the benefits, rights or notice.

Voting of Deposited Securities

How Do You Vote?

If you are an ADS holder on a record date fixed by the depositary, you may exercise the voting rights of the same class of securities as the dollar preference shares represented by your ADSs, but only if we ask the depositary to ask for your instructions. Otherwise, you will not be able to exercise your right to vote unless you withdraw the dollar preference shares. However, you may not know about the meeting enough in advance to withdraw the dollar preference shares.

If we ask for your instructions, the depositary, at our direction, will notify you of the upcoming meeting and arrange to deliver certain materials to you. The materials will:

•	include all information included with the meeting notice sent by us to the depositary;

•	include a statement that if you were a holder on a specified record date, you will be entitled, subject to applicable restrictions, to instruct the depositary as to the exercise of voting rights; and

•	explain how you may instruct the depositary to vote the dollar preference shares or other deposited securities underlying your ADSs as you direct.

For instructions to be valid, the depositary must receive them on or before the date specified in the instructions. The depositary will try, to the extent practical, subject to applicable law and the provisions of the Articles of Association, to vote or have its agents vote the underlying dollar preference shares as you instruct. The depositary will only vote, or attempt to vote, as you instruct.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your dollar preference shares or other deposited securities underlying your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your dollar preference shares or other deposited securities underlying your ADSs are not voted as you requested.

Inspection of Transfer Books

The depositary will keep books for the registration and transfer of ADSs. These books will be open at all reasonable times for inspection by you, provided that you are inspecting the books for a purpose related to us or the preference share ADRs deposit agreement or the ADSs.

Reports and Other Communications

The depositary will make available for your inspection any reports or communications, including any proxy material, received from us, as long as these materials are received by it as the holder of the deposited securities and are generally available to our shareholders. At our written request, the depositary will also send copies of reports, notices and communications to you.

Fees and Expenses

The depositary will charge any party depositing or withdrawing dollar preference shares or any party surrendering ADRs or to whom ADSs are delivered or holders of ADRs, as applicable:

For:	ADS holders must pay:
• each issuance of an ADS, including as a result of a distribution of shares or rights or other property or upon exercise of a warrant to purchase an ADS	• $5.00 or less per 100 ADSs or portion thereof

• each cancellation of an ADS, including if the preference share ADRs deposit agreement terminates	• $5.00 or less per 100 ADSs or portion thereof

For:	ADS holders must pay:
• transfer and registration of shares on our share register to or from the name of the depositary or its nominee or the custodian or its nominee when you deposit or withdraw dollar preference shares	• registration or transfer fees

• distribution of securities	• an amount equal to the fee that would have been charged for the issuance of ADSs if the securities were dollar preference shares being deposited

• conversion of foreign currency to dollars	• expenses of the depositary

• cable, telex and facsimile transmission expenses, if expressly provided in the preference share ADRs deposit agreement	• expenses of the depositary

• servicing of dollar preference shares of any series or other deposited securities	• expenses of the depositary

• as necessary

•  taxes and governmental charges which the depositary or the custodian has to pay on any ADS or dollar preference share underlying an ADS, for example withholding taxes, stock transfer taxes or stamp duty taxes

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities underlying your ADSs. The depositary may deduct the amount of any taxes owed from any payments to you. It may also restrict or refuse the transfer of your ADSs or restrict or refuse the withdrawal of your underlying deposited securities until you pay any taxes owed on your ADSs or underlying securities. It may also sell deposited securities to pay any taxes owed. You will remain liable if the proceeds of the sale are not enough to pay the taxes. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs held by you to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:

•	change the par or nominal value of any of the dollar preference shares,

•	reclassify, split or consolidate any of the dollar preference shares,

•	distribute securities on any of the dollar preference shares that are not distributed to you, or

•	recapitalize, reorganize, merge, amalgamate, consolidate, sell our assets or take any similar action,

then the cash, shares or other securities received by the depositary will become new deposited securities under the preference share ADRs deposit agreement, and each ADS will automatically represent the right to receive a proportional interest in the new deposited securities. The depositary may and will, if we ask it to, distribute some or all of the cash, dollar preference shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADSs in exchange for new ADSs identifying the new deposited securities.

Amendment and Termination of the Preference Share ADRs Deposit Agreement

How May the Preference Share ADRs Deposit Agreement Be Amended?

We may agree with the depositary to amend the preference share ADRs deposit agreement and the ADSs without your consent for any reason. If the amendment adds or increases fees or charges, except for taxes, governmental charges, registration fees, telecommunications charges and delivery costs or other such expenses, or prejudices any substantial existing right of ADS holders, it will only become effective 30 days after the depositary notifies you of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the agreement as amended. However, no amendment will impair your right to receive the deposited securities in exchange for your ADSs.

How May the Preference Share ADRs Deposit Agreement Be Terminated?

The depositary will terminate the preference share ADRs deposit agreement if we ask it to do so, in which case it must notify you at least 90 days before termination. The depositary may also terminate the agreement after notifying you if it informs us that it is electing to resign, and we have not appointed a new depositary bank within 90 days.

If any ADSs remain outstanding after termination, the depositary will stop registering the transfer of ADSs, will stop distributing dividends to ADS holders and will not give any further notices or do anything else under the preference share ADRs deposit agreement other than:

•	collect dividends and distributions on the deposited securities;

•	sell rights and other property offered to holders of deposited securities; and

•	deliver dollar preference shares and other deposited securities upon cancellation of ADSs.

At any time after one year after termination of the preference share ADRs deposit agreement, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any cash it is holding under the preference share ADRs deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and cash. After termination, our only obligations will be with respect to indemnification of, and to pay specified amounts to, the depositary.

Any amendment or termination of the preference share ADRs deposit agreement with respect to one series of ADSs will not necessarily occur concurrently with the amendment or termination of any other series of ADSs. The substitution of the depositary by another depositary or the termination of the preference share ADRs deposit agreement with respect to any series of ADSs representing dollar preference shares of a series that is a component of a unit will result in the substitution of the depositary or the termination of the preference share ADRs deposit agreement with respect to all of the ADSs representing the dollar preference shares of all other series comprising the unit.

Limitations on Obligations and Liability to ADS Holders

The preference share ADRs deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the preference share ADRs deposit agreement, without negligence or bad faith;

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are not liable if either of us is prevented or delayed by law, any provision of the Articles of Association or circumstances beyond our or the depositary’s control from performing our or the depositary’s obligations under the agreement;

•	are not liable if either of us exercises, or fails to exercise, discretion permitted under the preference share ADRs deposit agreement;

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have no obligation to become involved in a lawsuit or proceeding related to the ADSs or the preference share ADRs deposit agreement on your behalf or on behalf of any other party unless we are indemnified to our satisfaction;

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may rely upon any advice of or information from any legal counsel, accountants, any person depositing shares, any ADS holder or any other person whom we believe in good faith is competent to give us that advice or information; and

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are not responsible for any failure to carry out any instructions to vote any of the ADSs, or for the manner or effect of any such vote made either with or without request, or for not exercising any right to vote, as long as such action or non-action is in good faith.

In the preference share ADRs deposit agreement, we and the depositary agree to indemnify each other under specified circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register the transfer of an ADS, make a distribution on an ADS, or permit withdrawal of dollar preference shares, the depositary may require:

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payment of taxes, including stock transfer taxes or other governmental charges, and transfer or registration fees charged by third parties for the transfer of any dollar preference shares or other deposited securities, as well as the fees and expenses of the depositary;

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production of satisfactory proof of the identity of the person presenting shares for deposit or ADSs upon withdrawal and of the genuineness of any signature or other information it deems necessary; and

•	compliance with regulations which the depositary may establish from time to time consistent with the preference share ADRs deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver, transfer or register transfer of ADSs generally when the transfer books of the depositary are closed or at any time if it or we think it advisable to do so.

Pre-Release of ADSs

In certain circumstances, subject to the provisions of the preference share ADRs deposit agreement, the depositary may deliver ADSs before deposit of the underlying dollar preference shares. This is called a pre-release of ADSs. The depositary may also deliver dollar preference shares prior to the receipt and cancellation of pre-released ADSs (even if those ADSs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying dollar preference shares are delivered to the depositary. The depositary may receive ADSs instead of the dollar preference shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions:

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before or at the time of the pre-release, the person to whom the pre-release is being made must represent to the depositary in writing that it or its customer, as the case may be, owns the dollar preference shares or ADSs to be deposited;

•	the pre-release must be fully collateralized with cash or collateral the depositary considers appropriate; and

•	The depositary must be able to close out the pre-release on not more than five business days’ notice.

The pre-release will be subject to whatever indemnities and credit regulations that the depositary considers appropriate. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

Governing Law

The preference share ADRs deposit agreement and the ADRs evidencing the ADSs are governed by, and construed in accordance with, the law of the State of New York, without regard to conflicts of law principles.

DESCRIPTION OF ORDINARY SHARES

HSBC Holdings’ ordinary shares of nominal value $0.50 each (the “shares”) will be offered solely in connection with the offer of any contingent convertible securities (which may be converted into ordinary shares pursuant to the terms of such contingent convertible securities).

The following is a summary of the material terms of the shares, as set out in the Articles of Association and relevant provisions of the Companies Act 2006. Holders of the shares (the “shareholders”) are encouraged to read the Articles of Association and shareholders’ resolutions passed at HSBC Holdings’ AGM relating to the authority of our board of directors (the “board”) to allot shares. A copy of the Articles of Association has been filed as an exhibit to the registration statement of which this prospectus forms a part.

General

At the 2017 AGM, the shareholders passed an ordinary resolution granting the board the general and unconditional authority pursuant to, and for the purposes of, section 551 of the Companies Act 2006 to exercise all the powers of HSBC Holdings to allot shares and to grant rights to subscribe for, or to convert any security into, shares up to a specified aggregate nominal amount.

Subject to certain specified limitations described below, the board was given the authority to allot shares (a) up to an aggregate nominal amount of $1,986,691,641, including for the allotment of shares and rights to subscribe for, or to convert any security into, shares pursuant to the terms of any share plan for employees of HSBC, (b) up to an aggregate nominal amount of $3,311,152,735 in connection with (i) an offer or invitation to (x) shareholders, in proportion to the respective number of shares held by them, and (y) holders of other securities, bonds, debentures or warrants which, in accordance with the rights attaching thereto, are entitled to participate in such an offer or invitation or as the board considers necessary and (ii) any scrip dividend scheme or similar arrangements implemented in accordance with the Articles of Association, (c) comprising equity securities (as defined in section 560 of the Companies Act 2006) up to an aggregate nominal amount of $6,622,305,470 in connection with a rights issue to (i) shareholders, in proportion to the respective number of shares held by them, and (ii) holders of other securities, bonds, debentures or warrants which, in accordance with the rights attaching thereto, are entitled to participate in such an offer or invitation or as the board considers necessary and (d) up to an aggregate nominal amount of £150,000 (in the form of 15,000,000 non-cumulative preference shares of £0.01 each), €150,000 (in the form of 15,000,000 non-cumulative preference shares of €0.01 each) and US$150,000 (in the form of 15,000,000 non-cumulative preference shares of US$0.01 each). However, (i) no more than $3,311,152,735 can be allotted or granted under clauses (a) and (b) on a combined basis and (ii) no more than $6,622,305,470 can be allotted under clauses (a), (b) and (c) on a combined basis.

In addition, the board was given the authority to allot shares up to an aggregate nominal amount of $1,986,691,641 in relation to any issue by HSBC Holdings of contingent convertible securities that automatically convert into or are exchanged for shares in prescribed circumstances. See “Description of Contingent Convertible Securities.”

These authorities will expire at the earlier of the conclusion of the 2018 AGM or at the close of business on June 30, 2018, following which we will need to seek a new general authority to allot shares.

HSBC Holdings maintains a principal share register in London and overseas branch share registers in Bermuda and Hong Kong.

Voting

Unless otherwise required by the Companies Act 2006 or the Articles of Association, the shareholders vote by ordinary resolution (such as for the election of directors, the declaration of a dividend, the appointment of auditors or the grant of authority to allot shares) at general meetings.

For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such persons may cast, HSBC Holdings may, pursuant to the Uncertificated Securities Regulations 2001 (as amended) (the “Regulations”), specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the register of members of HSBC Holdings kept pursuant to the Companies Act 2006 (the “Principal Register”) or a register of members resident in Hong Kong (the “Hong Kong Branch Register”) or a register of members resident in any such other countries or territories that the board may from time to time, in its sole discretion, determine (together with the Hong Kong Branch Register, the “Overseas Branch Registers”) in order to have the right to attend or vote at the meeting.

Subject to the restrictions referred to under “Restrictions on Voting” and any special voting rights or restrictions attached to any class of shares, ordinary resolutions will be decided on a show of hands by a simple majority of shareholders present and voting at the meeting where each shareholder has one vote, regardless of the number of shares held, unless a poll is demanded. On a poll, every holder who is present in person or by proxy and entitled to vote will have one vote for each share held. Holders of record of shares may appoint a proxy to attend and vote on their behalf.

The chairman of the meeting has the casting vote in the event of a tie in either a show of hands or poll vote, in addition to any other vote he may have.

HSBC Holdings will send out written notice at least 21 days before an annual general meeting or a general meeting convened to consider a special resolution, and at least 14 days before all other general meetings. For general meetings to be valid, at least three shareholders entitled to vote must be present in person or by proxy.

For the purpose of controlling the level of attendance or ensuring the safety of those attending at any place specified for the holding of a general meeting, the board may make from time to time such arrangements as the board, in its absolute discretion, considers to be appropriate. In any such case, the board will direct that the meeting be held at a specified place, where the chairman of the meeting will preside, and make arrangements for simultaneous attendance and participation by shareholders and proxies at other locations. The chairman of a general meeting has express authority to interrupt or adjourn the meeting if, in his opinion, it has become necessary to do so in order to secure the proper conduct of the meeting. Annual general meetings are to be held at such time and in such place as the board may determine.

A corporate shareholder may appoint a representative to attend and vote at a general meeting on its behalf.

Disclosure of Interests in Shares

The Disclosure, Guidance and Transparency Rules of the FCA require any person to notify HSBC Holdings and the FCA if the voting rights held by such person through its direct or indirect holding of shares or certain financial instruments reach, exceed or fall below 3% and each 1% threshold thereafter up to 100%. For the purposes of determining whether a person has such a notification obligation, certain voting rights in HSBC Holdings may be disregarded under the Disclosure, Guidance and Transparency Rules, which can, in certain circumstances, have the effect of removing a notification obligation entirely or, in the case of certain investment managers, result in the need to notify only at higher thresholds.

Section 793 of the Companies Act 2006 gives HSBC Holdings the power to require persons whom it believes to be, or to have been within the previous three years, interested in its voting shares to disclose prescribed particulars of those interests. Under Section 794 of the Companies Act 2006, and Article 85 of the Articles of Association, failure to supply the information required may lead to disenfranchisement of the relevant shares and, where those shares represent at least 0.25% of the shares in issue, a prohibition on their transfer and receipt of dividends and other payments in respect of those shares.

A similar power is given to HSBC Holdings by the Securities (Disclosure of Interests) Ordinance, which applies to companies listed on the Stock Exchange of Hong Kong (“SEHK”).

Restrictions on Voting

Any shareholder (or any other person appearing to be interested in the shares) who has been served with a notice under section 793 of the Companies Act 2006, as described above, and has not given HSBC Holdings any information required by the notice within 14 days from receiving the notice, will not be entitled to be present or to vote either personally or by proxy at a general meeting, unless the directors determine that this restriction should not apply.

A shareholder can vote (whether in person or by proxy) and exercise other rights or privileges as a shareholder only if he has paid all calls or other amounts presently due.

Dividends and Other Distributions

HSBC Holdings may declare dividends by ordinary resolution, but it may not pay dividends in excess of the amount recommended by its board. Except as otherwise provided by the terms of issue or special rights of any shares, dividends are declared and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividends are paid. The board may declare and pay interim dividends as appears to the board to be justified by the profits available for distribution. Dividends declared but not yet paid do not bear interest. The board may deduct from any dividend declared but not yet paid to any person any amounts due from that person to HSBC Holdings on account of calls or otherwise in relation to the shares. The board may, with the prior authority of an ordinary resolution and subject to such terms and conditions as the board may determine, offer to any holder of shares the right to elect to receive shares of the same or a different currency, credited as fully paid, instead of cash in any currency in respect of the whole (or some part, to be determined by the board) of any dividend specified by the ordinary resolution.

On any distribution by way of capitalisation, the amount to be distributed will be appropriated among the shareholders (whether or not fully paid) in proportion to their holdings of shares and such amount will be applied on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them, or in paying up in full unissued shares or debentures of HSBC Holdings of a nominal amount equal to that amount, and the shares or debentures will be allotted to those shareholders.

All dividends will be apportioned and paid proportionately to the percentage of the nominal amount paid up on the shares during any portion(s) of the period in respect of which the dividend is paid, save that if any share is issued on terms providing that it will rank for dividend as from a particular date, it will rank for dividend accordingly. Subject to the rights attaching to any shares, any dividend or other monies payable in respect of a share may be paid in such currency as the board may determine. If and whenever the shares on which a dividend is declared are denominated in different currencies, the dividend will be declared in a single currency.

Any dividend unclaimed after a period of 12 years from the date of declaration of such dividend may be forfeited and revert to HSBC Holdings. No dividends or other monies payable on or in respect of a share will bear interest against HSBC Holdings.

Liquidation Rights

Shares rank pari passu with each other in all respects. If HSBC Holdings is wound up, after payment of all liabilities, preferred shares and the deduction of any provision made under section 719 of the Companies Act 2006 or section 187 of the Insolvency Act 1986 (which enables the liquidator to make payments to employees or former employees on the cessation or transfer of HSBC Holdings’ business), the remaining assets available for distribution to holders of the shares will be distributed among the shareholders in proportion to the number of shares that they hold. On the date of the distribution, the amount paid to any shareholder whose shares are not fully paid up will be reduced to reflect the amount owed. After receiving approval of the shareholders by an extraordinary resolution and meeting any legal requirements, the liquidator may divide the assets in kind among the shareholders in the manner that it sees fit.

Untraced Shareholders

HSBC Holdings can sell any shares of a holder (including any further shares issued in respect of those shares) if such holder has not cashed any cheque, order or warrant payable and HSBC Holdings has not received any communication in respect of the shares from the relevant shareholder (or other person entitled to the shares) for a period of 12 years during which at least three dividends were payable with respect to the shares. HSBC Holdings must advertise its intention to sell the shares in newspapers published in the UK and one newspaper circulating in the area of the address on the register or other last known address of the member or the person entitled by transmission to the share or the address for the service of notices notified under Article 167.3 of the Articles of Association (unless any such address is in Hong Kong), and in one leading English language daily newspaper and one leading Chinese language daily newspaper printed and circulating in Hong Kong (in the manner specified in the Articles of Association) and inform the stock exchanges on which the shares and HSBC Holdings’ American depository shares are listed and traded.

HSBC Holdings may then sell the shares if it does not receive any response from the shareholder within three months of publishing the advertisements. After selling the shares, HSBC Holdings will owe the former shareholder (or other person previously entitled to the shares) only the sale amount, without interest.

Transfer of Shares

The shares may be transferred by an instrument in any usual form or in any other form approved by the board. The board may refuse, in their absolute discretion, to register a transfer, unless:

•	the ordinary shares are fully paid (provided that the board will not refuse to register a transfer if to do so would prevent dealing in the shares taking place on an open and proper basis);

•	it is duly stamped (if required);

•	it is duly presented for registration together with the share certificate and other evidence of title as the board reasonably require;

•	it is in respect of only one class of shares;

•	it is in favor of a single transferee or not more than four joint transferees; and

•	HSBC Holdings has no lien on the shares.

Moreover, a transfer of shares will not be registered if the holder has failed to provide the required particulars as described under “Disclosure of Interests in Shares.”

The transferor will remain the holder of the shares concerned until the name of the transferee is entered in the share register in respect of the transfer.

If the board refuses to register a transfer of a share, it must inform the transferee of its refusal within two months of receiving the transfer request, together with the reasons for the refusal. The board must return the refused instrument of transfer to the person depositing it, except in the case of suspected fraud.

The registration of transfers may be suspended at any time and for any periods as the board may determine.

Unless expressly provided by the Articles of Association or required by law or court order, HSBC Holdings cannot recognize any person other than the registered holder of a share as the owner of such share.

The board is required to keep the following registers of its members:

•	in the UK, the Principal Register;

•	in Hong Kong, the Hong Kong Branch Register; and

•	the Overseas Branch Registers.

Subject to applicable law, any class of shares may be held, registered, converted to, transferred or otherwise dealt with, in uncertificated form or certificated form and converted from uncertificated form to certificated form in accordance with the Regulations and the practices instituted by Euroclear UK & Ireland Limited, or such other person as may from time to time be approved by Her Majesty’s Treasury under the Regulations as operator of the relevant system.

Variation of Class Rights and Alteration of Share Capital

Subject to the provisions of the Companies Act 2006, the consent in writing of the holders of at least three-quarters in nominal value of the issued shares in a class, or the sanction by the shareholders of that class of a special resolution passed at a separate general meeting, is required to vary or abrogate the rights of the class, unless otherwise provided by the terms of issue of the shares of that class. Two persons holding or representing by proxy at least one-third of the nominal amount of the shares of the relevant class must be present for the separate general meeting to be valid (except at an adjourned meeting, at which the quorum will be any holder of shares of the class, present in person or by proxy) and any such person may demand a poll. The issuance of new shares ranking in priority to, or pari passu with, an existing class of shares is not considered to be a “variation” in the rights of already existing shares, unless the existing shares provide so expressly.

HSBC Holdings may also vary or abrogate rights attached to the shares by a special resolution without the separate consent or sanction of the holders of any class of shares so long as the rights attached to all the shares are varied or abrogated in the same manner and to the same extent.

HSBC Holdings may issue shares with rights or restrictions as it sees fit, including redeemable shares, so long as it does so in accordance with the Companies Act 2006 and the Articles of Association and without reducing any rights attached to any existing shares.

As a matter of English law, HSBC Holdings may:

•

by ordinary resolution, increase its share capital, consolidate and divide all or any of its shares into shares of larger amount, sub-divide all or any of its shares into shares of smaller amount and cancel any shares not taken or agreed to be taken by any person; and

•	by special resolution, reduce its share capital, any capital redemption reserve, share premium account or other undistributable reserve in any way.

Pre-emptive Rights

As HSBC Holdings is a company incorporated in the UK, in general, its shareholders have automatic pre-emptive rights pursuant to section 561 of the Companies Act 2006. However, these pre-emptive rights can be overridden by a special resolution of shareholders.

Lien on Shares

HSBC Holdings has a lien on shares which are not fully paid (to the extent permitted by the Companies Act 2006). The board may waive the lien in whole or in part, or temporarily, and may sell shares subject to a lien as it sees fit. On the terms set out in the Articles of Association, the board is entitled to sell a share subject to the lien only after giving 14 days’ notice of its intent to sell in default. The proceeds of sale will first be applied towards payment of the amount in respect of the lien insofar as it is still payable and then on surrender of the share certificate for cancellation (in the case of shares in certificated form), to the person entitled to the shares at the time of sale.

Calls

From time to time the board may make calls on the shareholders for any amounts unpaid on the shares. These calls must be made with 14 days’ notice specifying the time, place and manner of payment, which may include payment in installments. The person on whom a call is made remains liable for the call despite any subsequent transfer of the shares on which the call was made. The joint holders of a share are jointly and severally liable for the payment of all calls.

Shareholders who have not paid all calls (and any accrued interest) due are not entitled to receive a dividend or vote at shareholders’ meetings either in person or by proxy (except as proxy for another member), are not counted as present and may not form part of a quorum.

Forfeiture of Shares

If any shareholder does not pay any part of any call on or before the payment date, the board may send the shareholder a notice of the amount unpaid (including interest and other costs and expenses incurred by HSBC Holdings) and if the shareholder does not pay the amount owed on a date not less than 14 days after receiving the notice, the board, by resolution, may forfeit the relevant share at any time before full payment is made. The forfeited share and any dividends declared or other monies payable in respect of the forfeited share will then become the property of HSBC Holdings. A shareholder whose shares have been forfeited will cease to be a shareholder in respect of the shares, but will, notwithstanding the forfeiture, remain liable to pay to HSBC Holdings all monies which at the date of forfeiture were presently payable together with interest without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

Purchase of Shares

HSBC Holdings can purchase any of its own shares of any class, including any redeemable shares, in any manner that it deems fit, subject to the provisions of the Companies Act 2006, the Hong Kong Code on Share Repurchases, the Exchange Act, the listing rules of the UKLA, the SEHK and the New York Stock Exchange and the Articles of Association.

Mandatory Takeover-Bids, Squeeze-Out and Sell-Out Rules

There are no rules or provisions relating to mandatory bids and/or squeeze-out and sell-out rules in relation to the shares in the Articles of Association. However, pursuant to the City Code on Takeovers and Mergers, subject to certain exemptions a mandatory offer must be made for our shares where a bidder together with any concert parties acquires an interest in shares carrying 30% or more of the voting rights carried by our shares; or if a bidder, together with any concert parties, holding not less than 30% but not more than 50% of the voting rights carried by our shares increases the percentage of shares carrying voting rights in which they are interested. Such mandatory offer must be made in cash (or be accompanied by a cash alternative) and be at a level of no less than the highest price paid by the bidder or any concert party for any interest in shares of the relevant class during the 12 months prior to the announcement of the offer. In addition, the Companies Act 2006 provides a bidder with a right to squeeze out minority shareholders (section 979 of the Companies Act 2006) and minority shareholders with a right to be bought out (section 983 of the Companies Act 2006), in each case where such bidder has acquired, or has unconditionally contracted to acquire, both 90% in value of our shares and 90% of the voting rights carried by the shares.

TAXATION

This section discusses (i) material UK tax consequences of the ownership of the ordinary shares, dollar preference shares, preference share ADSs, contingent convertible securities and debt securities by certain beneficial holders thereof, and (ii) material US federal income tax consequences of the ownership of the dollar preference shares, preference share ADSs and debt securities by a beneficial holder that is a citizen or resident of the United States, a US domestic corporation or otherwise is subject to US federal income tax on a net income basis in respect thereof (a “US Holder”). This section does not discuss material US federal income tax consequences of owning contingent convertible securities and ordinary shares. Material US federal income tax consequences of owning contingent convertible securities and ordinary shares will be described in the relevant prospectus supplement.

This discussion applies to you only if you qualify for benefits under the income tax convention between the United States and the UK (the “Treaty”) and are a resident of the United States for the purposes of the Treaty and are not resident in the UK for UK tax purposes at any material time (an “Eligible US Holder”). This discussion should be read in conjunction with the discussion of tax consequences to holders in the applicable prospectus supplement. To the extent there is any inconsistency in the discussion of tax consequences to holders between this prospectus and the applicable prospectus supplement, holders should rely on the tax consequences described in the applicable prospectus supplement instead of this prospectus.

You generally will be entitled to benefits under the Treaty if you are:

•

the beneficial owner of the ordinary shares, dollar preference shares, preference share ADSs, contingent convertible securities or debt securities, as applicable, and of any dividends or interest that you receive;

•

an individual resident or citizen of the United States, a US corporation, or a US partnership, estate, or trust (but only to the extent the income of the partnership, estate, or trust is subject to US taxation in the hands of a US resident person); and

•	not also a resident of the UK for UK tax purposes.

If you hold ordinary shares, dollar preference shares, preference share ADSs, contingent convertible securities or debt securities in connection with the conduct of business or the performance of personal services in the UK or otherwise in connection with a branch, agency or permanent establishment in the UK, then you will not be entitled to benefits under the Treaty. Special rules, including a limitation of benefits provision, apply in limited circumstances to ordinary shares, dollar preference shares, preference share ADSs, contingent convertible securities or debt securities owned by an investment or holding company. This section does not discuss the treatment of holders described in the preceding two sentences.

This section does not purport to be a comprehensive description of all of the tax considerations that may be relevant to any particular investor. We have assumed that you are familiar with the tax rules applicable to investments in securities generally and with any special rules to which you may be subject. In particular, the discussion deals only with investors that will beneficially hold dollar preference shares, preference share ADSs, or debt securities and, in the case of the UK tax disclosure only, ordinary shares or contingent convertible securities, as capital assets and does not address the tax treatment of investors that are subject to special rules, such as banks, insurance companies, dealers in securities or currencies, partnerships or other entities classified as partnerships for US federal income tax purposes and the partners therein, persons that control (directly or indirectly) 10% or more of our voting stock or who are otherwise connected with us for UK tax purposes, persons that elect mark-to-market treatment, persons that hold ordinary shares, dollar preference shares, preference share ADSs, contingent convertible securities or debt securities as a position in a straddle, conversion transaction, synthetic security, or other integrated financial transaction, and US persons whose functional currency is not the US dollar. In addition, this discussion does not address any aspects of the US Medicare contribution tax on net investment income. Furthermore, this summary does not address the tax treatment of the debt securities and contingent convertible securities following any exercise of the UK bail-in power by the relevant UK resolution authority.

This prospectus indicates that we may issue: undated subordinated debt securities; instruments which provide for payments at other than a fixed rate (including payments determined by reference to an index or formula); instruments which allow for the cancellation or deferral of our payment obligations at our option or under certain defined circumstances; instruments which provide for payments in a currency other than the currency in which such instruments are denominated; debt securities that are issued at a discount; debt securities that are redeemable prior to maturity; preference shares that are redeemable after a certain period; and instruments (other than contingent convertible securities) that are convertible into shares or securities. Unless expressly indicated otherwise, this section does not consider the tax consequences associated with an instrument that has any one of, or any combination of, these features and, accordingly, the general tax consequences described below may not be applicable to persons who hold an instrument that has any one of, or any combination of, these features. Accordingly, the following discussion should be used for general information purposes only, and you should consult the applicable prospectus supplement and your own tax adviser regarding the characterization of a particular security.

The statements regarding US and UK tax laws and published administrative practices set forth below are based on laws, treaties, judicial decisions and regulatory interpretations in effect on the date of this prospectus (and, in the case of UK tax laws, practices, treaties, decisions and interpretations as applied in England). These laws and practices are subject to change without notice, possibly with retroactive effect. You should consult your own adviser as to the tax consequences of the purchase, ownership and disposition of ordinary shares, dollar preference shares, preference share ADSs, contingent convertible securities or debt securities in light of your particular circumstances, including the effect of any state, local or other national laws.

For purposes of the US Internal Revenue Code of 1986, as amended (the “Code”), beneficial owners of preference share ADSs will be treated as owners of the underlying dollar preference shares. Deposits and withdrawals of dollar preference shares in exchange for preference share ADSs will not result in the realization of gain or loss for US federal income tax purposes.

UK Taxation

Taxation of Debt Securities and Contingent Convertible Securities

Payments of Interest

References to “interest” in this section mean interest as understood in UK tax law. The statements do not take account of any different definitions of interest that may prevail under any other law or which may be created by the terms and conditions of the debt securities or any related documentation. If debt securities or contingent convertible securities are issued with a redemption premium, then any such premium may constitute interest for UK tax purposes and so be treated in the manner described below.

Payments of interest on a debt security or a contingent convertible security should be exempt from withholding or deduction for or on account of UK tax under the provisions of UK tax law relating to “quoted Eurobonds” provided that the debt securities or contingent convertible securities are listed and continue to be listed on a “recognised stock exchange” within the meaning of section 1005 of the Income Tax Act 2007. The New York Stock Exchange, the London Stock Exchange and the Irish Stock Exchange are currently recognized for these purposes. Debt securities and contingent convertible securities will be treated as listed on the London Stock Exchange if they are included in the Official List by the UK Listing Authority and are admitted to trading on the Main Market or Professional Securities Market of the London Stock Exchange. Debt securities and contingent convertible securities will be treated as listed on the New York Stock Exchange if they are both admitted to trading on the main market of the New York Stock Exchange and are officially listed in the

United States in accordance with provisions corresponding to those generally applicable in countries in the European Economic Area. Debt securities and contingent convertible securities will be treated as listed on the Irish Stock Exchange if they are (i) included in the Official List of the Irish Stock Exchange and (ii) admitted to trading on the Main Securities Market or Global Exchange Market of the Irish Stock Exchange.

In other cases (save as may be described in the relevant prospectus supplement), interest would be paid after deduction of UK income tax at the rate of 20%, although if you are an Eligible US Holder you should normally be eligible to recover in full any UK tax withheld from payments of interest to which you are beneficially entitled by making a claim under the Treaty. Alternatively, you may make such a claim in advance of a payment of interest whereupon HM Revenue & Customs (“HMRC”) may, if it accepts the claim, authorize subsequent payments to be made to you without withholding of UK income tax. Claims for repayment must be made within four years after the end of the UK year of assessment to which the income relates and accompanying evidence, such as by the original statement showing the amount of income tax deducted that would have been provided by us when the interest payment was made, may be required to be produced. A year of assessment runs from April 6 in one calendar year to April 5 in the following calendar year.

Payments of interest on a debt security or a contingent convertible security will constitute UK source income for UK tax purposes and, as such, remain subject to UK income tax by direct assessment even if paid without deduction or withholding for or on account of any UK tax. However, interest with a UK source will not generally be chargeable to UK tax by direct assessment in the hands of an Eligible US Holder.

Disposal (including redemption)

As an Eligible US Holder, you will not generally be liable for UK taxation on capital gains realized on the sale or other disposal or redemption or conversion of a debt security or a contingent convertible security.

Taxation of Ordinary Shares, Dollar Preference Shares and Preference Share ADSs

Payments of Dividends

We will not be required to make any withholding or deduction for or on account of UK tax from any dividends that we pay on ordinary shares, dollar preference shares and preference share ADSs representing them.

Payments of dividends on ordinary shares, dollar preference shares and preference share ADSs will constitute UK source income for UK tax purposes and, as such, remain subject to UK income tax by direct assessment even if paid without deduction or withholding for or on account of any UK tax. However, dividends with a UK source will not generally be chargeable to UK tax by direct assessment in the hands of an Eligible US Holder.

Disposal (including redemption)

As an Eligible US Holder, you will not generally be liable for UK taxation on any capital gain realized on the disposal (including redemption) of an ordinary share, dollar preference share or preference share ADS.

Stamp Taxes

Debt Securities and Contingent Convertible Securities. The UK stamp duty and stamp duty reserve tax treatment of debt securities and contingent convertible securities will depend upon their terms and conditions and upon the circumstances pertaining to their issue. You are advised to consult your own professional advisers in relation to UK stamp duty and stamp duty reserve tax.

Ordinary Shares, Dollar Preference Shares and Preference Share ADSs. UK stamp duty or stamp duty reserve tax will normally be payable on or in respect of transfers of, or agreements to transfer, the ordinary shares or the dollar preference shares (not being ADSs), and accordingly if you acquire or intend to acquire ordinary shares or dollar preference shares you are advised to consult your own professional advisers in relation to UK stamp duty and stamp duty reserve tax.

No UK stamp duty or stamp duty reserve tax will be payable on the issue of ordinary shares or dollar preference shares.

In practice, no UK stamp duty should be required to be paid on the transfer of an ADS or beneficial ownership of an ADS, provided that the ADS and any separate instrument of transfer and/or written agreement to transfer remain at all times outside the UK and do not need to be brought as evidence in UK civil judicial proceedings. No UK stamp duty reserve tax will be payable in respect of an agreement to transfer ADSs or beneficial ownership of ADSs.

Inheritance Tax

An ordinary share, dollar preference share, preference share ADS, contingent convertible security or debt security (each, for the purposes of this section, a “Security”) held by an individual whose domicile is determined to be the United States for purposes of the United States-United Kingdom Double Taxation Convention relating to estate and gift taxes (the “Estate Tax Treaty”) and who is not for such purposes a national of the UK will not, provided any US federal estate or gift tax chargeable has been paid, be subject to UK inheritance tax on the individual’s death or on a lifetime transfer of the Security except in certain cases where the Security (i) is comprised in a settlement (unless, at the time of the settlement, the settlor was domiciled in the United States and was not a national of the UK), (ii) is part of the business property of a UK permanent establishment of an enterprise, or (iii) pertains to a UK fixed base of an individual used for the performance of independent personal services. In such cases, the Estate Tax Treaty generally provides a credit against US federal tax liability for the amount of any tax paid in the UK in a case where the ordinary share, dollar preference share, preference share ADS, contingent convertible security or debt security is subject both to UK inheritance tax and to US federal estate or gift tax.

Provision of Information

Information relating to Securities may be required to be provided to HMRC in certain circumstances pursuant to certain domestic and international reporting and transparency regimes. This may include (but is not limited to) information relating to the value of the Securities, amounts paid or credited with respect to the Securities, details of the holders or the beneficial owners of the Securities (or the persons for whom the Securities are held), details of the persons who exercise control over entities that are, or are treated as, holders of the Securities, details of the persons to whom payments derived from the Securities are or may be paid and information and documents in connection with transactions relating to the Securities. Information may be required to be provided by, amongst others, the issuer, the holders of the Securities, persons by or through whom payments derived from the Securities are made or credited or who receive such payments (or who would be entitled to receive such payments if they were made), persons who effect or are a party to transactions relating to the Securities on behalf of others and certain registrars or administrators. Accordingly, in order to enable these requirements to be met, holders of the Securities may be required to provide information to the issuer or to other persons. In certain circumstances, the information obtained by HMRC may be exchanged with tax authorities in other countries.

The Proposed Financial Transaction Tax (“FTT”)

On February 14, 2013, the European Commission published a proposal (the “Commission’s Proposal”) for a Directive for a common FTT in Austria, Belgium, Estonia, France, Germany, Greece, Italy, Portugal, Slovenia, Slovakia and Spain (the “participating Member States”). However, Estonia has since stated that it will not participate.

The Commission’s Proposal has very broad scope and could, if introduced in its current form, apply to certain dealings in the securities (including secondary market transactions) in certain circumstances.

Under the Commission’s Proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the securities where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The FTT remains subject to negotiation between participating Member States and the legality of the proposal is uncertain. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate and/or certain of the participating Member States may decide to withdraw.

Prospective holders of securities are advised to seek their own professional advice in relation to the FTT.

US Taxation

If you are a US Holder and use an accrual method of accounting for tax purposes (“accrual method holder”), you are generally required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements (the “book/tax conformity rule”). The application of the book/tax conformity rule thus may require the accrual of income earlier than would be the case under the general tax rules described below, although it is not clear to what types of income the book/tax conformity rule applies. This rule generally is effective for tax years beginning after December 31, 2017 or, for debt securities issued with original issue discount, for tax years beginning after December 31, 2018. You should consult with your own tax adviser regarding the potential applicability of the book/tax conformity rule to your particular situation.

Taxation of Senior Debt Securities and Dated Subordinated Debt Securities

US Tax Characterization

The characterization of senior debt securities or dated subordinated debt securities for US federal income tax purposes will depend on the particular terms of those securities, and may not be entirely clear in all cases. The discussion of US federal income tax consequences in this section applies only to debt securities that are characterized as indebtedness (and not equity) for US federal income tax purposes. You should consult the applicable prospectus supplement and your own tax adviser regarding the characterization of a particular senior debt security or dated subordinated debt security for such purposes.

Payments of Interest

You will be required to include payments of qualified stated interest (as defined below under “—Original Issue Discount”) on a senior debt security or dated subordinated debt security as ordinary interest income at the time that such payments accrue or are received (in accordance with your method of tax accounting). In the case of senior debt securities or dated subordinated debt securities denominated in a currency other than US dollars, the amount of interest income you will be required to realize if you use the cash method of accounting for tax purposes will be the US dollar value of the foreign currency payment based on the exchange rate in effect on the date of receipt, regardless of whether you convert the payment into US dollars at that time.

If you use the accrual method of accounting, you generally must accrue interest income on such debt security in the relevant foreign currency and translate interest income at the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Alternatively, you may elect to translate all interest income on foreign currency-denominated debt obligations at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that includes more than one taxable year) or on the date the interest payment is received if such date is within five business days of the end of the accrual period. If you make such an election you must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS. If you use the accrual method of accounting you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Any such foreign currency gain or loss will be treated as ordinary income or loss and generally will not be treated as an adjustment to interest income received on the senior debt securities or dated subordinated debt securities.

Purchase, Sale or Retirement

Your basis in a senior debt security or dated subordinated debt security for US federal income tax purposes generally will equal the cost of such debt security to you, increased by any amounts includible in income by you as original issue discount and reduced by any amortized premium and any payments other than qualified stated interest. In the case of a senior debt security or dated subordinated debt security denominated in a foreign currency, the cost of such debt security will be the US dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on the date of purchase. In the case of a senior debt security or dated subordinated debt security that is denominated in a foreign currency and traded on an established securities market, if you use the cash basis of accounting (or use an accrual basis of accounting and have made a special election), you will determine the US dollar value of the cost of such debt security by translating the amount paid at the exchange rate on the settlement date of the purchase. The amount of any subsequent adjustments to your tax basis in a senior debt security or dated subordinated debt security in respect of foreign currency-denominated original issue discount and premium denominated in a foreign currency will be determined in the manner described below for such adjustments. The conversion of US dollars to a foreign currency and the immediate use of that currency to purchase a senior debt security or dated subordinated debt security generally will not in itself result in taxable gain or loss to you.

Upon the sale, exchange or retirement of a senior debt security or dated subordinated debt security, you generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued interest, which will be taxable as such) and your tax basis in the debt security. If you receive foreign currency in respect of the sale, exchange or retirement of a senior debt security or dated subordinated debt security, the amount realized generally will be the US dollar value of the foreign currency received, calculated at the exchange rate in effect at the time of the sale, exchange or retirement. In the case of a senior debt security or dated subordinated debt security that is denominated in a foreign currency and is traded on an established securities market, if you are a cash basis taxpayer (or an accrual basis taxpayer that makes a special election) you will determine the US dollar value of the amount realized by translating such amount at the exchange rate on the settlement date of the sale, exchange or retirement.

If you are an accrual basis taxpayer, the special election in respect of the purchase and sale of senior debt securities or dated subordinated debt securities traded on an established securities market discussed in the two preceding paragraphs must be applied consistently to all debt instruments that you own from year to year and cannot be changed without the consent of the IRS.

Except as discussed below with respect to foreign currency gain or loss (and, in the case of secondary market purchasers, with respect to market discount), any gain or loss that you recognize on the sale, exchange or retirement of a senior debt security or dated subordinated debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year at the time of disposition. If you are an individual holder, the net amount of long-term capital gain generally will be subject to taxation at reduced rates. Your ability to offset capital losses against ordinary income is limited.

Notwithstanding the foregoing, any gain or loss that you recognize on the sale, exchange or retirement of a senior debt security or dated subordinated debt security denominated in a foreign currency generally will be treated as ordinary income or loss to the extent that such gain or loss (“exchange gain or loss”) is attributable to changes in exchange rates during the period in which you held the debt security. Such gain or loss generally will not be treated as an adjustment to interest income on the debt security.

Original Issue Discount

If you own senior debt securities or dated subordinated debt securities issued with original issue discount you generally will be subject to the special tax accounting rules provided for such obligations by the Code. As described in greater detail below, if you own such debt securities, you generally must include original issue discount in ordinary gross income for US federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

If we issue senior debt securities or dated subordinated debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of full years to their maturity (the “de minimis original issue discount”), the debt securities will have “original issue discount” equal to the difference between the issue price and their stated redemption price at maturity. Throughout the remainder of this discussion, we will refer to debt securities bearing original issue discount as “discount securities.” The “issue price” of the senior debt securities or dated subordinated debt securities will be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of the debt securities to underwriters, placement agents, wholesalers or similar persons). The “stated redemption price at maturity” of a discount security is the total of all payments to be made under the discount security other than “qualified stated interest.” The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of a discount security at a single fixed rate of interest or, subject to certain conditions, based on certain indices. Floating rate debt securities generally will be treated as “variable rate debt instruments” under the original issue discount regulations. The stated interest on a variable rate debt instrument generally will be treated as “qualified stated interest” and such a debt instrument will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate debt security does not qualify as a “variable rate debt instrument,” the debt security will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a detailed description of the tax considerations relevant to Eligible US Holders of any such debt securities in the relevant prospectus supplement.

In general, if you are the beneficial owner of a discount security having a maturity in excess of one year, whether you use the cash or the accrual method of tax accounting, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that debt security for all days during the taxable year that you own the debt security. The daily portions of original issue discount on a discount security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of a discount security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the final day or on the first day of an accrual period. If you are an initial holder, the amount of original issue discount on a discount security allocable to each accrual period is determined by:

(i)

multiplying the adjusted issue price (as defined below) of the debt security by a fraction, the numerator of which is the annual yield to maturity of the debt security and the denominator of which is the number of accrual periods in a year; and

(ii)	subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

In the case of a discount security that is a variable rate debt instrument, both the annual yield to maturity (as defined below) and the qualified stated interest will be determined for these purposes as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain variable rate debt instruments, the rate that reflects the yield that is reasonably expected for the debt security. (Additional rules may apply if interest on a variable rate debt instrument is based on more than one interest index.)

The “adjusted issue price” of a discount security at the beginning of any accrual period generally will be the sum of its issue price (including accrued interest, if any) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than qualified stated interest payments (if any) made with respect to such discount security in all prior accrual periods. For this purpose, all payments on a discount security (other than qualified stated interest) generally will be viewed first as payments of previously accrued original issue discount (to the extent thereof), with payments considered made for the earliest accrual periods first, and then as payments of principal. The “annual yield to maturity” of a debt security is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the debt security to equal the issue price of the debt security. As a result of this “constant yield” method of including original issue discount in income, the amounts you will be required to include in income in respect of a discount security denominated in US dollars will be lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

You may make an irrevocable election to apply the constant yield method described above to determine the timing of inclusion in income of your entire return on a discount security (i.e., the excess of all remaining payments to be received on the discount security, including payments of qualified stated interest, over the amount you paid for such discount security).

In the case of a discount security denominated in a foreign currency, you should determine the US dollar amount includible in income as original issue discount for each accrual period by:

(i)	calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above; and

(ii)

translating the foreign currency amount so derived at the average exchange rate in effect during the accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year).

Alternatively, you may translate the foreign currency amount so derived at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that includes more than one taxable year) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under “—Payments of Interest” above. Because exchange rates may fluctuate, if you are the holder of a discount security denominated in a foreign currency you may recognize a different amount of original issue discount income in each accrual period than you would be required to recognize if you were the holder of a similar discount security denominated in US dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the discount security), you will recognize ordinary income or loss measured by the difference between the amount received (translated into US dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the discount security, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual). See “—Payments of Interest” above.

If you purchase a discount security from a previous holder at a cost less than the remaining redemption amount (as defined below) of the debt security or you are an initial holder that purchased the discount security at a price other than the discount security’s issue price, you also generally will be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire the discount security at a price greater than its adjusted issue price, you may reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The “remaining redemption amount” for a discount security is the total of all future payments to be made on the debt security other than payments of qualified stated interest.

The book/tax conformity rule applies to original issue discount in some cases, and therefore may require you, if you are an accrual method holder, to include original issue discount on discount securities in a more accelerated manner than described above if you do so for financial accounting purposes. It is uncertain what adjustments, if any, should be made in later accrual periods when taxable income exceeds income reflected on your financial statements to reflect the accelerated accrual of income in earlier periods. In addition, it is possible, although less likely, that you may be required to include de minimis original issue discount in gross income as the de minimis original issue discount accrues on your financial statements. The application of the book-tax conformity rule to original issue discount and de minimis original issue discount is uncertain, and you should consult with your own tax adviser on how the rule may apply to your investment in debt securities if you are an accrual method holder.

Certain of the discount securities may provide for redemption prior to their maturity date, either at our option or at the option of the holder. Discount securities containing such features may be subject to rules that differ from the general rules discussed above. Purchasers of discount securities with such features should carefully review the applicable prospectus supplement and should consult their own tax advisers with respect to such features since the tax treatment of such discount securities will depend on their particular terms.

Taxation of Dollar Preference Shares, Preference Share ADSs and Undated Subordinated Debt Securities

US Tax Characterization of Undated Subordinated Securities

The characterization of undated subordinated debt securities depends on the particular terms of those securities, and may not be clear in all cases. The discussion of US federal income tax consequences in this section assumes that the undated subordinated debt securities will be treated as equity of the issuer (and not debt). Accordingly, payments of interest on such securities will be treated as dividends. You should consult the applicable prospectus supplement and your own tax adviser regarding the characterization of a particular undated subordinated debt security for such purposes.

Payments of Dividend

If we pay dividends (including interest on undated subordinated securities for this purpose), you must include those dividends in your income when you receive them without regard to your method of tax accounting. The dividends are expected to be treated as foreign source income. If you receive dividend payments denominated in foreign currency, you should determine the amount of your dividend income by converting the foreign currency into US dollars at the exchange rate in effect on the date of your (or the depositary’s, in the case of preference share ADSs) receipt of the dividend.

Subject to certain exceptions for short-term and hedged positions, the US dollar amount of dividends (including interest on undated subordinated securities treated as equity; see “—US Tax Characterization of Undated Subordinated Securities”) that you receive will be subject to US taxation at preferential rates if the dividends are “qualified dividends.” The dividends generally will be qualified dividends if (i) the securities are readily tradable on an established securities market in the United States and (ii) we were not, in the year prior to the year in which the dividend was paid, and are not, in the year in which the dividend is paid, a passive foreign investment company for US federal income tax purposes (a “PFIC”). Based on our audited financial statements and relevant market data, we believe that we were not a PFIC with respect to our 2017 taxable year. In addition, based on our current expectations regarding the value and nature of our assets, the sources and nature of our income, and relevant market data, we do not anticipate becoming a PFIC in our current taxable year or in the foreseeable future. You should consult your own tax adviser regarding the availability of the reduced dividend tax rate in light of your particular situation and regarding the computation of your foreign tax credit, if any, with respect to any qualified dividend income you receive.

Sale, Exchange or Retirement

You will generally recognize capital gain or loss on a sale, exchange or redemption (other than a redemption treated as a distribution) in an amount equal to the difference between the amount realized (excluding any amounts treated as dividends for US federal income tax purposes) and your tax basis in the instrument. You should consult your own tax adviser as to the US federal income tax consequences of a redemption of any redeemable shares (including dollar preference shares) or preference share ADSs. If you acquired a dollar preference share, preference share ADS or undated subordinated debt security as part of a unit comprising more than one share, preference share ADS or undated subordinated debt security, your tax basis in each component of the unit will generally be determined by allocating the purchase price for the unit between those components based on their relative fair market values at the time you acquired the unit. Such gain or loss generally will be long-term capital gain or loss if you have held the dollar preference shares, preference share ADSs or undated subordinated debt securities for more than one year at the time of disposition. If you are an individual, the net amount of long-term capital gain that you will realize is subject to taxation at reduced rates. Your ability to offset capital losses against ordinary income is limited.

Foreign Financial Asset Reporting

Certain US Holders that own specified foreign financial assets with an aggregate value in excess of US$50,000 are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-US financial institution, as well as securities issued by a non-US issuer that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. US holders that fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. You are encouraged to consult with your own tax adviser regarding the possible application of these rules to your investment in the preference shares, preference share ADSs or debt securities, including the application of the rules to your particular circumstances.

Reportable Transactions

A US taxpayer that participates in a reportable transaction is required to disclose its participation to the IRS. The scope and application of these rules is not entirely clear. Under the relevant rules, you may be required to treat a foreign currency exchange loss from your investment in the preference shares, preference share ADSs or debt securities as a reportable transaction if this loss exceeds the relevant threshold in the regulations (US$50,000 in a single taxable year, if you are an individual or trust, or higher amounts for other non-individual US Holders), and to disclose your investment by filing Form 8886 with the IRS. A penalty in the amount of US$10,000 in the case of a natural person and US$50,000 in all other cases is generally imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a transaction resulting in a loss that is treated as a reportable transaction. You are encouraged to consult your tax adviser regarding the application of these rules.

US Information Reporting and Backup Withholding

Dividends, interest and proceeds from the sale or other disposition of dollar preference shares, preference share ADSs or debt securities that are paid in the United States or through a US-related financial intermediary may be subject to information reporting and backup withholding unless the recipient is (i) a corporation (other than an S corporation) or other exempt recipient and, when required, establishes such fact or (ii) a taxpayer that provides an identification number and certifies that no loss of exemption from backup withholding has occurred. Persons holding instruments who are not US Holders may be required to comply with applicable certification procedures to establish that they are not US Holders in order to avoid the application of such information reporting requirements and backup withholding tax. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your US federal income tax liability. You may obtain a refund of any excess amounts withheld under the backup withholding rule by filing the appropriate claim for refund with the IRS and furnishing any required information.

Foreign Account Tax Compliance Act

As a result of Sections 1471 through 1474 of the Code, related Treasury regulations and related intergovernmental agreements (collectively, “FATCA”), you may be required to provide information and tax documentation regarding your tax identity as well as that of your direct and indirect owners (as described in further detail in “UK Taxation—Provision of Information,” above), which may be reported to HMRC, and ultimately, the IRS. It is also possible that payments on the dollar preference shares, preference share ADSs and debt securities that are issued or materially modified on or after 1 January 2019 may be subject to a withholding tax of 30%, as a result of FATCA. With respect to securities that are treated as debt for US federal income tax purposes and are not materially modified on or after the applicable “grandfathering date,” payments on the securities will not be subject to FATCA withholding. The applicable “grandfathering date” is the date that is six months after the date on which final US Treasury regulations defining the term “foreign passthru payment” are filed with the Federal Register. We will not pay additional amounts on account of any withholding tax imposed by FATCA.

FATCA is particularly complex. You should consult your own tax adviser to obtain a more detailed explanation of FATCA and to learn how this legislation might affect you in your particular circumstance.

UNDERWRITING (CONFLICTS OF INTEREST)

Initial Offering and Sale of Securities

We may sell the securities (i) through underwriters, (ii) through dealers, (iii) through agents or (iv) directly to purchasers. The prospectus supplement with respect to the securities being offered thereby will set forth the terms of the offering of such securities, including the names of any underwriters, dealers or agents involved in the sale of such securities, the principal amounts or number of securities, as the case may be, to be purchased by any such underwriters and any applicable commissions or discounts. The net proceeds to us will also be set forth in the prospectus supplement.

If underwriters are used in the sale, the securities being sold will be acquired by the underwriters for their own account and distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Unless otherwise set forth in the prospectus supplement with respect to the securities being offered thereby, the obligations of the underwriters to purchase such securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such securities if any of such securities are purchased. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If dealers are used in the sale, unless otherwise indicated in the prospectus supplement with respect to the securities being offered thereby, we will sell such securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale.

Securities may also be sold through agents designated by us from time to time or directly by us. Any agent involved in the offering and sale of the securities in respect of which this prospectus is being delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement with respect to such securities. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents who participate in the distribution of the securities may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, HSBC in the ordinary course of business.

Selling Restrictions

United Kingdom

Each underwriter, dealer or agent in connection with an offering of securities will represent and agree that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of any securities in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any securities in, from or otherwise involving the UK.

European Economic Area

In relation to each Member State of the EEA each underwriter, dealer or agent in connection with an offering of securities will represent and warrant that with effect from and including the date on which the

Prospectus Directive is implemented in that Member State (the “Relevant Implementation Date”) that it has not made and will not make an offer to the public (other than a permitted public offer) of securities which are the subject of the offering contemplated by the prospectus, or any prospectus supplement, to the public in that Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such securities to the public in that Member State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) as permitted under the Prospectus Directive subject to obtaining the prior consent of the relevant underwriter, dealer or agent for any such offer; or

(c)	at other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities will require the issuer or any underwriter, dealer or agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this section, the expression an “offer to the public” in relation to any securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.

Where the applicable prospectus supplement includes a section entitled “Prohibition of sales to EEA retails investors,” each underwriter will represent and agree that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities which are the subject of the offering contemplated by the applicable prospectus supplement to any retail investor in the EEA. For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of the IMD, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Directive; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

The UK and EEA selling restrictions are in addition to any other selling restrictions set out in the accompanying prospectus supplement.

Conflicts of Interest

HSBC Securities (USA) Inc. (“HSI”), an affiliate of ours, may be a managing underwriter, underwriter, market maker or agent in connection with any offer or sale of the securities. To the extent an initial offering of the securities will be distributed by HSI, each such offering of securities will be conducted in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of securities of an affiliate and related conflicts of interest. No underwriter, selling agent or dealer utilized in the initial offering of securities who is our affiliate will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

In addition, HSI may use this prospectus in connection with offers and sales related to market-making activities HSI may act as principal or agent in any of these transactions. These sales will be made at negotiated prices related to the prevailing market prices at the time of sale.

Market-Making Resales

This prospectus may be used by HSI in connection with offers and sales of the securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. In a market-making transaction, HSI may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, HSI may act as principal, or agent, including as agent for the counterparty in a transaction in which HSI acts as principal, or as agent for both counterparties in a transaction in which HSI does not act as principal. HSI may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other of our affiliates may also engage in transactions of this kind and may use this prospectus for this purpose. Neither HSI, nor any other of our affiliates have an obligation to make a market in any securities offered by us and, if commenced, may discontinue any market-making activities at any time without notice, in their sole discretion.

Furthermore, HSI may be required to discontinue its market-making activities during periods when we are seeking to sell certain of our securities or when HSI, such as by means of its affiliation with us, learns of material non-public information relating to us. HSI would not be able to recommence its market-making activities until such sale has been completed or such information has become publicly available. It is not possible to forecast the impact, if any, that any such discontinuance may have on the market for the securities offered by us. Although other broker-dealers may make a market in such securities from time to time, there can be no assurance that any other broker-dealer will do so at any time when HSI discontinues its market-making activities. In addition, any such broker-dealer that is engaged in market-making activities may thereafter discontinue such activities at any time at its sole discretion.

The aggregate initial offering price specified on the cover of the accompanying prospectus supplement relates to the initial offering of the securities described in the prospectus supplement. This amount does not include securities sold in market-making transactions. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued.

We do not expect to receive any proceeds from market-making transactions. We do not expect that HSI or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to us.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or any agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may choose not to list a particular series of securities on a securities exchange or quotation system. We have been advised by HSI that it intends to make a market in the securities, and any underwriters to whom we sell securities for public offering or broker-dealers may also make a market in those securities. However, neither HSI nor any underwriter or broker-dealer that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the securities.

Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus or any accompanying prospectus supplement, the terms “this offering” means the initial offering of securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

LEGAL OPINIONS

Certain legal matters in connection with the securities to be offered hereby will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, London, England, our US counsel and our English solicitors.

EXPERT

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the offer made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by HSBC Holdings or any of the underwriters. Neither the delivery of this prospectus nor any sale made hereunder will under any circumstance create an implication that there has been no change in the affairs of HSBC Holdings since the date hereof. This prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$5,250,000,000

HSBC Holdings plc

$2,500,000,000 4.292% Fixed Rate/Floating Rate Senior Unsecured Notes due 2026

$2,000,000,000 Floating Rate Senior Unsecured Notes due 2021

$750,000,000 Floating Rate Senior Unsecured Notes due 2026

Prospectus

Supplement

Sole Book-Running Manager

HSBC

Prospectus Supplement dated September 5, 2018